Exhibit 10.1
FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND FIRST AMENDMENT TO U.S. SECURITY AGREEMENT
FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND FIRST AMENDMENT TO U.S. SECURITY AGREEMENT (this “Amendment”), dated as of May 10, 2024, by and among WEX INC., a Delaware corporation (the “Company”), WRIGHT EXPRESS INTERNATIONAL HOLDINGS LIMITED, as a Designated Borrower (as defined in the Existing Credit Agreement referred to below), WEX CARD HOLDINGS AUSTRALIA PTY LTD. (the “Specified Designated Borrower”), the Domestic Subsidiary Guarantors (together with the Company, the Designated Borrower and the Specified Designated Borrower, the “Amendment Loan Parties”), each of the Lenders party hereto, the Additional Term A-1 Lenders, the Incremental Term A-1 Lenders, the Incremental Revolving Lenders, the 2024 Revolving Lenders and BANK OF AMERICA, N.A., as the Administrative Agent, Swing Line Lender and the L/C Issuer.
W I T N E S S E T H:
WHEREAS, the Company, the Designated Borrowers from time to time party thereto, the Specified Designated Borrower, the Lenders from time to time party thereto and the Administrative Agent are party to that certain Amended and Restated Credit Agreement, dated as of April 1, 2021 (as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of April 24, 2023, that certain Second Amendment to Amended and Restated Credit Agreement, dated as of August 10, 2023, that certain Third Amendment to Amended and Restated Credit Agreement, dated as of September 26, 2023, that certain Fourth Amendment to Amended and Restated Credit Agreement, dated as of January 22, 2024 and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”);
WHEREAS, pursuant to and in accordance with Sections 2.18 and 10.01 of the Existing Credit Agreement, the Company has requested that the Existing Credit Agreement be amended as provided herein;
WHEREAS, each Lender that executes and delivers a signature page to this Amendment has consented to the amendments to the Existing Credit Agreement set forth in this Amendment;
WHEREAS, the Company may obtain Credit Agreement Refinancing Indebtedness pursuant to Section 2.18 of the Existing Credit Agreement;
WHEREAS, the Company is requesting Credit Agreement Refinancing Indebtedness in the form of Term A-1 Loans and 2024 Revolving Credit Commitments (each as defined in Exhibit A) in respect of all outstanding Term A Loans (as defined in the Existing Credit Agreement) and Original Revolving Credit Commitments (as defined in Exhibit A), respectively;
WHEREAS, (i) each Converting Consenting Term A Lender (as defined in Exhibit A) has agreed, on the terms and conditions set forth herein, to have all of its outstanding Term A Loans converted to an equivalent aggregate principal amount of Term A-1 Loans (or such lesser amount as notified and allocated to such Converting Consenting Term A Lender by the Administrative Agent, as determined by the Company and the Administrative Agent in their sole discretion, with any remaining Term A Loans being repaid pursuant to clause (ii) below) effective as of the Fifth Amendment Effective Date (as defined below) (the “Converted Term A Loans”) and (ii) each Additional Term A-1 Lender has agreed to make additional Term A-1 Loans in an aggregate principal amount equal to the aggregate principal amount of any outstanding Term A Loans that are not converted into Term A-1 Loans on the Fifth Amendment Effective Date as described in clause (i) above, (the “Additional Term A-1 Loans”);
WHEREAS, each Revolving Credit Lender party hereto has agreed, on the terms and conditions set forth herein to provide the 2024 Revolving Credit Commitments which shall replace in their entirety the Original Revolving Credit Commitments;
WHEREAS, the Company has notified the Administrative Agent that it is requesting (i) an increase in the Term A-1 Loans in the amount of $68,332,066.14 (the “Incremental Term Increase”) and (ii) an increase in the 2024 Revolving Credit Commitments in the amount of $170,000,000 (the “Incremental Revolving Increase”), in each case, pursuant to Section 2.17 and clause (III) of the definition of “Incremental Cap” in the Existing Credit Agreement;
WHEREAS, each Incremental Term A-1 Lender (as defined below) has agreed, subject to the terms and conditions set forth herein and in the Amended Credit Agreement, to provide a portion of the Incremental Term Increase on the Fifth Amendment Effective Date to the Company in an aggregate principal amount equal to its Incremental Term A-1 Commitment (as defined below);
WHEREAS, each Incremental Revolving Lender has agreed, subject to the terms and conditions set forth herein and in the Amended Credit Agreement, to provide a portion of the Incremental Revolving Increase on the Fifth Amendment Effective Date to the Company in an aggregate principal amount equal to its Incremental Revolving Commitment (as defined below);
WHEREAS, the Company, the Domestic Subsidiary Guarantors and Bank of America, N.A. as collateral agent are party to that certain U.S. Security Agreement dated as of July 1, 2016, as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing U.S. Security Agreement”);
WHEREAS, pursuant to and in accordance with Section 11.15 of the Existing U.S. Security Agreement and Section 10.01 of the Existing Credit Agreement, the Company has requested that the Existing U.S. Security Agreement be amended as provided herein (the Existing U.S. Security Agreement, as so amended, the “Amended Security Agreement”);
WHEREAS, BofA Securities, Inc., Wells Fargo Securities, LLC, Citizens Bank, N.A., Truist Securities, Inc., Mizuho Bank, Ltd., MUFG Bank, Ltd., BMO Capital Markets Corp., Citibank, N.A., JPMorgan Chase Bank, N.A. and HSBC Securities (USA) Inc. have agreed to act as joint lead arrangers and bookrunners in connection with this Amendment (collectively, in such capacities, the “Fifth Amendment Joint Lead Arrangers”); and
WHEREAS, the parties hereto wish to amend the Existing Credit Agreement and the Existing U.S. Security Agreement on the terms and subject to the conditions set forth herein;
NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Existing Credit Agreement, as amended by this Amendment (the “Amended Credit Agreement”).

SECTION 2. Amendments.
(a) Effective as of the Fifth Amendment Effective Date, the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Amended Credit Agreement attached as Exhibit A hereto.
(b) All Letters of Credit outstanding immediately prior to the Fifth Amendment Effective Date shall remain outstanding under the Revolving Credit Facility after giving effect to this Amendment.
(c) Effective as of the Fifth Amendment Effective Date, the Existing U.S. Security Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of Amended Security Agreement attached as Exhibit B hereto.
(d) Effective as of the date that the requisite Term B-1 Lenders (and/or Lenders under any other facility that refinances the Term B-1 Facility) consent to the same, the Lenders party hereto agree that the Administrative Agent may enter into a subordination agreement reasonably acceptable to the Administrative Agent to subordinate the Liens securing the Obligations to any Liens permitted under Section 7.01(k) of the Amended Credit Agreement (as in effect as of the Fifth Amendment Effective Date) and may amend the Amended Credit Agreement to document such subordination and the authorization thereof. It is understood and agreed that the foregoing consent is a continuing consent and shall be binding on any successors and assignees of the Lenders party hereto.
SECTION 3. Incremental Term Increase; Revolving Commitment Increase; Revolving Credit Commitment. Subject to the satisfaction or waiver of the conditions set forth in Section 5 hereof, on the Fifth Amendment Effective Date
(a) Each Person who executes this Amendment and whose name is set forth on Schedule I hereto as an Incremental Term A-1 Lender (each, an “Incremental Term A-1 Lender”) irrevocably (i) in its capacity as an Incremental Term A-1 Lender, consents to the terms of this Amendment, (ii) commits to provide a portion of the Incremental Term Increase (the loans thereunder, the “Incremental Term A-1 Loans”) in the aggregate principal amount set forth on Schedule I hereto opposite such Incremental Term A-1 Lender’s name (each, an “Incremental Term A-1 Commitment”) and (iii) agrees to make Incremental Term A-1 Loans in an amount equal to its Incremental Term A-1 Commitment to the Company on the Fifth Amendment Effective Date. The Incremental Term A-1 Commitments of the Incremental Term A-1 Lenders shall terminate upon funding of the Incremental Term A-1 Loans. Pursuant to Section 2.17 of the Amended Credit Agreement, the Incremental Term A-1 Loans shall be Term A-1 Loans for all purposes under the Amended Credit Agreement and each of the other Loan Documents and shall have terms identical to the Term A-1 Loans under the Amended Credit Agreement other than with respect to upfront fees and customary arranger fees.
(b) The Incremental Term A-1 Loans shall be added to (and constitute a part of, be of the same Type as and have the same Interest Period as) each Borrowing of outstanding Term A-1 Loans on a pro rata basis (based on the relative sizes of such Borrowings), so that each Incremental Term A-1 Lender providing such Incremental Term A-1 Loans will participate proportionately in the outstanding

Borrowing of Term A-1 Loans. Notwithstanding anything in the Amended Credit Agreement to the contrary (including Section 2.08 thereof), the initial Interest Period(s) with respect to Incremental Term A-1 Loans shall commence on the Fifth Amendment Effective Date and end on the date(s) necessary (as reasonably determined by the Administrative Agent and the Company) to ensure that all such Incremental Term A-1 Loans are included in each Borrowing of outstanding Term A-1 Loans on a pro rata basis. The Administrative Agent is hereby authorized to take all actions as may be reasonably necessary to ensure that all such Incremental Term A-1 Loans are included in each Borrowing of outstanding Term A-1 Loans on a pro rata basis and the Administrative Agent shall be authorized to mark the Register accordingly to reflect the amendments and adjustments set forth herein.
(c) Each Person who executes this Amendment and whose name is set forth on Schedule I hereto as an Incremental Revolving Lender (each, an “Incremental Revolving Lender”; the Incremental Term A-1 Lenders and the Incremental Revolving Lenders, collectively, the “Incremental Lenders”) irrevocably (i) in its capacity as an Incremental Revolving Lender, consents to the terms of this Amendment and (ii) commits to provide a portion of the Incremental Revolving Increase in the aggregate principal amount set forth on Schedule I hereto opposite such Incremental Revolving Lender’s name (each, an “Incremental Revolving Commitment”). Pursuant to Section 2.17 of the Amended Credit Agreement, the Incremental Revolving Commitments shall be Revolving Credit Commitments for all purposes under the Amended Credit Agreement and each of the other Loan Documents and shall have terms identical to the existing Revolving Credit Commitments under the Amended Credit Agreement other than with respect to upfront fees and customary arranger fees.
(d) Each Incremental Lender acknowledges and agrees that upon the Fifth Amendment Effective Date, such Incremental Lender shall be a “Lender” under, and for all purposes of the Amended Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder. Each Incremental Lender also acknowledges and agrees that it has (x) received a copy of the Amended Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment and (y) independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment.
(e) The parties hereto agree that, after giving effect to this Amendment and the Incremental Revolving Commitment, the Revolving Credit Commitments of the Revolving Credit Lenders are as set forth on Schedule I hereto.
SECTION 4. Reallocation. To the extent any Revolving Credit Loans are outstanding on the Fifth Amendment Effective Date, the reallocation of the Revolving Credit Lenders’ Revolving Credit Loans contemplated by Section 2.17(e) of the Amended Credit Agreement with respect to any increase in the Revolving Credit Commitments shall occur with respect to the Incremental Revolving Increase contemplated hereby on the Fifth Amendment Effective Date, and the Incremental Revolving Lenders shall make Revolving Credit Loans on the Fifth Amendment Effective Date as may be required to effectuate the reallocation. Each Person who executes this Amendment agrees to the conversion, prepayment, and loans described in the whereas clauses of this Amendment.
SECTION 5. Conditions to Effectiveness and Funding. The effectiveness of the amendments set forth in Section 2 hereof and the obligations of each Additional Term A-1 Lender to make the Additional Term A-1 Loans, the obligations of each Incremental Term A-1 Lender to make Incremental Term A-1 Loans, the obligations of the Incremental Revolving Lenders to make the Incremental Revolving Increase and the obligations of each Revolving Credit Lender to provide the 2024 Revolving Credit Commitments are subject to satisfaction or waiver of the following conditions precedent (the date of such satisfaction and/or waiver being the “Fifth Amendment Effective Date”):
(a) (i) each of the Amendment Loan Parties shall have executed and delivered counterparts of this Amendment to the Administrative Agent, (ii) the Lenders that constitute the Required Lenders (after giving effect to the Term A-1 Loans, the Incremental Term A-1 Loans, the Incremental Revolving Commitments and the 2024 Revolving Credit Commitments) shall have executed and delivered a counterpart of this Amendment to the Administrative Agent, (iii) the Converting Consenting Term A Lenders shall have executed and delivered a counterpart of this Amendment to the Administrative Agent, (iv) each Additional Term A-1 Lender shall have executed and delivered a counterpart of this Amendment to the Administrative Agent, (v) each Incremental Term A-1 Lender shall have executed and delivered a counterpart of this Amendment to the Administrative Agent, (vi) each Revolving Credit Lender shall have executed and delivered a counterpart of this Amendment to the Administrative Agent (which counterpart shall be deemed to include any such Revolving Credit Lender in its capacity as an Incremental Revolving Lender), (vii) each Incremental Revolving Credit Lender shall have executed and delivered a counterpart of this Amendment to the Administrative Agent, (viii) the Swing Line Lender and L/C Issuer shall have executed and delivered counterparts of this Amendment to the Administrative Agent, (ix) each Foreign Subsidiary Guarantor shall have executed an acknowledgement and reaffirmation in the form attached hereto and (x) the Administrative Agent shall have executed a counterpart of this Amendment;
(b) the representations and warranties of the Amendment Loan Parties contained in Section 7 of this Amendment shall be true and correct (or true and correct in all material respects, in the case of any such representation or warranty that is not qualified as to materiality) on and as of the Fifth Amendment Effective Date; provided that to the extent that any representation and warranty specifically refers to an earlier date, it shall be true and correct (or true and correct in all material respects, in the case of any such representation or warranty that is not qualified as to materiality) as of such earlier date;
(c) immediately prior to giving effect to and immediately after giving effect to the Fifth Amendment Effective Date, no Default or Event of Default shall have occurred and be continuing;
(d) the Administrative Agent shall have received, on behalf of itself and each of the Lenders, a customary written opinion of Weil, Gotshal & Manges LLP, in its capacity as counsel for the Amendment Loan Parties and certain of the Domestic Subsidiary Guarantors, dated as of the Fifth Amendment Effective Date and addressed to the Administrative Agent and each of the Lenders;
(e) all fees and expenses required to be paid by the Company on the Fifth Amendment Effective Date pursuant to (i) that certain Engagement Letter, dated as of April 16, 2024, by and among the Company and the Arrangers (as defined therein), (ii) that certain Fee Letter, dated as of April 16, 2024, by and between the Company and BOFA Securities Inc. and (iii) any other fee letters entered into by and between the Company and applicable counterparty in connection with the transactions contemplated hereby, shall have been paid or shall be paid substantially concurrently with the effectiveness of this Amendment;
(f) without duplication, the Administrative Agent shall have received, for the account of each Lender party hereto, an upfront fee equal to (i) 0.15% of the aggregate principal amount of the Term A-1 Loans (including any Additional Term A-1 Loans) and 2024 Revolving Credit Commitments of such Lender as of the Fifth Amendment Effective Date up to the amount of Term A Loans and Revolving Credit Commitments of such Lender immediately prior to the Fifth Amendment Effective Date and (ii) 0.25% of the aggregate principal amount of the Term A-1 Loans (including any Additional Term A-1 Loans and Incremental Term A-1 Loans) and 2024 Revolving Credit Commitments (including any Incremental Revolving Commitments) of such Lender as of the Fifth Amendment Effective Date in excess of the amount of Term A Loans and Revolving Credit Commitments of such Lender immediately prior to the Fifth Amendment Effective Date;
(g) the Administrative Agent shall have received a certificate of the Company signed by a Responsible Officer thereof certifying that the conditions set forth in Sections 5(b) and 5(c) hereof have been satisfied;
(h) without duplication of the foregoing clause (e), all expenses of the Administrative Agent required to be paid by the Company pursuant to the Existing Credit Agreement shall have been paid to the extent an invoice has been received by the Company at least one (1) Business Day prior to the Fifth Amendment Effective Date;
(i) the Administrative Agent shall have received a Solvency Certificate executed by the chief financial officer of the Company dated as of the Fifth Amendment Effective Date and certifying as to the matters set forth therein after giving effect to this Amendment;
(j) the Administrative Agent shall have received (i) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Amendment Loan Party and each Domestic Subsidiary Guarantor (as defined in Exhibit A) as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the Amended Credit Agreement and (ii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Amendment Loan Party and each Domestic Subsidiary Guarantor is duly organized or formed, and that each Amendment Loan Party and each Domestic Subsidiary Guarantor is validly existing and in good standing in such entity’s jurisdiction of incorporation, organization or formation;
(k)
        (i)    each Loan Party shall have provided the documentation and other information to the Administrative Agent that are required by regulatory authorities under applicable “know-your-customer” rules and regulations, including the USA PATRIOT Act, at least three (3) Business Days prior to the Fifth Amendment Effective Date to the extent such information has been requested at least ten (10) days prior to the Fifth Amendment Effective Date; and

(ii)    At least three (3) Business Days prior to the Fifth Amendment Effective Date, any Borrower that qualifies as a “legal entity customer” under 31 C.F.R. § 1010.230 shall have delivered, to each Lender that so requests to the extent requested at least five (5) Business Days prior to the Fifth Amendment Effective Date, a certification regarding beneficial ownership required by 31 C.F.R. § 1010.230 in relation to such Borrower (the “Beneficial Ownership Certification”);
(l) the Company shall have paid in full all accrued and unpaid fees and interest with respect to the existing Term A Loans and existing Revolving Credit Loans;
(m) the Administrative Agent shall have received a Loan Notice in accordance with Section 2.02(a) of the Amended Credit Agreement with respect to the Additional Term A-1 Loans and the Incremental Term A-1 Loans;
(n) the Company shall have, (i) with respect to the Term A Loans, substantially concurrently with the making of the Term A-1 Loans under the Amended Credit Agreement, repaid all outstanding Term A Loans (other than those converted into Term A-1 Loans) and (ii) substantially concurrently with the Fifth Amendment Effective Date, repaid all outstanding Revolving Credit Loans; and
(o) as of the last day of the most recently ended Test Period, on a Pro Forma Basis after giving effect to the incurrence of the Incremental Term Increase, the Incremental Revolving Increase and all other appropriate pro forma adjustments (but (x) without netting any cash proceeds from such incurrence and (y) treating the Incremental Revolving Commitments as fully drawn), the Company would be in compliance with Section 7.11 of the Existing Credit Agreement and the Company shall have delivered to the Administrative Agent a certificate signed by a Responsible Officer thereof certifying that such condition has been satisfied (including appropriate calculations).
SECTION 6. Post-Closing Covenant.
(a) Within thirty (30) days (or such later date agreed by the Administrative Agent) of the Fifth Amendment Effective Date, WEX Europe Services Holdings Limited shall have executed and delivered to the Administrative Agent a deed of confirmation of that certain pledge agreement dated as of July 5, 2016, between WEX Europe Services Holdings Limited and the Administrative Agent.

SECTION 7. Representations and Warranties. Each Amendment Loan Party hereby represents and warrants on and as of the Fifth Amendment Effective Date that:
(a) the representations and warranties of the Borrowers contained in Article V of the Amended Credit Agreement and the representations and warranties of each Loan Party contained in each other Loan Document shall be true and correct (or true and correct in all material respects, in the case of any such representation or warranty that is not qualified as to materiality) on and as of the Fifth Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct (or true and correct in all material respects, in the case of any such representation or warranty that is not qualified as to materiality) as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Amended Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Amended Credit Agreement;

(b) this Amendment has been duly executed and delivered by each Amendment Loan Party and this Amendment, the Amended Credit Agreement and each other Loan Document constitute legal, valid and binding obligations of such Amendment Loan Party, enforceable against such Amendment Loan Party in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);
(c) the Guaranties do, and shall continue to, guarantee the Obligations (or Foreign Obligations, as applicable) in accordance with the terms thereof;
(d) the Collateral Documents and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Obligations (or Foreign Obligations, as applicable) in accordance with the terms thereof;
(e) the information included in the Beneficial Ownership Certifications provided on or prior to the Fifth Amendment Effective Date is true and correct in all respects; and
(f) the execution, delivery and performance by each Amendment Loan Party of this Amendment and the performance by each Amendment Loan Party of the Amended Credit Agreement have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Amendment Loan Party’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Amendment Loan Party is a party or affecting such Amendment Loan Party or the properties of such Amendment Loan Party or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Amendment Loan Party or its property is subject; or (c) violate any Law, except, in each case referred to in clauses (b) or (c), to the extent that the same could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
SECTION 8. Effects on Loan Documents.
(a) On and after the Fifth Amendment Effective Date, (i) each reference in any Loan Document to “the Credit Agreement” shall mean and be a reference to the Amended Credit Agreement and each reference in the Amended Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Amended Credit Agreement and (ii) each reference in any Loan Document to “the U.S. Security Agreement” shall mean and be a reference to the U.S. Security Agreement as amended by this Amendment and each reference in the U.S. Security Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the U.S. Security Agreement as amended by this Amendment.
(b) Except as specifically amended herein, all Loan Documents (including the Guaranties and all Liens granted thereunder in respect of the Obligations) shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Each Amendment Loan Party reaffirms its Guaranties and any prior grant and the validity of any Liens granted by it pursuant to the Collateral

Documents, in each case, in accordance with the terms thereof, with all such Liens continuing to secure the applicable Obligations in full force and effect after giving effect to this Amendment.
(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents. This Amendment and the Amended Credit Agreement shall not constitute a novation of the Existing Credit Agreement or the other Loan Documents.
(d) The Company and the other parties hereto acknowledge and agree that, on and after the Fifth Amendment Effective Date, this Amendment shall constitute a Loan Document for all purposes of the Amended Credit Agreement. This Amendment shall constitute notice to the Administrative Agent required under Section 2.17(a) of the Amended Credit Agreement with respect to the Incremental Term Increase and the Incremental Revolving Increase.
SECTION 9. Additional Agreements. Following the Fifth Amendment Effective Date, each Lender holding a Promissory Note evidencing Term A Loans shall promptly return to the Administrative Agent such Promissory Note. All Promissory Notes evidencing Term A Loans shall be deemed cancelled on the Fifth Amendment Effective Date.
SECTION 10. GOVERNING LAW.  THIS AMENDMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 11. Tax Fungibility of Term A Loans. The parties hereto shall treat all of the Term A-1 Loans (whether such Loans are purchased for cash, are Converted Term A Loans or Incremental Term A-1 Loans) as one fungible tranche for U.S. federal and applicable state and local income tax purposes.
SECTION 12. Miscellaneous.

(a) This Amendment shall be binding upon and inure to the benefit of the Loan Parties and their respective successors and permitted assigns, and upon the Administrative Agent and the Lenders and their respective successors and permitted assigns.
(b) To the extent permitted by applicable Law, any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
(c) In accordance with Section 10.20 of the Existing Credit Agreement, each Lender agrees to the terms of the CAM Agreement and further agrees to be bound by the terms thereof as if originally a party thereto.

(d) This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment may be in the form of an Electronic Record and may be executed using Electronic Signatures (as defined in 15 USC §7006, as it may be amended from time to time) (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper counterpart to this Amendment which has been converted into electronic form (such as scanned into PDF format), or an electronically signed counterpart to this Amendment converted into another format, for transmission, delivery and/or retention.
SECTION 13. Release of Immaterial Subsidiary. The Company has advised the Administrative Agent that its Subsidiary, TCH Canada Inc., a Utah corporation (“TCH Canada”), is an “Immaterial Subsidiary” and has requested that (i) the Required Lenders, pursuant to Section 9.10(a)(iii) of the Existing Credit Agreement, approve the release of the Liens granted by TCH Canada under the Collateral Documents and (ii) as a result of TCH Canada becoming an Immaterial Subsidiary, and therefore an Excluded Domestic Guaranty Subsidiary, the Administrative Agent, pursuant to Section 9.10(b) of the Existing Credit Agreement and without recourse to or covenant or warranty, express or implied, by the Administrative Agent, release the guaranty of the Obligations by TCH Canada. By their execution hereof, (A) the Required Lenders confirm the release contemplated by the foregoing clause (i), (B) the Administrative Agent confirms the termination of the guaranty by TCH Canada contemplated by the foregoing clause (ii) and (C) the Administrative Agent agrees, at the sole cost and expense of the Loan Parties, to assign, transfer and deliver to TCH Canada, against receipt and without recourse to or warranty by the Administrative Agent, the Pledged Collateral (as defined in the Existing U.S. Security Agreement) owned by TCH Canada in the possession of the Administrative Agent, and hereby authorizes TCH Canada (or its designee) to file the UCC-3 termination financing statement in the form approved by the Administrative Agent.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.
WEX INC.

By: /s/ Jagtar Narula ______________________
    Name: Jagtar Narula
    Title: Chief Financial Officer
DESIGNATED BORROWER:

WRIGHT EXPRESS INTERNATIONAL HOLDINGS LIMITED
By: /s/ Carlos Carriedo______________________
    Name: Carlos Carriedo
    Title: Director
SPECIFIED DESIGNATED BORROWER:

Executed in accordance with section 127 of the Corporations Act 2001 (Cth) by

WEX CARD HOLDINGS AUSTRALIA PTY LTD
(ACN 123 181 635)

By: /s/ Hilary Rapkin________________________
    Name: Hilary Rapkin
    Title: Director
By: /s/ Rosa Perez__________________________
    Name: Rosa Perez
    Title: Secretary

[Signature Page to Fifth Amendment to Amended and Restated Credit Agreement (WEX)]

DOMESTIC SUBSIDIARY GUARANTORS:
FLEETONE HOLDINGS, LLC
By:    /s/ Jennifer Kimball
    Name:    Jennifer Kimball
    Title:    Treasurer and President
TRANSPLATINUM SERVICE, LLC
By:    /s/ Hilary Rapkin
    Name:    Hilary Rapkin
    Title:    Secretary
FLEETONE, L.L.C.
By:    /s/ Jennifer Kimball
    Name:    Jennifer Kimball
    Title:    Treasurer and President
WRIGHT EXPRESS HOLDINGS 2, LLC
By:    /s/ Jennifer Kimball
    Name:    Jennifer Kimball
    Title:    Manager
WRIGHT EXPRESS HOLDINGS 3, LLC
By:    /s/ Jennifer Kimball
    Name:    Jennifer Kimball
    Title:    Manager
ELECTRONIC FUNDS SOURCE LLC
By:    /s/ Jennifer Kimball
    Name:    Jennifer Kimball
    Title:    Treasurer and Chief Financial Officer

[Signature Page to Fifth Amendment to Amended and Restated Credit Agreement (WEX)]

EFS PAYMENTS LLC
By:    /s/ Jennifer Kimball
    Name:    Jennifer Kimball
    Title:    Treasurer
PO HOLDING LLC
By:    /s/ Jennifer Kimball
    Name:    Jennifer Kimball
    Title:    Treasurer
WEX FLEET US LLC

By: WEX Inc., as Member

By:    /s/ Jagtar Narula
    Name:    Jagtar Narula
    Title:    Chief Financial Officer
WEX HEALTH, INC.
By:    /s/ Hilary Rapkin
    Name:    Hilary Rapkin
    Title:    Secretary
WEX DELAWARE NEWCO 2020 LLC
By:    /s/ Erica Martin
    Name:    Erica Martin
    Title:    Secretary
WEX CAPITAL LLC
[Signature Page to Fifth Amendment to Amended and Restated Credit Agreement (WEX)]

By:    /s/ Jennifer Kimball
    Name:    Jennifer Kimball
    Title:    Treasurer and President
OTR TOPCO LLC
By:    /s/ Jennifer Kimball
    Name:    Jennifer Kimball
    Title:    Treasurer
OTR HOLDINGS LLC
By:    /s/ Jennifer Kimball
    Name:    Jennifer Kimball
    Title:    Treasurer and Chief Financial Officer
TRUCKERS B2B, LLC
By:    /s/ Jennifer Kimball
    Name:    Jennifer Kimball
    Title:    Treasurer
OTR BLOCKER LLC
By:    /s/ Jennifer Kimball
    Name:    Jennifer Kimball
    Title:    Treasurer and Chief Financial Officer
NEW OTR, L.P.

By: OTR Blocker LLC, its general partner

By:    /s/ Jennifer Kimball
    Name:    Jennifer Kimball
    Title:    Treasurer and Chief Financial Officer
[Signature Page to Fifth Amendment to Amended and Restated Credit Agreement (WEX)]

WEX PAYMENTS INC.
By:    /s/ Wade Collins
    Name:    Wade Collins
    Title:    Treasurer
WRIGHT EXPRESS FUELING SOLUTIONS, INC.
By:    /s/ Jennifer Kimball
    Name:    Jennifer Kimball
    Title:    Treasurer and President

[Signature Page to Fifth Amendment to Amended and Restated Credit Agreement (WEX)]

Each of the undersigned (i) acknowledges and agrees to the foregoing Amendment; (ii) reaffirms any Guaranties executed by it and reaffirms that such Guaranties do, and shall continue to, guarantee the Foreign Obligations; and (iii) reaffirms any prior grant and the validity of any Liens granted by it pursuant to the Collateral Documents, with all such Liens and Guaranties continuing in full force and effect after giving effect to the Amendment.
FOREIGN SUBSIDIARY GUARANTORS:
Executed in accordance with section 127 of the Corporations Act 2001 by
WEX AUSTRALIA HOLDINGS PTY LTD
(ACN 145 445 361)
By:    /s/ Hilary Rapkin_______________________
    Name:    Hilary Rapkin
    Title:    Director
By:    /s/ Rosa Perez _________________________
    Name:    Rosa Perez
    Title: Secretary
Executed in accordance with section 127 of the Corporations Act 2001 by
WEX CARD HOLDINGS AUSTRALIA PTY LTD (ACN 123 181 635)
By:    /s/ Hilary Rapkin_______________________
    Name:    Hilary Rapkin
    Title:    Director
By:    /s/ Rosa Perez _________________________
    Name:    Rosa Perez
    Title: Secretary

[Signature Page to Fifth Amendment to Amended and Restated Credit Agreement (WEX)]

Executed in accordance with section 127 of the Corporations Act 2001 by
WEX AUSTRALIA PTY LTD
(ACN 005 970 570)
By:    /s/ Hilary Rapkin________________________
    Name:    Hilary Rapkin
    Title:    Director
By:    /s/ Rosa Perez __________________________
    Name:    Rosa Perez
    Title: Secretary

[Signature Page to Fifth Amendment to Amended and Restated Credit Agreement (WEX)]

Executed in accordance with section 127 of the Corporations Act 2001 by
WEX FUEL CARDS AUSTRALIA LTD
(ACN 008 962 132)
By:    /s/ Hilary Rapkin________________________
    Name:    Hilary Rapkin
    Title:    Director
By:    /s/ Rosa Perez __________________________
    Name:    Rosa Perez
    Title: Secretary

[Signature Page to Fifth Amendment to Amended and Restated Credit Agreement (WEX)]

Executed in accordance with section 127 of the Corporations Act 2001 by
WEX AUSTRALIA NEWCO 2020 PTY LTD
(ACN 638 259 819)
By:    /s/ Hilary Rapkin________________________
    Name:    Hilary Rapkin
    Title:    Director
By:    /s/ Erica Martin _________________________
    Name:    Erica Martin
    Title: Secretary
Executed in accordance with section 127 of the Corporations Act 2001 by
WEX PREPAID CARDS AUSTRALIA PTY LTD
(ACN 085 449 529)
By:    /s/ Hilary Rapkin________________________
    Name:    Hilary Rapkin
    Title:    Director
By:    /s/ Rosa Perez __________________________
    Name:    Rosa Perez
    Title: Secretary
Executed in accordance with section 127 of the Corporations Act 2001 by
WEX CARD AUSTRALIA PTY LTD
(ACN 123 181 662)
By:    /s/ Hilary Rapkin________________________
    Name:    Hilary Rapkin
    Title:    Director
[Signature Page to Fifth Amendment to Amended and Restated Credit Agreement (WEX)]

By:    /s/ Rosa Perez __________________________
    Name:    Rosa Perez
    Title: Secretary

[Signature Page to Fifth Amendment to Amended and Restated Credit Agreement (WEX)]

WEX EUROPE SERVICES (BE) BV
By:    /s/ Hilary Rapkin__________________________
    Name:    Hilary Rapkin
    Title:    Director
WRIGHT EXPRESS HOLDINGS 4 LP
By:    /s/ Hilary Rapkin__________________________
    Name:    Hilary Rapkin
    Title:    Director
WEX EUROPE SERVICES LTD
By:    /s/ Hilary Rapkin__________________________
    Name:    Hilary Rapkin
    Title:    Director
WEX EUROPE SERVICES HOLDINGS LIMITED
By:    /s/ Hilary Rapkin__________________________
    Name:    Hilary Rapkin
    Title:    Director
`    WEX EUROPE SERVICES (UK) LTD
By:    /s/ Hilary Rapkin__________________________
    Name:    Hilary Rapkin
    Title:    Director
RETAIL PETROLEUM SERVICES LIMITED
By:    /s/ Hilary Rapkin__________________________
    Name:    Hilary Rapkin
    Title:    Director
[Signature Page to Fifth Amendment to Amended and Restated Credit Agreement (WEX)]

WEX EUROPE SERVICES SAS
By:    /s/ Hilary Rapkin__________________________
    Name:    Hilary Rapkin
    Title:    Director
WEX EUROPE SERVICES GMBH
By:    /s/ Hilary Rapkin__________________________
    Name:    Hilary Rapkin
    Title:    Director
WEX EUROPE SERVICES S.A.R.L.
By:    /s/ Hilary Rapkin__________________________
    Name:    Hilary Rapkin
    Title:    Director
WEX EUROPE SERVICES B.V.
By:    /s/ Hilary Rapkin__________________________
    Name:    Hilary Rapkin
    Title:    Director
WEX EUROPE LIMITED
By:    /s/ Hilary Rapkin__________________________
    Name:    Hilary Rapkin
    Title:    Director

[Signature Page to Fifth Amendment to Amended and Restated Credit Agreement (WEX)]

WEX EUROPE SERVICES AS
By:    /s/ Hilary Rapkin__________________________
    Name:    Hilary Rapkin
    Title:    Director

[Signature Page to Fifth Amendment to Amended and Restated Credit Agreement (WEX)]

WEX EUROPE FLEET SERVICES LIMITED
By:    /s/ Hilary Rapkin__________________________
    Name:    Hilary Rapkin
    Title:    Director
By:    /s/ Jennifer Kimball________________________
    Name:    Jennifer Kimball
    Title:    Director
[SEAL]

[Signature Page to Fifth Amendment to Amended and Restated Credit Agreement (WEX)]

BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender and L/C Issuer

By:
/s/ Angela Larkin
Name: Angela Larkin
Title: Vice President

BANK OF AMERICA, N.A.,
as Revolving Credit Lender

By:
/s/ Robert C. Megan
Name: Robert C. Megan
Title: Senior Vice President

[Signature Page to Fifth Amendment to Amended and Restated Credit Agreement to Credit Agreement (WEX)]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as an Additional Term A-1 Lender

By:
/s/ Brian Buck
Name: Brian Buck
Title: Managing Director

[Signature Page to Fifth Amendment to Amended and Restated Credit Agreement (WEX)]

CITIZENS BANK, N.A.,
as Revolving Credit Lender and Additional Term A-1 Lender

By:
/s/ Donald A. Wright
Name: Donald A. Wright
Title: SVP

[Signature Page to Fifth Amendment to Amended and Restated Credit Agreement (WEX)]

TRUIST BANK,
as Additional Term A-1 Lender

By:
/s/ Jim C. Wright
Name: Jim C. Wright
Title: Vice President

[Signature Page to Fifth Amendment to Amended and Restated Credit Agreement (WEX)]

MIZUHO BANK, LTD.,
as an Additional Term A-1 Lender

By:
/s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Managing Director

[Signature Page to Fifth Amendment to Amended and Restated Credit Agreement (WEX)]

BANK OF MONTREAL, CHICAGO BRANCH,
as Revolving Credit Lender and Additional Term A-1 Lender

By:
/s/ Daniel A. Ryan
Name: Daniel A. Ryan
Title: Director

[Signature Page to Fifth Amendment to Amended and Restated Credit Agreement (WEX)]

JPMORGAN CHASE BANK, N.A.,
as Revolving Credit Lender, Additional Term A-1 Lender and Incremental Term A-1 Lender

By:
/s/ Melanie George
Name: Melanie George
Title: Vice President

[Signature Page to Fifth Amendment to Amended and Restated Credit Agreement (WEX)]

HSBC BANK USA, NATIONAL ASSOCIATION,
as Additional Term A-1 Lender and Incremental Term A-1 Lender

By:
/s/ Andrew Everett
Name: Andrew Everett
Title: Senior Vice President

[Signature Page to Fifth Amendment to Amended and Restated Credit Agreement (WEX)]

REGIONS BANK,
as Additional Term A-1 Lender

By:
/s/ Joanmarie Marini
Name: Joanmarie Marini
Title: Associate

[Signature Page to Fifth Amendment to Amended and Restated Credit Agreement (WEX)]

FIFTH THIRD BANK, NATIONAL ASSOCIATION,
as Revolving Credit Lender and Additional Term A-1 Lender

By:
/s/ Michael S. Barnett
Name: Michael S. Barnett
Title: Senior Vice President

[Signature Page to Fifth Amendment to Amended and Restated Credit Agreement (WEX)]

BELL BANK,
as Additional Term A-1 Lender

By:
/s/ Tim O’Callaghan
Name: Tim O’Callaghan
Title: Vice President

[Signature Page to Fifth Amendment to Amended and Restated Credit Agreement (WEX)]

WEBSTER BANK, N.A.,
as Additional Term A-1 Lender

By:
/s/ Matthew Nutter
Name: Matthew Nutter
Title: Managing Director

[Signature Page to Fifth Amendment to Amended and Restated Credit Agreement (WEX)]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed and delivered by a duly authorized officer as of the date first written above.
Term A Lenders:
☒    Consent and Convert (Cashless Settlement). The undersigned hereby elects to be a “Converting Consenting Term A Lender” and irrevocably and unconditionally consents to this Amendment and agrees to the conversion of the full principal amount of its Term A Loans (or such lesser amount as notified and allocated to the undersigned by the Administrative Agent, as determined by the Company and the Administrative Agent in their sole direction, with any remaining Term A Loans being repaid) effective as of the Fifth Amendment Effective Date.
Revolving Credit Lenders:
☒    The undersigned hereby elects to irrevocably and unconditionally consent to this Amendment and to provide the 2024 Revolving Credit Commitments set forth on Schedule I to the Amendment.
BANK OF AMERICA, N.A.,
    By:    /s/ Robert C. Megan
        Name: Robert C. Megan
        Title: Senior Vice President

[Signature Page to Fifth Amendment to Amended and Restated Credit Agreement (WEX)]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed and delivered by a duly authorized officer as of the date first written above.
Term A Lenders:
☒    Consent and Convert (Cashless Settlement). The undersigned hereby elects to be a “Converting Consenting Term A Lender” and irrevocably and unconditionally consents to this Amendment and agrees to the conversion of the full principal amount of its Term A Loans (or such lesser amount as notified and allocated to the undersigned by the Administrative Agent, as determined by the Company and the Administrative Agent in their sole direction, with any remaining Term A Loans being repaid) effective as of the Fifth Amendment Effective Date.
Revolving Credit Lenders:
☒    The undersigned hereby elects to irrevocably and unconditionally consent to this Amendment and to provide the 2024 Revolving Credit Commitments set forth on Schedule I to the Amendment.
WELLS FARGO BANK, NATIONAL ASSOCIATION,
    By:    /s/ Brian Buck
        Name: Brian Buck
        Title: Managing Director

[Signature Page to Fifth Amendment to Amended and Restated Credit Agreement (WEX)]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed and delivered by a duly authorized officer as of the date first written above.
Term A Lenders:
☒    Consent and Convert (Cashless Settlement). The undersigned hereby elects to be a “Converting Consenting Term A Lender” and irrevocably and unconditionally consents to this Amendment and agrees to the conversion of the full principal amount of its Term A Loans (or such lesser amount as notified and allocated to the undersigned by the Administrative Agent, as determined by the Company and the Administrative Agent in their sole direction, with any remaining Term A Loans being repaid) effective as of the Fifth Amendment Effective Date.
Revolving Credit Lenders:
☒    The undersigned hereby elects to irrevocably and unconditionally consent to this Amendment and to provide the 2024 Revolving Credit Commitments set forth on Schedule I to the Amendment.
CITIZENS BANK, N.A.,
    By:    /s/ Donald A. Wright
        Name: Donald A. Wright
        Title: SVP

[Signature Page to Fifth Amendment to Amended and Restated Credit Agreement (WEX)]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed and delivered by a duly authorized officer as of the date first written above.
Term A Lenders:
☒    Consent and Convert (Cashless Settlement). The undersigned hereby elects to be a “Converting Consenting Term A Lender” and irrevocably and unconditionally consents to this Amendment and agrees to the conversion of the full principal amount of its Term A Loans (or such lesser amount as notified and allocated to the undersigned by the Administrative Agent, as determined by the Company and the Administrative Agent in their sole direction, with any remaining Term A Loans being repaid) effective as of the Fifth Amendment Effective Date.
Revolving Credit Lenders:
☒    The undersigned hereby elects to irrevocably and unconditionally consent to this Amendment and to provide the 2024 Revolving Credit Commitments set forth on Schedule I to the Amendment.
Truist Bank,
    By:    /s/ Jim C. Wright
        Name: Jim C. Wright
        Title: Vice President

[Signature Page to Fifth Amendment to Amended and Restated Credit Agreement (WEX)]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed and delivered by a duly authorized officer as of the date first written above.
Term A Lenders:
☐    Consent and Convert (Cashless Settlement). The undersigned hereby elects to be a “Converting Consenting Term A Lender” and irrevocably and unconditionally consents to this Amendment and agrees to the conversion of the full principal amount of its Term A Loans (or such lesser amount as notified and allocated to the undersigned by the Administrative Agent, as determined by the Company and the Administrative Agent in their sole direction, with any remaining Term A Loans being repaid) effective as of the Fifth Amendment Effective Date.
Revolving Credit Lenders:
☒    The undersigned hereby elects to irrevocably and unconditionally consent to this Amendment and to provide the 2024 Revolving Credit Commitments set forth on Schedule I to the Amendment.
CITIBANK, N.A.
    By:    /s/ Michael Seidenfeld
        Name: Michael Seidenfeld
        Title: Vice President

[Signature Page to Fifth Amendment to Amended and Restated Credit Agreement (WEX)]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed and delivered by a duly authorized officer as of the date first written above.
Term A Lenders:
☐    Consent and Convert (Cashless Settlement). The undersigned hereby elects to be a “Converting Consenting Term A Lender” and irrevocably and unconditionally consents to this Amendment and agrees to the conversion of the full principal amount of its Term A Loans (or such lesser amount as notified and allocated to the undersigned by the Administrative Agent, as determined by the Company and the Administrative Agent in their sole direction, with any remaining Term A Loans being repaid) effective as of the Fifth Amendment Effective Date.
Revolving Credit Lenders:
☒    The undersigned hereby elects to irrevocably and unconditionally consent to this Amendment and to provide the 2024 Revolving Credit Commitments set forth on Schedule I to the Amendment.
SANTANDER BANK, N.A.
    By:    /s/ James Madaus
        Name: James Madaus
        Title: Senior Vice President

[Signature Page to Fifth Amendment to Amended and Restated Credit Agreement (WEX)]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed and delivered by a duly authorized officer as of the date first written above.
Term A Lenders:
☒    Consent and Convert (Cashless Settlement). The undersigned hereby elects to be a “Converting Consenting Term A Lender” and irrevocably and unconditionally consents to this Amendment and agrees to the conversion of the full principal amount of its Term A Loans (or such lesser amount as notified and allocated to the undersigned by the Administrative Agent, as determined by the Company and the Administrative Agent in their sole direction, with any remaining Term A Loans being repaid) effective as of the Fifth Amendment Effective Date.
Revolving Credit Lenders:
☒    The undersigned hereby elects to irrevocably and unconditionally consent to this Amendment and to provide the 2024 Revolving Credit Commitments set forth on Schedule I to the Amendment.
MUFG BANK, LTD.
    By:    /s/ Deborah L. White
        Name: Deborah L. White
        Title: Director

[Signature Page to Fifth Amendment to Amended and Restated Credit Agreement (WEX)]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed and delivered by a duly authorized officer as of the date first written above.
Term A Lenders:
☒    Consent and Convert (Cashless Settlement). The undersigned hereby elects to be a “Converting Consenting Term A Lender” and irrevocably and unconditionally consents to this Amendment and agrees to the conversion of the full principal amount of its Term A Loans (or such lesser amount as notified and allocated to the undersigned by the Administrative Agent, as determined by the Company and the Administrative Agent in their sole direction, with any remaining Term A Loans being repaid) effective as of the Fifth Amendment Effective Date.
Revolving Credit Lenders:
☒    The undersigned hereby elects to irrevocably and unconditionally consent to this Amendment and to provide the 2024 Revolving Credit Commitments set forth on Schedule I to the Amendment.
HSBC Bank USA, National Association,
    By:    /s/ Andrew Everett
        Name: Andrew Everett
        Title: Senior Vice President

[Signature Page to Fifth Amendment to Amended and Restated Credit Agreement (WEX)]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed and delivered by a duly authorized officer as of the date first written above.
Term A Lenders:
☒    Consent and Convert (Cashless Settlement). The undersigned hereby elects to be a “Converting Consenting Term A Lender” and irrevocably and unconditionally consents to this Amendment and agrees to the conversion of the full principal amount of its Term A Loans (or such lesser amount as notified and allocated to the undersigned by the Administrative Agent, as determined by the Company and the Administrative Agent in their sole direction, with any remaining Term A Loans being repaid) effective as of the Fifth Amendment Effective Date.
Revolving Credit Lenders:
☒    The undersigned hereby elects to irrevocably and unconditionally consent to this Amendment and to provide the 2024 Revolving Credit Commitments set forth on Schedule I to the Amendment.
Regions Bank________________________,
    (Name of Institution)
    By:    /s/ Joanmarie Marini
        Name: Joanmarie Marini
        Title: Associate

[Signature Page to Fifth Amendment to Amended and Restated Credit Agreement (WEX)]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed and delivered by a duly authorized officer as of the date first written above.
Term A Lenders:
☒    Consent and Convert (Cashless Settlement). The undersigned hereby elects to be a “Converting Consenting Term A Lender” and irrevocably and unconditionally consents to this Amendment and agrees to the conversion of the full principal amount of its Term A Loans (or such lesser amount as notified and allocated to the undersigned by the Administrative Agent, as determined by the Company and the Administrative Agent in their sole direction, with any remaining Term A Loans being repaid) effective as of the Fifth Amendment Effective Date.
Revolving Credit Lenders:
☒    The undersigned hereby elects to irrevocably and unconditionally consent to this Amendment and to provide the 2024 Revolving Credit Commitments set forth on Schedule I to the Amendment.
KeyBank, National Association,
    By:    /s/ Brian Fox
        Name: Brian Fox
        Title: SVP

[Signature Page to Fifth Amendment to Amended and Restated Credit Agreement (WEX)]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed and delivered by a duly authorized officer as of the date first written above.
Term A Lenders:
☒    Consent and Convert (Cashless Settlement). The undersigned hereby elects to be a “Converting Consenting Term A Lender” and irrevocably and unconditionally consents to this Amendment and agrees to the conversion of the full principal amount of its Term A Loans (or such lesser amount as notified and allocated to the undersigned by the Administrative Agent, as determined by the Company and the Administrative Agent in their sole direction, with any remaining Term A Loans being repaid) effective as of the Fifth Amendment Effective Date.
Revolving Credit Lenders:
☒    The undersigned hereby elects to irrevocably and unconditionally consent to this Amendment and to provide the 2024 Revolving Credit Commitments set forth on Schedule I to the Amendment.
FIFTH THIRD BANK, NATIONAL ASSOCIATION,
    By:    /s/ Michael S. Barnett
        Name: Michael S. Barnett
        Title: Senior Vice President

[Signature Page to Fifth Amendment to Amended and Restated Credit Agreement (WEX)]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed and delivered by a duly authorized officer as of the date first written above.
Term A Lenders:
☐    Consent and Convert (Cashless Settlement). The undersigned hereby elects to be a “Converting Consenting Term A Lender” and irrevocably and unconditionally consents to this Amendment and agrees to the conversion of the full principal amount of its Term A Loans (or such lesser amount as notified and allocated to the undersigned by the Administrative Agent, as determined by the Company and the Administrative Agent in their sole direction, with any remaining Term A Loans being repaid) effective as of the Fifth Amendment Effective Date.
Revolving Credit Lenders:
☒    The undersigned hereby elects to irrevocably and unconditionally consent to this Amendment and to provide the 2024 Revolving Credit Commitments set forth on Schedule I to the Amendment.
BELL BANK,
    By:    /s/ Tim O’Callaghan
        Name: Tim O’Callaghan
        Title: Vice President

[Signature Page to Fifth Amendment to Amended and Restated Credit Agreement (WEX)]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed and delivered by a duly authorized officer as of the date first written above.
Term A Lenders:
☐    Consent and Convert (Cashless Settlement). The undersigned hereby elects to be a “Converting Consenting Term A Lender” and irrevocably and unconditionally consents to this Amendment and agrees to the conversion of the full principal amount of its Term A Loans (or such lesser amount as notified and allocated to the undersigned by the Administrative Agent, as determined by the Company and the Administrative Agent in their sole direction, with any remaining Term A Loans being repaid) effective as of the Fifth Amendment Effective Date.
Revolving Credit Lenders:
☒    The undersigned hereby elects to irrevocably and unconditionally consent to this Amendment and to provide the 2024 Revolving Credit Commitments set forth on Schedule I to the Amendment.
DEUTSCHE BANK AG NEW YORK BRANCH,
    By:    /s/ Philip Tancorra
        Name: Philip Tancorra
        Title: Director

By:    /s/ Lauren Danbury
    Name: Lauren Danbury
    Title: Vice President

[Signature Page to Fifth Amendment to Amended and Restated Credit Agreement (WEX)]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed and delivered by a duly authorized officer as of the date first written above.
Term A Lenders:
☒    Consent and Convert (Cashless Settlement). The undersigned hereby elects to be a “Converting Consenting Term A Lender” and irrevocably and unconditionally consents to this Amendment and agrees to the conversion of the full principal amount of its Term A Loans (or such lesser amount as notified and allocated to the undersigned by the Administrative Agent, as determined by the Company and the Administrative Agent in their sole direction, with any remaining Term A Loans being repaid) effective as of the Fifth Amendment Effective Date.
Revolving Credit Lenders:
☒    The undersigned hereby elects to irrevocably and unconditionally consent to this Amendment and to provide the 2024 Revolving Credit Commitments set forth on Schedule I to the Amendment.
Webster Bank, N.A.,
    By:    /s/ Matthew Nutter
        Name: Matthew Nutter
        Title: Managing Director

[Signature Page to Fifth Amendment to Amended and Restated Credit Agreement (WEX)]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed and delivered by a duly authorized officer as of the date first written above.
Term A Lenders:
☒    Consent and Convert (Cashless Settlement). The undersigned hereby elects to be a “Converting Consenting Term A Lender” and irrevocably and unconditionally consents to this Amendment and agrees to the conversion of the full principal amount of its Term A Loans (or such lesser amount as notified and allocated to the undersigned by the Administrative Agent, as determined by the Company and the Administrative Agent in their sole direction, with any remaining Term A Loans being repaid) effective as of the Fifth Amendment Effective Date.
Revolving Credit Lenders:
☐    The undersigned hereby elects to irrevocably and unconditionally consent to this Amendment and to provide the 2024 Revolving Credit Commitments set forth on Schedule I to the Amendment.
Camden National Bank,
    By:    /s/ Elliott Barry
        Name: Elliott Barry
        Title: Senior Vice President

[Signature Page to Fifth Amendment to Amended and Restated Credit Agreement (WEX)]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed and delivered by a duly authorized officer as of the date first written above.
Term A Lenders:
☒    Consent and Convert (Cashless Settlement). The undersigned hereby elects to be a “Converting Consenting Term A Lender” and irrevocably and unconditionally consents to this Amendment and agrees to the conversion of the full principal amount of its Term A Loans (or such lesser amount as notified and allocated to the undersigned by the Administrative Agent, as determined by the Company and the Administrative Agent in their sole direction, with any remaining Term A Loans being repaid) effective as of the Fifth Amendment Effective Date.
Revolving Credit Lenders:
☒    The undersigned hereby elects to irrevocably and unconditionally consent to this Amendment and to provide the 2024 Revolving Credit Commitments set forth on Schedule I to the Amendment.
MIZUHO BANK, LTD.
    By:    /s/ Donna DeMagistris
        Name: Donna DeMagistris
        Title: Managing Director

[Signature Page to Fifth Amendment to Amended and Restated Credit Agreement (WEX)]

Schedule I

2024 Revolving Credit Commitments

Revolving Credit Lender	2024 Revolving Credit Commitment (prior to giving effect to the Incremental Revolving Credit Commitment)	Incremental Revolving Credit Commitment	2024 Revolving Credit Commitment (after giving effect to the Incremental Revolving Credit Commitment)
Bank of America, N.A.	$165,000,000.00	---	$165,000,000.00
Wells Fargo Bank, N.A.	$150,000,000.00	$15,000,000.00	$165,000,000.00
Citizens Bank, N.A.	$160,000,000.00	---	$160,000,000.00
Truist Bank	$152,500,000.00	$7,500,000.00	$160,000,000.00
Citibank, N.A.	$100,000,000.00	$45,000,000.00	$145,000,000.00
Mizuho Bank, Ltd.	$100,000,000.00	$25,000,000.00	$125,000,000.00
Santander Bank, N.A.	$100,000,000.00	---	$100,000,000.00
MUFG Bank, Ltd.	$75,000,000.00	$15,000,000.00	$90,000,000.00
Bank of Montreal, Chicago Branch	$72,000,000.00	$18,000,000.00	$90,000,000.00
JPMorgan Chase Bank, N.A.	$90,000,000.00	---	$90,000,000.00
HSBC Bank USA National Association	$70,000,000.00	$20,000,000.00	$90,000,000.00
Regions Bank	$50,000,000.00	$7,500,000.00	$57,500,000.00
Keybank National Association	$57,500,000.00	---	$57,500,000.00
Fifth Third Bank, National Association	$25,500,000.00	$17,000,000.00	$42,500,000.00
Bell Bank	$30,000,000.00	---	$30,000,000.00
Deutsche Bank AG New York Branch	$25,000,000.00	---	$25,000,000.00

Webster Bank, N.A.	$7,500,000.00	---	$7,500,000.00
Total:	$1,430,000,000.00	$170,000,000.00	$1,600,000,000.00

Additional Term A-1 Commitments

Additional Term A-1 Lender	Additional Term A-1 Commitment
HSBC Bank USA National Association	$12,333,966.93
JPMorgan Chase Bank, N.A.	$12,333,966.93
Mizuho Bank, Ltd.	$27,500,000.00
Truist Bank	$18,625,000.00
Wells Fargo Bank, National Association	$12,211,538.48
Fifth Third Bank, National Association	$8,960,396.69
Citizens Bank, N.A.	$6,638,774.02
Regions Bank	$4,462,379.84
Bell Bank	$15,000,000.00
Webster Bank, National Association	$1,468,784.87
Bank of Montreal, Chicago Branch	$55,000,000.00
Total:	$174,534,807.76
Incremental Term A-1 Commitments

Incremental Term A-1 Lender	Incremental Term A-1 Commitment
JPMorgan Chase Bank, N.A.	$42,666,033.07
HSBC Bank USA National Association	$25,666,033.07
Total:	$68,332,066.14

EXHIBIT A
Published Deal CUSIP: 96208UAQ4
Published Revolver CUSIP: 96208UAR2
Published Term A-1 CUSIP: 96208UA~~S0~~V3
Published Term B-1 CUSIP: 96208UAU5

AMENDED AND RESTATED CREDIT AGREEMENT1

Dated as of April 1, 2021

among

WEX INC.

and

CERTAIN SUBSIDIARIES,
as Borrowers,

BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender
and
L/C Issuer,

and

The Other Lenders Party Hereto

BOFA SECURITIES, INC.,
WELLS FARGO SECURITIES, LLC,
CITIZENS BANK, N.A.,
TRUIST SECURITIES, INC.,
MIZUHO BANK, LTD.,
MUFG BANK, LTD.,
BMO CAPITAL MARKETS CORP.,
1 This marked version is marked against the Credit Agreement, dated as of April 1, 2021 and as amended by the First Amendment, dated as of April 24, 2022, the Second Amendment dated as of August 10, 2023 and the Third Amendment, dated as of September 26, 2023, ~~and shows changes made pursuant to~~ the Fourth Amendment, dated as of January 22, 2024 and shows changes made pursuant to the Fifth Amendment, dated as of May 10, 2024.

CITIBANK, N.A.,
JPMORGAN CHASE BANK, N.A.
and
~~WELLS FARGO~~HSBC SECURITIES~~, LLC,~~ (USA) INC.,
as Joint Lead Arrangers and Joint Bookrunners with respect to the Term A-1 Facility and the Revolving Credit Facility,

~~BMO HARRIS BANK, N.A.~~
~~and~~
~~SANTANDER BANK, N.A.,~~
~~as Documentation Agents with respect to the Term A Facility and the Revolving Credit Facility~~
WELLS FARGO SECURITIES, LLC,
BOFA SECURITIES, INC.,
CITIZENS BANK, N.A.,
TRUIST SECURITIES, INC.,
MUFG BANK, LTD.,
SANTANDER BANK, N.A.,
BMO CAPITAL MARKETS CORP.,
MIZUHO BANK, LTD.,
CITIBANK, N.A.,
KEYBANC CAPITAL MARKETS INC.,
HSBC SECURITIES (USA) INC.
and
REGIONS CAPITAL MARKETS,
as Joint Lead Arrangers and Bookrunners with respect to the Term B-1 Facility

and

CAPITAL ONE, NATIONAL ASSOCIATION,
DEUTSCHE BANK SECURITIES INC.,

BELL STATE BANK & TRUST,
FIFTH THIRD BANK, NATIONAL ASSOCIATION,
CAMDEN NATIONAL BANK
and
WEBSTER BANK, NATIONAL ASSOCIATION,
as Joint Lead Arrangers with respect to the Term B-1 Facility,

This is a Syndicated Facility Agreement

TABLE OF CONTENTS
Page
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
1.01    Defined Terms    1
1.02    Other Interpretive Provisions    ~~60~~61
1.03    Accounting Terms    ~~61~~62
1.04    Rounding    ~~61~~62
1.05    Exchange Rates; Currency Equivalents    ~~61~~63
1.06    Additional Alternative Currencies    ~~62~~63
1.07    Change of Currency    ~~62~~64
1.08    Times of Day    ~~63~~ and Timing of Payment and Performance    64
1.09    Letter of Credit Amounts    ~~63~~64
1.10    Limited Condition Transaction    ~~63~~65
1.11    Interest Rates    ~~64~~66
1.12    Certain Determinations    ~~64~~66
ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS
2.01    The Loans    ~~65~~67
2.02    Borrowings, Conversions and Continuations of Loans    ~~66~~68
2.03    Letters of Credit    ~~68~~71
2.04    Swing Line Loans    ~~77~~79
2.05    Prepayments    ~~79~~81
2.06    Termination or Reduction of Commitments    ~~84~~86
2.07    Repayment of Loans    ~~84~~87
2.08    Interest    ~~85~~87
2.09    Fees    ~~86~~88
2.10    Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate    ~~87~~89
-i-

Page
2.11    Evidence of Debt    ~~87~~90
2.12    Payments Generally; Administrative Agent’s Clawback    ~~88~~90
2.13    Sharing of Payments by Lenders    ~~90~~92
2.14    Designated Borrowers    ~~90~~93
2.15    Defaulting Lenders    ~~92~~94
2.16    Designated Lenders    ~~93~~96
2.17    Incremental Commitments    ~~93~~96
2.18    Refinancing Facilities    ~~97~~98
2.19    Amend and Extend Transactions    ~~97~~99
ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01    Taxes    ~~99~~101
3.02    Illegality    10~~4~~6
3.03    Inability to Determine Rates    10~~5~~6
3.04    Increased Costs; Reserves on Eurocurrency Rate Loans, Term SOFR Loans, SONIA Rate Loans and Daily Simple SOFR Loans    ~~109~~110
3.05    Compensation for Losses    11~~1~~2
3.06    Mitigation Obligations; Replacement of Lenders    11~~1~~3
3.07    Survival    11~~2~~3
3.08    Obligations Under Article III    11~~2~~3
ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01    [Reserved]    11~~2~~3
4.02    Conditions to All Credit Extensions    11~~2~~3
4.03    Conditions to Credit Extension to Specified Designated Borrower    11~~3~~4
ARTICLE V
REPRESENTATIONS AND WARRANTIES
5.01    Existence, Qualification and Power    11~~4~~5
5.02    Authorization; No Contravention    11~~4~~5
5.03    Governmental Authorization; Other Consents    11~~4~~5
-ii-

Page
5.04    Binding Effect    11~~4~~5
5.05    Financial Statements; No Material Adverse Effect    11~~5~~6
5.06    Litigation    11~~5~~6
5.07    No Default    11~~5~~6
5.08    Ownership of Property; Liens    11~~5~~6
5.09    Environmental Compliance    11~~5~~6
5.10    Insurance    11~~6~~7
5.11    Taxes    11~~6~~7
5.12    ERISA Compliance    11~~6~~7
5.13    Subsidiaries; Equity Interests    11~~7~~8
5.14    Margin Regulations; Investment Company Act    11~~7~~8
5.15    Disclosure    11~~7~~8
5.16    Compliance with Laws    11~~8~~9
5.17    Taxpayer Identification Number; Other Identifying Information    11~~8~~9
5.18    Intellectual Property; Licenses, Etc.    11~~8~~9
5.19    Representations as to Foreign Loan Parties and the Specified Designated Borrower    11~~8~~9
5.20    Solvency    ~~119~~120
5.21    OFAC    12~~0~~1
5.22    Anti-Corruption Laws    12~~0~~1
5.23    PATRIOT Act    12~~0~~1
5.24    Use of Proceeds    12~~0~~1
5.25    Collateral Documents    12~~0~~1
5.26    Affected Financial Institution    12~~0~~1
ARTICLE VI
AFFIRMATIVE COVENANTS
6.01    Financial Statements    12~~0~~1
6.02    Certificates; Other Information    12~~2~~3
6.03    Notices    12~~4~~5
6.04    Payment of ~~Obligations~~Taxes    12~~4~~5
-iii-

Page
6.05    Preservation of Existence, Etc.    12~~4~~5
6.06    Maintenance of Properties    12~~5~~6
6.07    Maintenance of Insurance    12~~5~~6
6.08    Compliance with Laws    12~~5~~6
6.09    Books and Records    12~~5~~6
6.10    Inspection Rights    12~~5~~6
6.11    Use of Proceeds    12~~5~~6
6.12    Approvals and Authorizations    12~~6~~7
6.13    Additional Guarantors and Collateral; Redesignation of Immaterial Subsidiaries; Designation of Stock Pledge Subsidiaries    12~~6~~7
6.14    Compliance with Regulatory Requirements    ~~129~~130
6.15    Further Assurances    ~~129~~131
6.16    [Reserved]    13~~0~~1
6.17    People with Significant Control Regime (UK)    13~~0~~1
ARTICLE VII
NEGATIVE COVENANTS
7.01    Liens    13~~0~~1
7.02    Investments    13~~2~~4
7.03    Indebtedness    13~~5~~7
7.04    Fundamental Changes    13~~8~~9
7.05    Dispositions    ~~138~~140
7.06    Restricted Payments    ~~139~~141
7.07    Change in Nature of Business; Bank Regulated Subsidiaries    14~~1~~2
7.08    Transactions with Affiliates    14~~1~~2
7.09    Burdensome Agreements    14~~1~~2
7.10    Use of Proceeds    14~~2~~3
7.11    Financial Covenants    14~~2~~4
7.12    Sale and Leasebacks    14~~3~~4
7.13    Accounting Changes    14~~3~~4
7.14    Tax Receivable Agreement; Prepayments    14~~3~~4
-iv-

Page
7.15    Amendments    14~~3~~4
7.16    Permitted Securitization Transactions    14~~3~~4
7.17    Changes in Locations, Name, etc.    14~~4~~5
ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES
8.01    Events of Default    14~~4~~5
8.02    Remedies Upon Event of Default    14~~7~~8
8.03    Application of Funds    14~~8~~9
ARTICLE IX
ADMINISTRATIVE AGENT
9.01    Appointment and Authority    ~~149~~150
9.02    Rights as a Lender    15~~0~~1
9.03    Exculpatory Provisions    15~~0~~1
9.04    Reliance by Administrative Agent    15~~1~~2
9.05    Delegation of Duties    15~~1~~2
9.06    Resignation of Administrative Agent    15~~1~~2
9.07    Non-Reliance on the Administrative Agent, the Joint Lead Arrangers and the Other Lenders    15~~2~~3
9.08    No Other Duties, Etc.    15~~3~~4
9.09    Administrative Agent May File Proofs of Claim    15~~3~~4
9.10    Collateral and Guaranty Matters    15~~5~~6
9.11    Specified Cash Management Agreements and Specified Hedge Agreements    15~~5~~7
9.12    Recovery of Erroneous Payments    15~~6~~7
ARTICLE X
MISCELLANEOUS
10.01    Amendments, Etc.    15~~6~~7
10.02    Notices; Effectiveness; Electronic Communication    16~~0~~1
10.03    No Waiver; Cumulative Remedies; Enforcement    16~~2~~3
10.04    Expenses; Indemnity; Damage Waiver    16~~2~~4
-v-

Page
10.05    Payments Set Aside    16~~4~~6
10.06    Successors and Assigns    16~~5~~6
10.07    Treatment of Certain Information; Confidentiality    17~~0~~1
10.08    Right of Setoff    17~~1~~2
10.09    Interest Rate Limitation    17~~2~~3
10.10    Counterparts; Integration    17~~2~~3
10.11    Survival of Representations and Warranties    17~~2~~3
10.12    Severability    17~~2~~4
10.13    Replacement of Lenders    17~~2~~4
10.14    Governing Law; Jurisdiction; Etc.    17~~3~~5
10.15    Waiver of Jury Trial    17~~4~~6
10.16    No Advisory or Fiduciary Responsibility    17~~5~~6
10.17    Electronic Execution    17~~5~~6
10.18    USA PATRIOT Act    17~~6~~7
10.19    Judgment Currency    17~~6~~7
10.20    CAM Agreement    17~~6~~8
10.21    Certain Representations and Confirmations    17~~6~~8
10.22    [Reserved].    17~~7~~8
10.23    Parallel Debt    17~~7~~8
10.24    Additional Appointment    ~~178~~180
10.25    Appointment of Company    ~~178~~180
10.26    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    ~~179~~180
10.27    ERISA    ~~179~~180
10.28    Acknowledgement Regarding Any Supported QFCs    18~~0~~1
10.29    Effectiveness of Amendment and Restatement    18~~1~~2

-vi-

Execution Version
SCHEDULES
I        Commitments
1.01A        Agreed Credit Support Principles
1.01B        Existing Letters of Credit
1.01C        Mortgaged Property
1.01D        Initial Foreign Subsidiary Guarantors
5.13        Subsidiaries; Other Equity Investments; Equity Interests in the Company
5.17        Identification Numbers for Designated Borrowers that are Foreign Subsidiaries
7.01        Existing Liens
7.02        Existing Investments
7.03        Existing Indebtedness
7.09        Burdensome Agreements
10.02        Administrative Agent’s Office; Certain Addresses for Notices
EXHIBITS
Form of
A        Loan Notice
B        Swing Line Loan Notice
C-1        Term Note
C-2        Revolving Credit Note
D        Compliance Certificate
E        Assignment and Assumption
F        [Reserved]
G        [Reserved]
H        Foreign Subsidiary Guaranty
I        [Reserved]
J        Perfection Certificate
K        Designated Borrower Request and Assumption Agreement
L        Designated Borrower Notice

M-1    Form of U.S. Tax Compliance Certificate (Foreign Lenders that are Not
Partnerships)
M-2    Form of U.S. Tax Compliance Certificate (Foreign Participants that are Not
Partnerships)
M-3    Form of U.S. Tax Compliance Certificate (Foreign Participants that are
Partnerships)
M-4    Form of U.S. Tax Compliance Certificate (Foreign Lenders that are Partnerships)
N        Solvency Certificate
O        Notice of Loan Prepayment
-viii-

AMENDED AND RESTATED CREDIT AGREEMENT
This AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of April 1, 2021 among WEX INC., a Delaware corporation (the “Company”), the Designated Borrowers (as defined herein and, together with the Company, collectively the “Borrowers” and, each a “Borrower”), the Specified Designated Borrower (as defined herein), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”) and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.
RECITALS:
WHEREAS, the Borrowers and the Specified Designated Borrower are party to that certain Credit Agreement, dated as of July 1, 2016 (as amended, supplemented or modified prior to the date hereof, the “Existing Credit Agreement”), among the Borrowers, the Specified Designated Borrower, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer pursuant to which the lenders thereunder have extended or committed to extent certain credit facilities to the Borrowers and the Specified Designated Borrower.
WHEREAS, the Company has requested that the Existing Credit Agreement be amended and restated and in connection with such amendment and restatement that the Lenders extend credit in the form of (i) the Term A Loans (as defined herein) on the Closing Date in an initial aggregate principal amount of $978,432,863.34, (ii) the Term B Loans (as defined herein) on the Closing Date in an initial aggregate principal amount of $1,442,000,000 and (iii) the Revolving Credit Facility (as defined herein) in an initial aggregate principal amount of $930,000,000.
WHEREAS, the proceeds of the term Loans and the Revolving Credit Facility on the Closing Date will be used to (i) prepay in full all Existing Term Loans (including accrued and unpaid interest, fees, expenses and other amount related thereto, other than contingent obligations not then due and payable) outstanding under the Existing Credit Agreement on the Closing Date, (ii) prepay in full all Existing Credit Agreement Revolving Credit Loans (including accrued and unpaid interest, premiums, fees, expenses and other amounts related thereto, other than contingent obligations not then due and payable and, for the avoidance of doubt, other than with respect to any Existing Letters of Credit, which shall be continued as Letters of Credit hereunder) outstanding under the Existing Credit Agreement on the Closing Date, (clauses (i) and (ii), collectively, the “Closing Date Refinancing”) and (iii) pay all fees and expenses in connection with the foregoing.
WHEREAS, the Lenders have indicated their willingness to lend and the L/C Issuer (as defined herein) has indicated its willingness to issue letters of credit, in each case, on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“2023 Incremental Revolving Lender” has the meaning specified in the Third Amendment.
“2024 Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrowers pursuant to Section 2.01(c) or pursuant to an Additional Credit Extension Amendment, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule I to the Fifth Amendment under the caption “2024 Revolving Credit Commitment” or opposite such caption in the Additional Credit Extension Amendment or Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the 2024 Revolving Credit Commitments as of the Fifth Amendment Effective Date is $1,600,000,000 and the 2024 Revolving Credit Commitment of each Revolving Credit Lender as of the Fifth Amendment Effective is set forth on Schedule I to the Fifth Amendment.
“Acquired Entity or Business” means any Person, property, business or asset acquired by the Company or any Subsidiary, including pursuant to a transaction consummated prior to or after the Closing Date, and not subsequently so disposed of.
“Acquisition” means (a) an investment (through the acquisition of Equity Interests or otherwise) by the Company or any Subsidiary in any other Person pursuant to which such Person shall become a Subsidiary or shall be merged with or into the Company or any Subsidiary, or (b) the acquisition (by purchase, merger, consolidation or otherwise) by the Company or any Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person or any division, business unit, product line or line of business of such Person.
“Additional Credit Extension Amendment” means an amendment to this Agreement (which may, at the option of the Administrative Agent and the Company, be in the form of an amendment and restatement of this Agreement) providing for any (i) Incremental Facilities pursuant to Section 2.17, (ii) Credit Agreement Refinancing Indebtedness pursuant to Section 2.18 and/or (iii) Extended Revolving Credit Commitments or Extended Term Loans pursuant to Section 2.19, which shall be consistent with the applicable provisions of this Agreement and otherwise reasonably satisfactory to the Administrative Agent. Each Additional Credit Extension Amendment shall be executed by the L/C Issuer and/or the Swing Line Lender (to the extent Section 10.01 would require the consent of the L/C Issuer and/or the Swing Line Lender, respectively, for the amendments effected in such Additional Credit Extension Amendment), the Administrative Agent, the Loan Parties and the other parties specified in Section 2.17, 2.18 or 2.19, as applicable, of this Agreement (but not any other Lender not specified in Section 2.17, 2.18 or 2.19, as applicable, of this Agreement), but shall not effect any amendments that would require the consent of each affected Lender or all Lenders pursuant to the first proviso in the first paragraph of Section 10.01. Any Additional Credit Extension Amendment may include conditions for delivery of opinions of counsel and other customary documentation. The Third Amendment shall constitute an Additional Credit Extension Amendment for all purposes hereunder.
“Additional Escrow Amount” means an amount equal to (a) all interest that could accrue on any Escrow Debt from and including the date of issuance thereof to and including the date of any potential mandatory redemption to occur if the proceeds of such Escrow Debt are not released from the applicable Escrow Account, plus (b) the amount of any original issue discount on such Escrow Debt, plus

(c) all fees and expenses that are incurred in connection with the issuance of such Escrow Debt and all fees, expenses or other amounts payable in connection with any redemption of such Escrow Debt.
“Additional Term A Commitment” means, with respect to each Additional Term A Lender, its commitment to make a Term A Loan on the Closing Date in the amount set forth opposite such Additional Term A Lender’s name in Schedule I.
“Additional Term A Lender” means the Persons identified as such on the signature pages to the Restatement Agreement.
“Additional Term A-1 Commitment” means, with respect to each Additional Term A-1 Lender, its commitment to make a Term A-1 Loan on the Fifth Amendment Effective Date in an amount equal to $174,534,807.76.
“Additional Term A-1 Lender” means the Persons identified as such on the signature pages to the Fifth Amendment.
“Additional Term B-1 Commitment” means, with respect to the Additional Term B-1 Lender, its commitment to make a Term B-1 Loan on the Fourth Amendment Effective Date in an amount equal to $69,870,961.78.
“Additional Term B-1 Lender” means the Person identified as such on the signature page to the Fourth Amendment.
“Adjustment” has the meaning specified in Section 3.03(f).
“Administrative Agent” means Bank of America (or any of its designated branch offices or affiliates) in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Company and the Lenders. “Administrative Questionnaire” means an Administrative Questionnaire in a form of supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agreed Credit Support Principles” means the principles set forth on Schedule 1.01A.
“Agreement” has the meaning specified in the introductory paragraph hereto.
“A.L.T.A.” has the meaning specified in Section 6.13(c)(ii).

“Alternative Currency” means each of Euro, Sterling, Australian Dollars, Canadian Dollars, and each additional currency (other than Dollars) that is approved in accordance with Section 1.06; provided that each such additional currency is an Eligible Currency.
“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.
“Alternative Currency Sublimit” means an amount equal to the lesser of the Revolving Credit Facility and $~~5~~600,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions.
“Applicable Percentage” means (a) in respect of the Term A-1 Facility, with respect to any Term A-1 Lender at any time, the percentage (carried out to the ninth decimal place) of the Term A-1 Facility represented by (i) on or prior to the ~~Closing~~Fifth Amendment Effective Date, such Term A-1 Lender’s Term A-1 Commitment at such time and (ii) thereafter, the principal amount of such Term A-1 Lender’s Term A-1 Loans at such time, (b) [reserved], (c) in respect of the Term B-1 Facility, with respect to any Term B-1 Lender at any time, the percentage (carried out to the ninth decimal place) of the Term B-1 Facility represented by (i) on or prior to the Fourth Amendment Effective Date, such Term B-1 Lender’s Term B-1 Commitment at such time and (ii) thereafter, the principal amount of such Term B-1 Lender’s Term B-1 Loans at such time, (d) in respect of any other Term Facility, with respect to any Term Lender at any time, the percentage (carried out to the ninth decimal place) of such Term Facility represented by the principal amount of such Term Lender’s Term Loans under such Term Facility at such time and (e) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.17. If the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Rate” means, with respect to any Base Rate Loan, Eurocurrency Rate Loan, Term SOFR Loan, Daily Simple SOFR Loan or SONIA Rate Loan, or with respect to Letter of Credit Fees and Commitment Fees payable hereunder:
(a)     with respect to the Revolving Credit Facility, (i) from the ~~Closing~~Fifth Amendment Effective Date to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(b) for the fiscal quarter ending ~~March 31~~ September 30, 202~~1~~4, (x) ~~1.00~~0.50% per annum, with respect to Base Rate Loans, (y) ~~2.00~~1.50% per annum, with respect to Eurocurrency Rate Loans, Term SOFR Loans, Daily Simple SOFR Loans, SONIA Rate Loans and Letter of Credit Fees and (z) ~~0.40~~0.25% per annum, with respect to Commitment Fees, and (ii) thereafter, the following percentages per annum set forth below under the caption “Base Rate Loans,” “Eurocurrency Rate Loans, Term SOFR Loans, Daily Simple SOFR Loans, SONIA Rate Loans and Letters of Credit” or “Commitment Fee,” as the case may be, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Applicable Rate
Pricing Level	Consolidated Leverage Ratio	Base Rate Loans	Eurocurrency Rate Loans, Term SOFR, Daily Simple SOFR Loans, SONIA Rate Loans and Letters of Credit	Commitment Fee
1	~~< 2.50~~≤ 3.00 to 1.00	0.50%	1.50%	0.25%
2	~~≥ 2.50~~> 3.00 to 1.00 and ~~<~~≤ 3.50 to 1.00	0.75%	1.75%	0.30%
3	~~≥~~> 3.50 to 1.00 and ~~< 4.00~~≤ 4.25 to 1.00	1.00%	2.00%	~~0.40~~0.375%
4	~~≥ 4.00 to 1.00 and < 4.50 to~~> 4.25 to 1.00	1.25%	2.25%	0.45%
~~5~~	~~≥ 4.50 to 1.00~~	~~1.50%~~	~~2.50%~~	~~0.50%~~

(b)    with respect to the Term A-1 Facility, (i) from the Closing Date to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(b) for the fiscal quarter ending ~~March 31~~September 30, 202~~1~~4, (x) ~~1.00~~0.50% per annum, with respect to Base Rate Loans and (y) ~~2.00~~1.50% per annum, with respect to Term SOFR Loans~~,~~  and (ii) thereafter, the following percentages per annum set forth below under the caption “Base Rate Loans,” or “Term SOFR Loans,” as the case may be, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Applicable Rate
Pricing Level	Consolidated Leverage Ratio	Base Rate Loans	Term SOFR Loans
1	~~< 2.50~~≤ 3.00 to 1.00	0.50%	1.50%
2	~~≥ 2.50~~> 3.00 to 1.00 and ~~<~~≤ 3.50 to 1.00	0.75%	1.75%
3	~~≥~~> 3.50 to 1.00 and ~~< 4.00~~≤ 4.25 to 1.00	1.00%	2.00%
4	~~≥ 4.00 to 1.00 and < 4.50 to~~> 4.25 to 1.00	1.25%	2.25%
~~5~~	~~≥ 4.50 to 1.00~~	~~1.50%~~	~~2.50%~~

(c)    with respect to the Term B-1 Facility, (x) 1.00% per annum, with respect to Base Rate Loans and (y) 2.00% per annum, with respect to Term SOFR Loans;
(d)    with respect to any Term Loans or Revolving Credit Commitments established or extended pursuant to Section 2.17, 2.18 or 2.19, as specified in the Additional Credit Extension Amendment related thereto.
Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 5 shall apply in respect of the Revolving Credit Facility and Term A-1 Facility, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered.
Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).
“Applicable Revolving Credit Percentage” means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time.
“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Applicant Borrower” has the meaning specified in Section 2.14.

“Appropriate Lender” means, at any time, (a) with respect to any Facility, a Lender that has a Commitment with respect to such Facility or holds a Loan thereunder at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders and (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form (including electronic documentation generated by Market Clear or other electronic platform) approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease and (c) in respect of any Securitization Transaction or Permitted Factoring Transaction, the outstanding principal amount of such financing owed to Persons other than the Company and its Subsidiaries and, in the case of any Securitization Transaction, other than to Permitted Securitization Entities.
“Australian Dollar” means lawful money of the Commonwealth of Australia.
“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).
“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date in respect of the Revolving Credit Facility, (b) the date of termination of the Revolving Credit Facility pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A. and its successors.
“Bank Regulated Subsidiary” means (i) any Regulated Bank or (ii) any Subsidiary of a Regulated Bank all of the common stock of which is owned by such Regulated Bank.
“Bank Regulated Subsidiary Event” means (A) any regulatory or enforcement action, agreement, commitment or order, whether formal, informal or otherwise taken by the (i) FDIC or other applicable Federal regulatory authority whether under Sections 8(a), (b), (c), (d) or (w), or Sections 38, 38A or 39 of the Federal Deposit Insurance Act (the “FDI Act”) or the FDIC’s regulations, including Parts 325 or 364, or otherwise, (ii) the Bureau of Consumer Financial Protection, or (iii) by the Utah Commissioner of Financial Institutions (the “Utah Commissioner”) under Sections 7-1-307, 7-1-313, 7-1-320, 7-1-322 or 7-2-1 et seq. of the Utah Code, or otherwise, or by any other applicable state regulatory authority if any such action will or is reasonably likely to (a) limit or restrict the offering, renewal, use or sources of brokered, internet or bulletin board deposits, or any nondeposit funding of any Material Bank Regulated Subsidiary, (b) limit or restrict the offering or issuance of credit cards or the extension of credit or other transactions thereunder by a Material Bank Regulated Subsidiary, (c) require higher minimum capital ratios for any Material Bank Regulated Subsidiary above those required for banks and industrial loan companies generally to remain well capitalized for all regulatory purposes or (d) materially affect any Material Bank Regulated Subsidiary’s conduct of its business or (B) any breach or violation of any of any law, rule, order, agreement or commitment to the FDIC, the Utah Commissioner or other applicable regulatory authority, including any breach or violation of any of the items described in clause (A) of this paragraph, which has or is reasonably likely to have any of the effects listed in clauses (a) through (d) above; and (C) any such event is continuing for three (3) Business Days.
“Bank Term Funding Program” means the bank term funding program created on March 12, 2023 by the Federal Reserve.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) Term SOFR plus 1.00%; provided that if the Base Rate shall be less than 1.00%, such rate shall be deemed 1.00% for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.
“Base Rate Revolving Credit Loan” means a Revolving Credit Loan that is a Base Rate Loan.
“Base Rate Loan” means a Revolving Credit Loan or a Term Loan that bears interest based on the Base Rate. Base Rate Loans are available only to the Company and to Designated Borrowers that are Domestic Loan Parties, and only for Loans denominated in Dollars.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing, as the context may require.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:
(a)     if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Euro are conducted by and between banks in the London interbank eurodollar market and a TARGET Day;
(b)    if such day relates to any interest rate settings as to a SONIA Rate Loan or a Eurocurrency Rate Loan denominated in a currency other than Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and
(c)    if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a SONIA Rate Loan or Eurocurrency Rate Loan denominated in a currency other than Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such SONIA Rate Loan or Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
“CAM Agreement” means that certain Collection Allocation Mechanism Agreement, dated as of July 1, 2016, by and among the Administrative Agent and each Lender, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, it being understood and agreed that no Loan Party shall be a party to such agreement or have any rights or obligations thereunder, nor shall the consent of any Loan Party be required with respect to any aspect thereof.
“Canadian Dollar” and “CAD” means lawful money of Canada.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations).
“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Company and its Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Company and its Subsidiaries.
“Capped Call Transactions” means one or more call options referencing the Company’s Equity Interests purchased by the Company in connection with the issuance of Convertible Bond Indebtedness with a strike or exercise price (howsoever defined) initially equal to the conversion price (howsoever defined) of the related Convertible Bond Indebtedness (subject to rounding) and limiting the amount deliverable to the Company upon exercise thereof based on a cap or upper strike price (howsoever defined).
“Cash Collateralize” has the meaning specified in Section 2.03(g)(iv).
“Cash Equivalents” means, as to any Person, (a) securities issued, or directly, unconditionally and fully guaranteed or insured, by the United States or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition by such Person; (b) time deposits, certificates of deposit and bankers’ acceptances of any Lender or any commercial bank, or which is the principal banking subsidiary of a bank holding company, in each case, organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $500 million with maturities of not more than one year from the date of acquisition by such Person; (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above, which repurchase obligations are secured by a valid perfected security interest in the underlying securities; (d) commercial paper and variable or fixed rate notes issued by any Person incorporated in the United States rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s and in each case maturing not more than twenty-four months after the date of acquisition by such Person; (e) direct obligations issued by any state of the United States or any political subdivision thereof having one of the two highest rating categories obtainable from either S&P or Moody’s with maturities of not more than one year from the date of acquisition thereof; (f) demand deposit accounts maintained in the ordinary course of business; (g) investments in money market funds (i) substantially all of whose assets are comprised of securities of the types described in clauses (a) through (f) above, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $500,000,000.
“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.
“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement (or, with respect to Cash Management Agreements outstanding on the Closing Date, on the Closing Date), is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement, but only for so long as such Person is a Lender or an Affiliate of a Lender.

“Casualty Event” means any event that gives rise to the receipt by the Company or any Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.
~~“CDOR” has the meaning specified in the definition of “Eurocurrency Rate.”~~
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.
“Change of Control” means an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of ~~30~~35% or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);
~~(b)    during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (in each case, such approval either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director); or~~
(b)    [reserved]; or
(c)    any “change of control” or similar event, however characterized, shall occur under any document governing any Indebtedness of the Company or any Subsidiary having a principal amount equal to or greater than the Threshold Amount if, as a consequence of such change of control or similar event, the holders of such Indebtedness have the right whether or not exercised, to cause the Company or any Subsidiary to redeem, prepay, repurchase or make any other payment in respect of such Indebtedness.
“Citizens” has the meaning specified in the introductory paragraph hereto.
“Class” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Term A-1 Loans, Term B-1 Loans, Incremental Term Loans, Refinancing Term Loans, Extended Term Loans, Revolving Credit Loans, Incremental Revolving Credit Loans, Refinancing Revolving Credit Loans or Extended Revolving Credit Loans, (b) any Commitment, refers to whether such Commitment is a Term A-1 Commitment, Term B-1 Commitment, Incremental Term Loan Commitment, Revolving Credit Commitment, Incremental Revolving Credit Commitment, Refinancing Revolving Credit Commitment or Extended Revolving Credit Commitment, (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments. Incremental Term Loans, Refinancing Term Loans, Extended Term Loans, Incremental Revolving Credit Loans, Refinancing Revolving Credit Loans, Extended Revolving Credit Loans, Incremental Term Loan Commitments, Incremental Revolving Credit Commitments, Refinancing Revolving Credit Commitments or Extended Revolving Credit Commitments that have different terms and conditions shall be construed to be in different Classes. For the avoidance of doubt, all Term A-1 Loans shall be considered part of a single Class and all Term B-1 Loans shall be considered part of a single Class.
“Closing Date” means April 1, 2021.
“Closing Date Refinancing” has the meaning provided in the recitals to this Agreement.
“CME” means CME Group Benchmark Administration Limited.
“Code” means the Internal Revenue Code of 1986.
“Collateral” means all of the “Collateral” and “Mortgaged Property” or other similar term referred to in the Collateral Documents and all of the other property that is subject to Liens (or with respect to which Liens are purported to be granted pursuant to the Collateral Documents) in favor of the Administrative Agent for the benefit of the Secured Parties (subject to all exclusions and limitations therein).
“Collateral Documents” means, collectively, (i) the U.S. Security Agreement, the U.S. IP Security Agreements, the Foreign Subsidiary Pledge Documents (including the WES Stock Pledge Documents) and each supplement thereto, (ii) each of the Mortgages, collateral assignments, supplements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.13 and Section 6.15 and (iii) each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.
“Commitment” means a Term A-1 Commitment, a Term B-1 Commitment, a Revolving Credit Commitment or any other commitment to extend credit established pursuant to an Additional Credit Extension Amendment, as the context may require.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.09(a).
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Company” has the meaning specified in the introductory paragraph hereto.
“Company Guaranty” means the Company Guaranty dated as of July 1, 2016 made by the Company in favor of the Administrative Agent and the Lenders.
“Compliance Certificate” means a certificate substantially in the form of Exhibit D.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated EBITDA” means, for any period, Consolidated Net Income after eliminating extraordinary gains and losses, and unusual items, (a) plus, without duplication (and to the extent deducted in calculating such Consolidated Net Income), (i) income tax expense, (ii) depreciation and amortization expense, (iii) Consolidated Interest Charges, (iv) other non-cash charges ~~and~~, (v) non-recurring charges or expenses incurred as transaction costs in connection with Permitted Acquisitions, other Investments permitted hereunder or Dispositions (in each case, whether or not consummated), (vi) any charges or expenses related to any incurrence or of Indebtedness (whether or not consummated), including in connection with the transactions hereunder on the Fifth Amendment Effective Date, (vii) [reserved], (viii) the amount that the Company in good faith reasonably believes would have been realized or achieved as a contribution to Consolidated EBITDA as a result of contractual rebate terms in effect following any Material Acquisition as if such rebate terms had been in effect at all times during the relevant period, (ix) revenues (net of associated expenses), on a “run rate” basis, projected to be realizable in future periods of comparable length, attributable to new customers and new contracts projected by the Company in good faith to be attributed to such customers and contracts in connection with any Material Acquisition during the applicable period (without duplication of any actual revenues relating to such customers and contracts) (it being understood that such “run rate” revenues shall be (x) set forth in reasonable detail in a certificate of a Responsible Officer of the Company delivered to the Administrative Agent on or prior to the relevant date of determination which certifies that such revenues have been projected by the Company in good faith based on and derived from financial information delivered to the Administrative Agent on or prior to such Material Acquisition and (y) added to Consolidated EBITDA for only the periods ending on or prior to the last day of the eighth (8th) full fiscal quarter immediately following such Material Acquisition), and (x) (A) any charge, fee, expense, cost, accrual or reserve of any kind (collectively, “Charges”) incurred during such period and attributable to, or (B) the amount of any “run rate” cost savings, expense reductions, other operating changes, improvements, optimizations, actions and initiatives, synergies (excluding, for the avoidance of doubt for purposes of this clause (B), revenue synergies, projected increases in revenues or other revenue enhancements) (collectively, “Expected Cost Savings”) projected by the Company to result from action either taken or expected to be taken in connection with, and within 18 months following: (X) any Investment, acquisition (including the commencement of activities constituting a business) or disposition (including the termination or discontinuance of activities constituting a business) and/or (Y) any operational change, expanded operations, improvement, optimization, actions or initiative (including, to the extent applicable, in connection with retention, severance, consolidation, or any tax or other restructuring); provided, that Expected Cost Savings will be added to Consolidated EBITDA as so projected until fully realized and calculated on a pro forma basis as though such Expected Cost Savings had been realized (or commenced, acquired or created, as applicable) on the first day of such period, net of the amount of actual benefits realized during such period from such actions; provided, further that, the aggregate amount of adjustments to Consolidated EBITDA permitted to be made for any period in respect of Expected Cost Savings shall not exceed 25% of Consolidated EBITDA for such period (calculated prior to giving effect to the Expected Cost Savings adjustments contemplated in this clause (x)), and (b) minus, without duplication, any non-recurring cash income or gain to the extent included in the computation of Consolidated Net Income for such period; provided that for purposes of determining “Consolidated EBITDA” any unrealized non-cash gains (and losses) arising in connection with any Swap Contracts shall be subtracted (or added) to the extent such unrealized non-cash gains (or losses) were included in the computation of Consolidated Net Income; provided that, if any Subsidiary is not a Wholly-Owned Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Consolidated Net Income attributable to such Subsidiary multiplied by (B) the percentage of common Equity Interests of such Subsidiary not owned on the last day of such period by the Company or any of its Wholly-Owned Subsidiaries.
In addition to, and without limitation of, the foregoing, for purposes of this definition, “Consolidated EBITDA” shall be calculated on each date of determination on a Pro Forma Basis, including to give effect to any Consolidated EBITDA attributable to any Material Acquisition or Material Disposition during the applicable period, as if such Material Acquisition or Material Disposition occurred on the first day of the applicable period. As used in this definition, “Material Acquisition” means any Acquisition that involves the payment of consideration by the Company and its Subsidiaries in excess of $10,000,000; and “Material Disposition” means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Company and its Subsidiaries in excess of $10,000,000.
“Consolidated Funded Indebtedness” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, but without duplication, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder in respect of borrowed money) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, but only to the extent includable as a liability on the consolidated balance sheet of the Company and its Subsidiaries as of such date, (d) all obligations in respect of the deferred purchase price of property or services to the extent constituting Indebtedness (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of capital leases, Synthetic Lease Obligations, Securitization Transactions and Permitted Factoring Transactions, (f) all obligations of such Person in respect of Disqualified Stock, (g) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (f) above of Persons other than the Company or any Subsidiary, and (h) all Indebtedness of the types referred to in clauses (a) through (g) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Company or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Company or such Subsidiary. For the purposes of this definition, Consolidated Funded Indebtedness shall not include Operating Indebtedness.
“Consolidated Interest Charges” means, for any period, the sum, for the Company and its consolidated Subsidiaries (determined in accordance with GAAP), of all interest in respect of Consolidated Funded Indebtedness (including, without limitation, the interest component of any payments in respect of capital lease obligations, but excluding (a) commissions, discounts, yield and other fees and charges (and any interest expense) incurred in connection with any Permitted Securitization Transaction and (b) any capitalized financing costs) accrued during such period (whether or not actually paid during such period).
“Consolidated Interest Coverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated EBITDA for such Test Period to (b) Consolidated Interest Charges for such Test Period; provided that for purposes of this definition Consolidated Interest Charges shall not include any Operating Interest Expense.
“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a)(i) Consolidated Funded Indebtedness as of such date, less (ii) the amount (not to exceed $400,000,000 in the aggregate) of Consolidated Funded Indebtedness constituting Indebtedness under Permitted Securitization Transactions, and less the amount of Consolidated Funded Indebtedness constituting the non-recourse portion of any Permitted Factoring Transactions less (iii) the aggregate amount up to $~~4~~500,000,000 of unrestricted cash and Cash Equivalents denominated in Dollars or other lawful currencies (provided that such other currencies are readily convertible to, and deliverable in, Dollars and as to which a Dollar Equivalent may be readily calculated) held by the Company and its Subsidiaries (other than the Bank Regulated Subsidiaries) as of such date~~; provided that, (x) with respect to calculating the Consolidated Leverage Ratio for purposes of Section 7.11(b), such amount shall be unlimited until the Increased Cash Netting End Date, and (y) with respect to calculating the Consolidated Leverage Ratio for determining the Applicable Rate for Term A Loans and Revolving Credit Loans, such amount shall be increased by the amount of net proceeds received by the Company from the issuance of any Permitted Unsecured Indebtedness and any Equity Interests (other than Disqualified Stock) until the Increased Cash Netting End Date~~) to (b) Consolidated EBITDA for the Test Period most recently ended.
“Consolidated Net Income” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the net income (loss) of the Company and its Subsidiaries for that period, determined on a consolidated basis in accordance with GAAP.
“Consolidated Net Worth” means, as of any date of determination, all items which in conformity with GAAP would be included under shareholder’s equity on a consolidated balance sheet of the Company and its Subsidiaries at such date.
“Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of (a)(i) Consolidated Funded Indebtedness that is secured by a Lien on any assets of the Company or any of its Subsidiaries as of such date, less (ii) the amount (not to exceed $400,000,000 in the aggregate) of Consolidated Funded Indebtedness constituting Indebtedness under Permitted Securitization Transactions, and less the amount of Consolidated Funded Indebtedness constituting the non-recourse portion of any Permitted Factoring Transactions less (iii) the aggregate amount (not to exceed $~~4~~500,000,000 in the aggregate) of unrestricted cash and Cash Equivalents denominated in Dollars or other lawful currencies (provided that such other currencies are readily convertible to, and deliverable in, Dollars and as to which a Dollar Equivalent may be readily calculated) held by the Company and its Subsidiaries (other than the Bank Regulated Subsidiaries) as of such date to (b) Consolidated EBITDA for the Test Period most recently ended.
“Consolidated Total Assets” means, as of any date of determination, the total assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Contract Consideration” has the meaning specified in Section 2.05(b)(iii).
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Converted Term A Loan” means each Term A Loan held by a Converting Consenting Term A Lender on the Fifth Amendment Effective Date immediately prior to the deemed funding of the corresponding Term A-1 Loan on such date.
“Converted Term B Loan” means each Term B Loan held by a Converting Consenting Term B Lender on the Fourth Amendment Effective Date immediately prior to the deemed funding of the corresponding Term B-1 Loan on such date.
“Convertible Bond Hedge Transactions” means one or more call options referencing the Company’s Equity Interests purchased by the Company in connection with the issuance of Convertible Bond Indebtedness with a strike or exercise price (howsoever defined) initially equal to the conversion or exchange price (howsoever defined) of the related Convertible Bond Indebtedness (subject to rounding).
“Convertible Bond Indebtedness” means Indebtedness having a feature which entitles the holder thereof to convert or exchange all or a portion of such Indebtedness into Equity Interests of the Company (and cash in lieu of fractional Equity Interests) and/or cash (in an amount determined by reference to the price of Equity Interests of the Company), including the Convertible Notes.
“Convertible Notes” means the Company’s convertible unsecured notes due on July 15, 2027.
“Converting Consenting Term A Lender” means a Term A Lender that has elected to be a “Converting Consenting Term A Lender” on its signature page to the Fifth Amendment.
“Converting Consenting Term A-3 Lender” means a Term A Lender that has elected to be a “Converting Consenting Term A-3 Lender” on its signature page to the Restatement Agreement.
“Converting Consenting Term B Lender” means a Term B Lender that has elected to be a “Converting Consenting Term B Lender” on its signature page to the Fourth Amendment.
“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).
“Corresponding Debt” has the meaning specified in Section 10.23(b).
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified in Section 10.28.
“Credit Agreement Refinancing Indebtedness” means Indebtedness issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Term Loans, or Revolving Credit Loans (or unused Revolving Credit Commitments), (“Refinanced Debt”); provided that such exchanging, extending, renewing, replacing or refinancing Indebtedness (a) is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (plus any premium, original issue discount, accrued interest and fees and expenses incurred in connection with such exchange, extension, renewal, replacement or refinancing), (b) does not mature earlier than or have a Weighted Average Life to Maturity shorter than, the Refinanced Debt, (c) shall not be incurred or guaranteed by any entity that is not a Loan Party, (d) in the case of any secured Indebtedness (i) is not secured by any assets not securing the Obligations (other than cash collateral required to be provided due to a defaulting lender) and (ii) is subject to a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Company, (e) shall not contain any mandatory redemption or prepayment provisions (other than amortization provisions and other than the mandatory prepayment provisions as set forth in Section 2.05 (solely with respect to any Indebtedness secured by the Collateral on a pari passu basis with the Facilities) or other customary asset sale and change of control offers or events of default) that could result in prepayments of such Indebtedness prior to the Maturity Date of the applicable Refinanced Debt and (f) has terms (excluding pricing, interest rate margins, rate floors, discounts, fees, premiums and prepayment or redemption provisions) that are not materially more favorable (when taken as a whole) to the lenders or investors providing such Indebtedness than the terms of the Refinanced Debt except for covenants or other provisions applicable only to periods after the Maturity Date or earlier repayment in full of the Term B-1 Loans; provided that such Indebtedness may contain additional or more restrictive financial covenants than the Refinanced Debt so long as such covenants are added for the benefit of the Lenders hereunder.
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Daily Simple SOFR” means the rate per annum equal to SOFR determined for any day pursuant to the definition thereof~~, plus the SOFR Adjustment~~; provided that if Daily Simple SOFR would otherwise be less than zero, Daily Simple SOFR shall be deemed zero for purposes of this Agreement. Any change in Daily Simple SOFR shall be effective from and including the date of such change without further notice.
“Daily Simple SOFR Loan” means a Loan that bears interest at a rate based on Daily Simple SOFR.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, dissolution, administration, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, winding up, reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise), or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Declined Proceeds” has the meaning specified in Section 2.05(b)(v).
“Deductible Amount” has the meaning specified in Section 10.23(d).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, Term SOFR Loan, SONIA Rate Loan or Daily Simple SOFR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to Section 2.15(b), any Lender that, as determined by the Administrative Agent, (a) has failed to (i) perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Line Loans, within two Business Days of the date required to be funded by it hereunder (unless such obligation is the subject of a good faith dispute) or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Lender that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment, or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.
“Designated Borrower” means (i) WEX International Holdings, (ii) certain Subsidiaries of the Company becoming party hereto pursuant to Section 2.14 and, (iii) only upon the satisfaction of the conditions set forth in Section 4.03, the Specified Designated Borrower.
“Designated Borrower Notice” has the meaning specified in Section 2.14(a).
“Designated Borrower Request and Assumption Agreement” has the meaning specified in Section 2.14(a).
“Designated Borrower Requirements” has the meaning specified in Section 2.14(a).
“Designated Borrower Sublimit” means an amount equal to the lesser of (x) the Revolving Credit Facility and (y) the greater of (i) $930,000,000 and (ii) such other amount as agreed to by the Required Revolving Credit Lenders. The Designated Borrower Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“Designated Lender” has the meaning set forth in Section 2.16.
“Designated Obligations” means all Obligations of any Loan Party in respect of principal and interest on the Loans, and L/C Obligations.
“Designated Regulatory Cash” means cash deposited from time to time into one or more segregated bank accounts of the Company and its Subsidiaries (identified to the Administrative Agent in writing) that is required to be retained in order to comply with applicable banking or finance law and regulations.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith and including any disposition of property to a Divided LLC pursuant to an LLC Division.
“Disqualified Stock” means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Stock and cash in lieu of fractional shares of such Equity Interests), pursuant to a sinking fund obligation or otherwise, (b) is convertible into or exchangeable (either mandatorily or at the sole option of the holder thereof) for (i) Indebtedness or debt securities or (ii) any Equity Interests referred to in (a) above (other than solely for Equity Interests in such Person that do not constitute Disqualified Stock and cash in lieu of fractional shares of such Equity Interests), or (c) is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Stock and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by such Person or any of its Affiliates, in whole or in part, at the sole option of the holder thereof; in each case, on or prior to the date ninety-one (91) days after the latest Maturity Date hereunder, provided however that (i) any Equity Interests that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem or purchase such Equity Interests upon the occurrence of a change in control or an asset sale or similar event shall not constitute Disqualified Stock solely because it may be required to be repurchased by the issuer thereof (or any direct or indirect parent company thereof) or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations of such Person or if such Equity Interests provide that the issuer thereof will not redeem any such Equity Interests pursuant to such provisions prior to the repayment in full of the Obligations, (ii) any Equity Interests issued to any employee or to any plan for the benefit of employees of the Company or any Subsidiary or by any such plan to such employees shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Company or such Subsidiary in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability and (iii) any class of Equity Interests of such Person that by its terms authorizes such person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.
“Disqualifying Event” has the meaning specified in the definition of Eligible Currency.
“Divided LLC” means any limited liability company which has been formed upon the consummation of an LLC Division.
~~“Documentation Agent” means, solely with respect to the Term A Facility and the Revolving Credit Facility, BMO Harris Bank, N.A. and Santander Bank, N.A.~~
“Dollar” and “$” mean lawful money of the United States.
“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.
“Domestic Loan Party” means the Company and each Domestic Subsidiary that is a Loan Party.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.
“Domestic Subsidiary Guaranty” means the Domestic Subsidiary Guaranty dated as of July 1, 2016 made by the Domestic Subsidiary Guarantors in favor of the Administrative Agent and the other parties benefitting thereunder.
“Domestic Subsidiary Guarantors” means each Person (other than the Company) that is from time to time a party (but only for so long as they are a party) to the Domestic Subsidiary Guaranty.
“Dutch Auction” means an auction with respect to Term Loans conducted pursuant to Section 10.06(i) to allow a Purchasing Borrower Party to prepay Term Loans at a discount to par value on a pro rata basis in accordance with the applicable Dutch Auction Procedures.
“Dutch Auction Procedures” means, with respect to a purchase of Term Loans in a Dutch Auction, Dutch auction procedures as reasonably agreed upon by the applicable Purchasing Borrower Party and the Administrative Agent.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06 (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).
“Eligible Currency” means any lawful currency other than Dollars that is readily available, freely transferable and convertible into Dollars in the international interbank market available to the Lenders in such market and as to which a Dollar Equivalent may be readily calculated. If, after the designation by the Lenders of any currency as an Alternative Currency, any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, result in, in the reasonable opinion of the Administrative Agent (in the case of any Loans to be denominated in an Alternative Currency) or the L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency), (a) such currency no longer being readily available, freely transferable and convertible into Dollars, (b) a Dollar Equivalent is no longer readily calculable with respect to such currency, or (c) providing such currency is impracticable for the Lenders (each of (a), (b) and (c) a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders and the Borrower, and such country’s currency shall no longer be an Alternative Currency until such time as the Disqualifying Event(s) no longer exist. Within five (5) Business Days after receipt of such notice from the Administrative Agent, the Borrowers shall repay all Loans in such currency to which the Disqualifying Event applies or convert such Loans into the Dollar Equivalent of Loans in Dollars, subject to the other terms contained herein.
“EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.
“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, or governmental restrictions, and all agreements issued, promulgated or entered into by or with any Governmental Authority, in each case relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, but excluding any Convertible Bond Indebtedness unless and until actually converted or exchanged into such capital stock and Capped Call Transactions, Convertible Bond Hedge Transactions and Warrant Transactions entered into as a part of, or in connection with, an issuance of such Convertible Bond Indebtedness.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company or any Borrower, as applicable, within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of a Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Borrower or any ERISA Affiliate.
“Escrow Account” means a deposit or securities account at a financial institution into which any Escrow Funds are deposited.
“Escrow Debt” means any Indebtedness of an Escrow Subsidiary (which may not be guaranteed or receive credit support from any Person other than an Escrow Subsidiary); provided that the net proceeds of such Indebtedness are deposited into an Escrow Account upon the issuance thereof.
“Escrow Funds” means the sum of (a) the net proceeds of any Escrow Debt, plus (b) the related Additional Escrow Amount, plus (c) so long as they are retained in an Escrow Account, any income, proceeds or products of the foregoing.
“Escrow Release Effective Time” has the meaning specified in the definition of the term “Escrow Subsidiary”.
“Escrow Subsidiary” means any Subsidiary of the Borrower that (a) shall have been identified to the Administrative Agent promptly following its formation (and in any event prior to its incurrence of any Indebtedness) and (b) at no time shall contain any assets or liabilities other than any Escrow Debt, any Escrow Funds, any Escrow Accounts and such Subsidiary’s rights and obligations under any documents related to the Escrow Debt. Until such time as the proceeds of such Escrow Debt have been released from escrow in accordance with the applicable escrow arrangements (the “Escrow Release Effective Time”), each relevant Escrow Subsidiary shall be deemed not to be a Subsidiary for any purpose of this Agreement and the other Loan Documents; provided that as of and after the Escrow Release Effective Time, each relevant Escrow Subsidiary shall cease to be an Escrow Subsidiary and shall be a Subsidiary for all purposes of this Agreement and the other Loan Documents and any such Escrow Debt shall be required to be permitted pursuant to Section 7.03 and any Liens securing such Escrow Debt shall be required to be permitted pursuant to Section 7.01.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EURIBOR” has the meaning specified in the definition of “Eurocurrency Rate.”
“EURIBOR Rate” has the meaning specified in the definition of “Eurocurrency Rate.”
“Euro” and “EUR” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.
“Eurocurrency Rate” means:
(a)    With respect to any Credit Extension:
    (i)    [reserved];
    (ii)    denominated in Euros, the rate per annum equal to ~~(A)~~ the Euro Interbank Offered Rate (“EURIBOR”), or a comparable or successor rate, which rate is approved by the Administrative Agent in consultation with the applicable Borrower, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “EURIBOR Rate”) at or about 11:00 a.m., Brussels, Belgium time, two (2) Business Days prior to the commencement of such Interest Period, for deposits in Euro (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period ~~or, (B) if such rate is not available at such time for any reason, a comparable or successor rate approved by the Administrative Agent~~;
    (iii)    denominated in Canadian dollars, the rate per annum equal to ~~(A)~~ the ~~Canadian Dealer Offered Rate (“CDOR”)~~rate per annum equal to the forward-looking term rate based on CORRA (“Term CORRA”, as published on the applicable ~~Bloomberg~~Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) ~~at or about 10:00 a.m. (Toronto, Ontario time) on~~(in such case, the “Term CORRA Rate”) that is two (2) Business Days prior to the Rate Determination Date with a term equivalent to such Interest Period for~~, (B) if such rate is not available at such time for any reason, a comparable or successor rate approved by the Administrative Agent~~ such Interest Period;
    (iv)    denominated in Australian dollars, the rate per annum equal to ~~(A)~~ the average bid rate quoted on page “BBSY,” as displayed on Reuters at or about 10:30 a.m. (Sydney, Australia time) on the Rate Determination Date with a term equivalent to such

Interest Period ~~or, (B) if such rate is not available at such time for any reason, a comparable or successor rate approved by the Administrative Agent~~;
provided that ~~(i) to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further, that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent and (ii)~~ if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Eurocurrency Rate Loan” means a Revolving Credit Loan that bears interest at a rate based on paragraph (a) of the definition of “Eurocurrency Rate.” Eurocurrency Rate Loans must be denominated in an Alternative Currency. All Loans denominated in an Alternative Currency or made to a Foreign Borrower must be Eurocurrency Rate Loans.
“Event of Default” has the meaning specified in Section 8.01.
“Excess Cash Flow” means, for any fiscal year of the Company, the excess, if any, of:
(a)    the sum, without duplication, of:
    (i)    Consolidated Net Income for such fiscal year;
    (ii)    the amount of all non-cash charges (including depreciation and amortization expense) deducted in arriving at such Consolidated Net Income; and
    (iii)    the aggregate net amount of non-cash losses on the Disposition of property by the Company and its Subsidiaries during such fiscal year (other than Dispositions in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income minus
(b)    the sum, without duplication, of:
    (i)    the amount of all non-cash credits included in arriving at such Consolidated Net Income;
    (ii)    [reserved];
    (iii)    (x) the aggregate amount of all principal payments of Indebtedness (including scheduled repayments of the Term Loans and the principal component of payments in respect of capital leases) and (y) all mandatory prepayments of Term Loans pursuant to Section 2.05(b)(i) to the extent required due to a Disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase, but excluding all other repayments of Term Loans made during such period, in each case, other than in respect of any revolving credit facility except to the extent there is an equivalent permanent reduction in commitments thereunder, in each case, of the Company and its Subsidiaries made during such fiscal year;

    (iv)    the aggregate net amount of non-cash gain on the Disposition of property by the Company and its Subsidiaries during such fiscal year (other than Dispositions in the ordinary course of business);
    (v)    [reserved];
    (vi)    customary fees, expenses or charges paid in cash related to the issuance, payment, amendment or refinancing of Indebtedness permitted hereunder, the issuance of Equity Interests permitted hereunder and Dispositions permitted hereunder;
    (vii)    any premium, make-whole or penalty payments paid in cash during such period in connection with the prepayment, redemption, purchase, defeasance or other satisfaction prior to scheduled maturity of Indebtedness permitted to be prepaid, redeemed, purchased, defeased or satisfied hereunder;
    (viii)    cash payments by the Company and its consolidated Subsidiaries during such fiscal year in respect of long-term liabilities of the Company and its consolidated Subsidiaries other than Indebtedness, to the extent such payments are not expensed during such period and are not deducted in calculating Consolidated Net Income;
    (ix)    at the option of the Company, and without duplication of amounts deducted from Excess Cash Flow in prior periods, to the extent set forth in a certificate of a Responsible Officer delivered to the Administrative Agent at or before the time the Compliance Certificate for the period ending simultaneously with such Test Period is required to be delivered, the aggregate amount of cash that is reasonably expected to be paid in respect of planned cash expenditures by the Company or any of its Subsidiaries (the “Planned Expenditures”) relating to Capital Expenditures (including Capitalized Software Expenditures or other purchases of intellectual property) to be consummated or made during the subsequent fiscal year; provided, that to the extent the aggregate amount of Internally Generated Cash actually utilized to finance such Permitted Acquisitions, Investments or Capital Expenditures during such fiscal year is less than the Planned Expenditures, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such fiscal year; and
    (x)    the amount of taxes (including penalties and interest) paid in cash and/or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period.
provided that the amounts referenced in clauses (ii), (iii), (v) and (viii) of this paragraph (b) shall only be included in this paragraph (b) and have the effect of reducing Excess Cash Flow to the extent (x) in the case of clauses (ii) and (v), such amounts were funded with Internally Generated Cash and (y) in the case of clauses (iii) and (viii), such amounts were not funded with the proceeds of Indebtedness (other than Indebtedness incurred under the Revolving Credit Facility) or Equity Interests.
“Excess Cash Flow Percentage” means, as of the date of determination, (a) if the Consolidated Leverage Ratio as of the last day of the applicable fiscal year of the Company is greater than or equal to 3.75:1.00, 50%, (b) if the Consolidated Leverage Ratio as of the last day of the applicable fiscal year of the Company is less than 3.75:1.00 but greater than or equal to 3.25:1.00, 25% and (c) if the Consolidated Leverage Ratio as of the last day of the applicable fiscal year of the Company is less than 3.25:1.00, 0%.
“Excluded Domestic Guaranty Subsidiary” means (a) any Bank Regulated Subsidiary and any of their respective Subsidiaries, (b) any Immaterial Subsidiary, (c) each Permitted Securitization Entity and (d) any Domestic Subsidiary to the extent that the execution and delivery of the Subsidiary Guaranty would not be legally permissible or would require any governmental or regulatory consent, approval, license or authorization (unless such consent, approval, license or authorization has been obtained), or would otherwise result in a burden that would, in the reasonable judgment of the Administrative Agent, exceed the benefit that would be conferred upon the Lenders thereby; provided that no Subsidiary may be an Excluded Domestic Guaranty Subsidiary if such Subsidiary Guarantees or is otherwise obligated to pay any Indebtedness incurred or outstanding in reliance on Section 7.03(k) or (o).
“Excluded Foreign Guaranty Subsidiary” means (a) any Bank Regulated Subsidiary and any of their respective Subsidiaries, (b) any Immaterial Subsidiary, (c) each Permitted Securitization Entity, and (d) any Foreign Subsidiary to the extent, in the case of this subsection (d) only, that the execution and delivery of the Subsidiary Guaranty (i) would not be legally permissible or would require any governmental or regulatory consent, approval, license or authorization (unless such consent, approval, license or authorization has been obtained), (ii) would result in adverse tax or accounting effects, (iii) should, in the reasonable judgment of the Administrative Agent, not be required by reason of the Agreed Credit Support Principles or (iv) would otherwise result in a burden that would, in the reasonable judgment of the Administrative Agent, exceed the benefit that would be conferred upon the Lenders thereby; provided that no Subsidiary may be an Excluded Foreign Guaranty Subsidiary if such Subsidiary Guarantees or is otherwise obligated to pay any Indebtedness incurred or outstanding in reliance on Section 7.03(k) or (o).
“Excluded Pledge Subsidiary” means (1) each Permitted Securitization Entity and (2) each Foreign Subsidiary that (a) is not directly owned by a Domestic Loan Party, (b) is an Immaterial Subsidiary, (c) is a ~~Permitted Securitization Entity, (d) is a~~ Bank Regulated Subsidiary or a Subsidiary thereof, or (~~e~~d) is a Person to the extent, in the case of this clause (~~e~~d) only, that the pledge of up to 65% of each class of the Equity Interests of such Person (i) would not be legally permissible or would require any governmental or regulatory consent, approval, license or authorization (unless such consent, approval, license or authorization has been obtained), (ii) would result in adverse tax or accounting effects, (iii) would result in a burden that would, in the reasonable judgment of the Administrative Agent, exceed the benefit that would be conferred by the pledge of the Equity Interests of such Person or (iv) should, in the reasonable judgment of the Administrative Agent, not be required by reason of the Agreed Credit Support Principles.
“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Loan Party of, or the grant by such Loan Party of a Lien to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any “keepwell, support or other agreement” for the benefit of such Loan Party and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Loan Party, or grant by such Loan Party of a Lien, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master

Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or Lien is or becomes excluded in accordance with the first sentence of this definition.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Commitment (or, in the case of a Loan not funded pursuant to a prior Commitment, an applicable interest in such Loan) to a U.S. Borrower pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in such Loan or Commitment or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA. Notwithstanding anything to the contrary contained in this definition, “Excluded Taxes” shall not include any withholding tax (other than Other Connection Taxes) imposed at any time on payments made by or on behalf of a Foreign Loan Party to any Lender hereunder or under any other Loan Document, except for any such taxes imposed as a result of a Lender’s failure or inability to comply with Section 3.01(e)(i), (iii) or (iv). In such a case, any portion of withholding tax imposed solely due to a Lender’s failure or inability to comply with Section 3.01(e)(i), (iii) or (iv) shall be treated as an “Excluded Tax.”
“Existing Credit Agreement” has the meaning provided in the recitals to this Agreement.
“Existing Credit Agreement Revolving Credit Commitments” means the “Revolving Credit Commitments” of the applicable Revolving Credit Lenders under, and each as defined in, the Existing Credit Agreement on the Closing Date.
“Existing Credit Agreement Revolving Credit Loans” means the “Revolving Credit Loans” under, and as defined in, the Existing Credit Agreement on the Closing Date.
“Existing Letters of Credit” means those certain letters of credit set forth on Schedule 1.01B.
“Existing Term A Loans” means the “Term A-3 Loans” outstanding under, and as defined in, the Existing Credit Agreement immediately prior to the Closing Date.
“Existing Term B Loans” means the “Term B-3 Loans” outstanding under, and as defined in, the Existing Credit Agreement immediately prior to the Closing Date.
“Existing Term Loans” means the Existing Term A-3 Loans and the Existing Term B-3 Loans.
“Extended Revolving Credit Commitment” means any Revolving Credit Commitments the maturity of which shall have been extended pursuant to Section 2.19.

“Extended Revolving Credit Loans” means any Revolving Credit Loans made pursuant to the Extended Revolving Credit Commitments.
“Extended Term Loans” means any Term Loans the maturity of which shall have been extended pursuant to Section 2.19.
“Extension” has the meaning set forth in Section 2.19(a).
“Extension Offer” has the meaning set forth in Section 2.19(a).
“Facility” means the Term A-1 Facility, the Term B-1 Facility, the Revolving Credit Facility or any credit facility created pursuant to an Additional Credit Extension Amendment, as the context may require.
“Factorable Receivables” means accounts receivable of the Company and its Subsidiaries that (a) are produced in the ordinary course of business and (b) are not contingent upon any further performance by the Borrower or any of its Subsidiaries.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official administrative interpretations thereof, any similar provision of law applicable under an intergovernmental agreement entered into in respect thereof and any agreements entered into pursuant to such intergovernmental agreement or Section 1471(b)(1) of the Code as of the date of this Agreement (or any amended or successor version described above), and any intergovernmental agreements implementing the foregoing.
“FDIC” means the Federal Deposit Insurance Corporation.
“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate would otherwise be less than 0% per annum, the Federal Funds Rate will be deemed to be 0% per annum for purposes of this Agreement.
“Federal Reserve” means the Board of Governors of the Federal Reserve System of the United States, together with its constituent banks and agencies.
“FHLB Financing” has the meaning set forth in the definition of “Operation Indebtedness.”
“Fifth Amendment” means that certain Fifth Amendment to the Amended and Restated Credit Agreement, dated as of May 10, 2024, by and among the Borrowers, the other Loan Parties party thereto, the Lenders party thereto, the L/C Issuer, the Swing Line Lender and the Administrative Agent.
“Fifth Amendment Consenting Term A Lenders” means the Converting Consenting Term A Lenders.

“Fifth Amendment Effective Date” has the meaning assigned to such term in the Fifth Amendment.
“Fifth Amendment Joint Lead Arrangers” has the meaning assigned to such term in the Fifth Amendment.
“Financial Covenant” has the meaning specified in Section 8.01(b).
“First Amendment” means that certain First Amendment to the Amended and Restated Credit Agreement, dated as of April 24 2023, by and among the Borrowers, the Administrative Agent and the Lenders party thereto.
“Flood Insurance Laws” means, collectively, (i) National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.
“Foreign Borrower” means any Borrower that is organized under the laws of a jurisdiction other than the Unites States, a state thereof or the District of Columbia.
“Foreign Lender” means a Lender that is not a U.S. Person.
“Foreign Loan Party” means each Foreign Subsidiary that is a Loan Party.
“Foreign Obligation Provider” has the meaning set forth in the definition of “Foreign Subsidiary Secured Obligations.”
“Foreign Obligations” means all of the Obligations of each Foreign Loan Party, including without limitation the Foreign Subsidiary Secured Obligations.
“Foreign Pension Plan” means a registered pension plan which is subject to applicable pension legislation other than ERISA or the Code, which the Company or any Subsidiary sponsors or maintains, or to which it makes or is obligated to make contributions.
“Foreign Plan” means each Foreign Pension Plan, deferred compensation or other retirement or superannuation plan, fund, program, agreement, commitment or arrangement whether oral or written, funded or unfunded, sponsored, established, maintained or contributed to, or required to be contributed to, or with respect to which any liability is borne, outside the United States of America, by the Company or any of its Subsidiaries, other than any such plan, fund, program, agreement or arrangement sponsored by a Governmental Authority.
“Foreign Prepayment Event” has the meaning specified in Section 2.05(b)(vi).
“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.
“Foreign Subsidiary Guarantors” means each Person that is from time to time a party (but only for so long as they are a party) to a Foreign Subsidiary Guaranty. For the avoidance of doubt,

Foreign Subsidiary Guarantors shall not guarantee any Obligations of the Company or any Domestic Subsidiary. Each Foreign Subsidiary Guarantor as of the Closing Date is set forth on Schedule 1.01D.
“Foreign Subsidiary Guaranty” means a guarantee of the Foreign Obligations made by a Foreign Subsidiary in favor of the Administrative Agent and the other parties benefitting thereunder, substantially in the form of Exhibit H, or otherwise reasonably acceptable to the Administrative Agent. Any such guarantee may be a Reduced Guaranty, and any such guarantee made by WES or any of its direct or indirect Subsidiaries may, at the election of the Company, be a Limited Guaranty.
“Foreign Subsidiary Pledge Documents” means the U.S. Security Agreement, the WES Stock Pledge Documents and all other documents, instruments and agreements executed by or on behalf of any Loan Party to effect a pledge of Equity Interests in any Foreign Subsidiary to the Administrative Agent.
“Foreign Subsidiary Secured Obligations” means all unpaid principal of, accrued and unpaid interest and fees and reimbursement obligations, and all expenses, reimbursements, indemnities and other obligations under or with respect to, any loans, letters of credit, acceptances, guarantees, overdraft facilities, other credit extensions or accommodations or similar obligations owing by any Foreign Subsidiary pursuant to the Loan Documents to any Lender or any office, branch or Affiliate of any Lender (each a “Foreign Obligation Provider”) and including interest and fees that accrue after the commencement by or against any Foreign Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“Fourth Amendment” means that certain Fourth Amendment to the Amended and Restated Credit Agreement, dated as of January 22, 2024, by and among the Borrowers, the Lenders party thereto and the Administrative Agent.
“Fourth Amendment Consenting Term B Lenders” means, collectively, the Converting Consenting Term B Lenders and the Non-Converting Consenting Term B Lenders.
“Fourth Amendment Effective Date” has the meaning assigned to such term in the Fourth Amendment.
“Fourth Amendment Joint Lead Arrangers” has the meaning assigned to such term in the Fourth Amendment.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender that is a Revolving Credit Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the Accounting Standards Codification issued by Financial Accounting Standards Board, consistently applied and as in effect from time to time and subject to Section 1.03, as applicable.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guaranties” means the Company Guaranty, the Domestic Subsidiary Guaranty and each Foreign Subsidiary Guaranty.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedge Bank” means any Person that, at the time it enters into a Swap Contract permitted hereunder (or, with respect to Swap Contracts outstanding on the Closing Date, on the Closing Date) is a Lender or an Affiliate of a Lender, in its capacity as a party to such Swap Contract.

“Historical Financial Statements” means the audited consolidated balance sheets and related consolidated statements of operations, cash flows and shareholders’ equity of the Company for the fiscal years ended December 31, 2020, December 31, 2019 and December 31, 2018, all of which financial statements shall be prepared in accordance with GAAP.
“Honor Date” has the meaning specified in Section 2.03(c)(i).
“Immaterial Subsidiary” means any Subsidiary designated as such by the Company by notice to the Administrative Agent; provided (i) that all Immaterial Subsidiaries may not, as of the end of each fiscal quarter of the Company and calculated at the time of each quarterly Compliance Certificate, together with their respective subsidiaries, account for more than 10% of the Consolidated Total Assets, 10% of the Consolidated Net Worth or 10% of the consolidated revenues of the Company for the period of four consecutive fiscal quarters immediately preceding such date and (ii) that any Subsidiary that, together with its respective Subsidiaries, accounts for more than 5% of the Consolidated Total Assets, Consolidated Net Worth or consolidated revenues of the Company for such period shall not be deemed to be an Immaterial Subsidiary for the purposes of Section 8.01.
~~“Increased Cash Netting End Date” means June 15, 2021.~~
“Incremental Amount” means, at any time, the sum of the aggregate principal amount of (a) Incremental Facilities incurred at or prior to such time and (b) Incremental Equivalent Debt incurred at or prior to such time.
“Incremental Cap” means, after giving effect to the effectiveness of any proposed Incremental Facility (including any unused amount thereof, in the case of any proposed Incremental Revolving Credit Facility or Incremental Revolving Increase), after the ~~Closing~~Fifth Amendment Effective Date, an amount not to exceed (I) the greater of (x) $~~37~~825,000,000 and (y) 75% of Consolidated EBITDA for the Test Period most recently then ended calculated on a Pro Forma Basis plus (II) the aggregate amount of all voluntary prepayments and repurchases of Term Loans (other than voluntary prepayments and repurchases of Incremental Term Loans incurred pursuant to clause (III) below) and voluntary reductions of commitments under the Revolving Credit Facility, in each case made prior to the date of any such incurrence (other than prepayments, repurchases and commitment reductions made with the proceeds of Indebtedness under this Agreement or any other long-term Indebtedness), plus (III) the maximum aggregate principal amount (if any) of the Incremental Facilities that could be established or incurred without causing the Consolidated Secured Leverage Ratio as of the last day of the most recently ended Test Period, calculated on a Pro Forma Basis after giving effect to the incurrence of such additional amount, any acquisition or Investment consummated in connection therewith and all other appropriate pro forma adjustments (but without netting any cash proceeds from such incurrence), to exceed 4.00:1.00 (treating any proposed Incremental Revolving Credit Facility or proposed Incremental Revolving Increase as fully drawn, and such proposed amount may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without any further testing under this definition), ~~plus~~minus (IV~~) the aggregate principal amount of the Incremental Facilities incurred or established on the Closing Date minus (V~~) the aggregate principal amount of all Incremental Facilities and Incremental Equivalent Debt theretofore incurred in reliance on clauses (I) (only to the extent incurred after the ~~Closing~~Fifth Amendment Effective Date)~~,~~ and (II) ~~and (IV)~~ above; provided that:
(1) Incremental Facilities incurred or established after the ~~Closing~~Fifth Amendment Effective Date may be established or incurred under one or more of clauses (I), (II) and/or (III) above as selected by the Borrower in its sole discretion,

(2) if any Incremental Facilities are to be established or incurred under both clauses (I) or (II) and (III) above in connection with a single transaction or series of related but substantially concurrent transactions, then the maximum amount available of Incremental Facilities (or portion of Incremental Facilities) to be established or incurred under clause (III) shall first be determined by calculating the establishment or incurrence under such clause (III) without giving effect to any Incremental Facilities (or portion of any Incremental Facilities) established or incurred (or to be established or incurred) under clause (I) and/or clause (II), and after such maximum amount under clause (III) has been determined, the amount of Incremental Facilities (or portion of Incremental Facilities) established or incurred (or to be established or incurred) under clause (I) and/or clause (II) shall be determined, and
(3) any Incremental Facilities originally designated as incurred pursuant to clauses (I) or (II) above may be reclassified at a later date, as the Company may elect in a written notice to the Administrative Agent, as incurred under clause (III) above if the Company would meet the applicable leverage test under clause (III) above calculated on a Pro Forma Basis as of the time of such election; provided, that upon delivery of any financial statements pursuant to Section 6.01 (and the corresponding Compliance Certificate pursuant to Section 6.02(a)) following the initial incurrence of such Incremental Facilities under clauses (I) or (II) of this definition, if such Incremental Facilities could, based on any such financial statements (and the corresponding Compliance Certificate), have been incurred under clause (III) of this definition, then such Incremental Facilities shall automatically be reclassified as incurred under clause (III) above.
“Incremental Effective Date” has the meaning assigned to such term in Section 2.17(a).
“Incremental Equivalent Debt” means Indebtedness incurred by one or more of the Loan Parties in the form of one or more series of senior secured first lien notes (but not term loans), junior lien term loans or notes, subordinated term loans or notes or senior unsecured term loans or notes, or any bridge facility; provided that (i) the maturity date of such Incremental Equivalent Debt will be no earlier than the Maturity Date of the Term B-1 Facility; provided that the foregoing requirements of this clause (i) shall not apply to the extent such Indebtedness constitutes a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted or exchanged satisfies the requirements of this clause (i), (ii) the Weighted Average Life to Maturity of such Incremental Equivalent Debt may not be shorter than the remaining Weighted Average Life to Maturity of the Term B-1 Facility; provided that the foregoing requirements of this clause (ii) shall not apply to the extent such Indebtedness constitutes a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted or exchanged satisfies the requirements of this clause (ii), (iii) none of the obligors or guarantors with respect to such Indebtedness shall be a Person that is not a Loan Party, (iv) the terms (excluding any pricing, rate floors, discounts, fees, premiums and optional prepayment or redemption terms) of such Indebtedness, taken as a whole, shall not be materially less favorable (taken as a whole) to the Loan Parties than those applicable to the Term B-1 Loans, except for covenants or other provisions applicable only to periods after the Maturity Date or earlier repayment in full of the Term B-1 Loans; provided that such Indebtedness may contain additional or more restrictive financial covenants than those applicable to the Term B-1 Loans so long as such covenants are added for the benefit of the Lenders hereunder and (v) such Indebtedness shall, to the extent secured, be either (A) solely in the case of debt securities or a bridge facility, secured by the Collateral on a pari passu basis with the Obligations and shall not be secured by any property or assets of the Loan Parties or any Subsidiary other than Collateral, and a representative acting on behalf of the holders of such Indebtedness shall have become party to a customary intercreditor agreement reasonably satisfactory to the Company and the Administrative Agent reflecting the pari passu status of the Liens securing such Indebtedness or (B) secured by the Collateral on a junior basis with the Obligations and shall not be secured by any property or assets of the Loan Parties or any Subsidiary other than Collateral, and a representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of a customary intercreditor agreement reasonably satisfactory to the Company and the Administrative Agent reflecting the second (or more junior) lien status of the Liens securing such Indebtedness.
“Incremental Facilities” has the meaning specified in Section 2.17(a).
“Incremental Revolving Credit Commitment” means any revolving credit commitment under an Incremental Revolving Credit Facility.
“Incremental Revolving Credit Facility” has the meaning assigned to such term in Section 2.17(a).
“Incremental Revolving Credit Loans” means any revolving loans made under an Incremental Revolving Credit Facility.
“Incremental Revolving Increase” has the meaning assigned to such term in Section 2.17(a).
“Incremental Term A Facility” means an Incremental Term Facility in the form of a term loan A facility designated by the Company in writing to the Administrative Agent as an Incremental Term A Facility.
“Incremental Term A Commitment” has the meaning assigned to such term in the Restatement Agreement.
“Incremental Term A Lender” has the meaning assigned to such term in the Restatement Agreement.
“Incremental Term A Loans” has the meaning assigned to such term in the Restatement Agreement.
“Incremental Term A-1 Commitment” has the meaning assigned to such term in the Fifth Amendment.
“Incremental Term A-1 Lender” has the meaning assigned to such term in the Fifth Amendment.
“Incremental Term A-1 Loans” has the meaning assigned to such term in the Fifth Amendment.
“Incremental Term B Facility” means an Incremental Term Facility other than an Incremental Term A Facility.
“Incremental Term Facility” has the meaning assigned to such term in Section 2.17(a).
“Incremental Term Increase” has the meaning assigned to such term in Section 2.17(a).

“Incremental Term Loan Commitment” means any term loan commitment under an Incremental Term Facility.
“Incremental Term Loans” means any term loans made under an Incremental Term Facility.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    all direct or contingent obligations of such Person arising under letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and, in each case, maturing within 365 days after the incurrence thereof which are not overdue for a period of more than 180 days and, if overdue for more than 180 days, as to which a dispute exists and adequate reserves in accordance with GAAP have been established on the books of such Person and (ii) deferred compensation payable to directors, officers or employees); provided, that in no event shall Specified Earnout Obligations be considered Indebtedness;
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person (but limited, in the event that such Indebtedness has not been assumed by such Person, to the lesser of (i) the amount of such Indebtedness and (ii) the fair market value of such property securing such Indebtedness);
(f)    capital leases, Synthetic Lease Obligations and Securitization Transactions, and liabilities in respect of Permitted Factoring Transactions;
(g)    all obligations of such Person in respect of Disqualified Stock; and
(h)    all Guarantees of such Person in respect of any of the foregoing;
provided that the term “Indebtedness” shall not include, for the avoidance of doubt, any Equity Interests (other than Disqualified Stock) issued by Company; provided further, that the term “Indebtedness” shall not include any indebtedness to the extent (i) of any funds that are irrevocably deposited with the trustee or agent or otherwise for the benefit of the holders thereof, (ii) an irrevocable and unconditional notice of redemption, offer to purchase or notice of prepayment under the instrument governing such indebtedness has been delivered, in each case, in connection with the redemption, tender, defeasance or other early payment of such indebtedness, either in whole or in part or (iii) relating to the ~~Put Right~~Ongoing PO Holding Obligations in an amount not to exceed the greater of (x) $~~25~~330,000,000 and (y) 30% of Consolidated EBITDA for the Test Period most recently then ended at any time outstanding.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease, Synthetic Lease Obligation or Securitization Transaction as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 10.04(b).
“Information” has the meaning specified in Section 10.07.
“Interest Payment Date” means, (a) as to any Eurocurrency Rate Loan or Term SOFR Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan or Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan or Swing Line Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made (with Swing Line Loans being deemed made under the Revolving Credit Facility for purposes of this definition), (c) as to any Daily Simple SOFR Loan, the last Business Day of each month and the applicable Maturity Date, (d) as to any SONIA Rate Loan, the first Business Day of each month and the Maturity Date for the Revolving Credit Facility, ~~and~~ (e) with respect to the Term B Loans, the Fourth Amendment Effective Date and (f) with respect to the Term A Loans, the Fifth Amendment Effective Date.
“Interest Period” means, as to each Eurocurrency Rate Loan and each Term SOFR Loan, as applicable, the period commencing on the date such Eurocurrency Rate Loan or Term SOFR Loan, as applicable, is disbursed or converted to or continued as a Eurocurrency Rate Loan or Term SOFR Loan, as applicable, and ending on (i) with respect to each Eurocurrency Rate Loan and Term SOFR Loan, as applicable under the Revolving Credit Facility, the date one, three or six (other than in respect of Eurocurrency Rate Loans denominated in Canadian Dollars) months thereafter and (ii) with respect to each Term SOFR Loan under the Term Facilities, the date one, three or six months thereafter, in each case, as selected by the Company in its Loan Notice or such other period that is twelve months or less requested by a Borrower and consented to by all the Lenders under the applicable Facility, subject to availability; provided that:
    (i)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

    (ii)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;
    (iii)    no Interest Period shall extend beyond the Maturity Date;
    (iv)    ~~all Term A Loans made pursuant to Section 2.01(a), including those converted from Existing Term A Loans, shall have the same initial Interest Period as in effect for the Existing Term A Loans on the Closing Date~~[reserved];
    (v)    [reserved];
    (vi)    all Incremental Term A Loans shall have the initial Interest Period(s) set forth in Section 3(b) of the Restatement Agreement; ~~and~~
    (vii)    all Term B-1 Loans made pursuant to Section 2.01(d), including, for the avoidance of doubt, those converted from Converted Term B Loans, shall have the same initial Interest Period as in effect for the Converted Term B Loans on the Fourth Amendment Effective Date~~.~~; and
    (viii)    all Term A-1 Loans made pursuant to Section 2.01(e), including, for the avoidance of doubt, those converted from Converted Term A Loans and Incremental Term A-1 Loans, shall have the same initial Interest Period as in effect for the Converted Term A Loans on the Fifth Amendment Effective Date.
“Internally Generated Cash” means, with respect to any period, any cash of the Company or any Subsidiary generated during such period, excluding net cash proceeds from an incurrence of Indebtedness (other than Indebtedness incurred under the Revolving Credit Facility), an issuance of Equity Interests or a capital contribution, in each case, except to the extent such proceeds are included as income in calculating Consolidated Net Income for such period.
    “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or Indebtedness or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets of another Person that constitute a business unit, product line, line of business or division of such Person. The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by a Responsible Officer, (c) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair market value (as determined in good faith by a Responsible Officer) of such Equity Interests or other property as of the time of the transfer, minus any payments actually received by such investor representing a return of capital of, or in the case of Investments in the form of a transfer of Equity Interests, dividends or other distributions on account of (to the extent such payments do not exceed, in the aggregate, the original amount of such Investment), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) by the specified Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus (i) the cost of all additions thereto and minus (ii) the amount of any portion of such Investment that has been repaid to the investor in cash as a repayment of principal or a return of capital, and of any cash payments actually received by such investor representing dividends or other distributions on account of (to the extent such payments do not exceed, in the aggregate, the original amount of such Investment), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. For purposes of covenant compliance, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Responsible Officer.
“IP Rights” has the meaning specified in Section 5.18.
“IRS” means the United States Internal Revenue Service.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Company (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.
“Joint Lead Arrangers” means (i) in their capacities as joint lead arrangers and bookrunners solely with respect to the Term A-1 Facility and the Revolving Credit Facility, BofA Securities, Inc., Wells Fargo Securities, LLC, Citizens Bank, N.A., Truist Securities, Inc., Mizuho Bank, Ltd., MUFG Bank, Ltd. ~~and Wells Fargo~~, BMO Capital Markets Corp., Citibank, N.A., JPMorgan Chase Bank, N.A. and HSBC Securities~~, LLC,~~ (USA) Inc., (ii) in their capacities as joint lead arrangers and bookrunners solely with respect to the Term B-1 Facility, Wells Fargo Securities, LLC, BofA Securities, Inc., Citizens Bank, N.A., Truist Securities, Inc., MUFG Bank, Ltd., Santander Bank, N.A., BMO Capital Markets Corp., Mizuho Bank, Ltd., Citibank, N.A., KeyBanc Capital Markets Inc., HSBC Securities (USA) Inc. and Regions Capital Markets and (iii) in their capacities as joint lead arrangers solely with respect to the Term B-1 Facility, Capital One, National Association, Deutsche Bank Securities Inc., Bell State Bank & Trust, Fifth Third Bank, National Association, Camden National Bank and Webster Bank, National Association.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage. All L/C Advances shall be denominated in Dollars.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing. All L/C Borrowings shall be denominated in Dollars.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender. The term “Lender” shall include any Designated Lender.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“Letter of Credit” means any standby letter of credit issued hereunder and shall include the Existing Letters of Credit. Letters of Credit may be issued in Dollars or in an Alternative Currency.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.
“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date in respect of the Revolving Credit Facility then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(i).
“Letter of Credit Sublimit” means an amount equal to $~~25~~400,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Lien” means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement in the nature of a security interest, encumbrance, lien (statutory or other), charge, or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Limited Condition Transaction” means (i) any Permitted Acquisition or other permitted acquisition or Investment (including by way of merger or amalgamation) whose consummation is not conditioned on the availability of, or on obtaining, third party financing and (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.
“Limited Guarantor Foreign Subsidiary” means each Foreign Subsidiary that is a Subsidiary of WES and that has executed a Limited Guaranty.
“Limited Guaranty” means a Foreign Subsidiary Guaranty (which, in the case of a Limited Guaranty of any WES Entity, shall be a guarantee only of the Obligations of WEX International Holdings) recourse to the guarantor under which is limited to a maximum of $350,000,000 or, in the case of a Foreign Subsidiary Guaranty by a WES Entity, the least of (x) the aggregate outstanding Obligations of WEX International Holdings, (y) $350,000,000 (or such lower amount as may be designated in accordance with Section 1.03(a), (b), and (c) of the Agreed Credit Support Principles if such Foreign Subsidiary Guaranty is also a Reduced Guaranty) and (z) the aggregate amount of Investments in the WES Entities made on or after August 22, 2014 by the Non-WES Entities, less the total amount of returns on such Investments actually received in cash or Cash Equivalents on or after August 22, 2014 by the Non-WES Entities.
“LLC Division” means the statutory division of any limited liability company into two or more limited liability companies pursuant to Section 18-217 of the Delaware Limited Liability Company Act or a comparable provision of any other requirement of Law.
“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan.
“Loan Documents” means this Agreement, each Designated Borrower Request and Assumption Agreement, each Note, each Issuer Document, the Guaranties, the Collateral Documents, each Additional Credit Extension Amendment and any amendments of and joinders to any Loan Document that are deemed pursuant to their terms to be Loan Documents for purposes hereof.
“Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurocurrency Rate Loans or Term SOFR Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.

“Loan Parties” means, collectively, the Company, each Subsidiary Guarantor, and each Designated Borrower.
“Material Acquisition” has the meaning specified in the definition of “Consolidated EBITDA.”
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or financial condition of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document or the ability of the Loan Parties, taken as whole, to perform their respective obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party or the Specified Designated Borrower of any Loan Document to which it is a party.
“Material Bank Regulated Subsidiary” means (i) WEX Bank and (ii) any other Bank Regulated Subsidiary that is a Material Subsidiary.
“Material Disposition” has the meaning specified in the definition of “Consolidated EBITDA.”
“Material Real Property” means any fee owned Real Property located in the United States owned by a Domestic Loan Party and having a fair market value (on a per-property basis and as determined in good faith by the Company) equal to or greater than $5,000,000 as of (a) the Closing Date, for Real Property then owned, (b) the date of acquisition, for Real Property acquired after the Closing Date by any Domestic Loan Party or (c) the date that any Person first becomes a Domestic Subsidiary (other than an Excluded Domestic Guaranty Subsidiary) or remains a Domestic Subsidiary but ceases to be an Excluded Domestic Guaranty Subsidiary after the Closing Date, for Real Property then owned by such Domestic Subsidiary.
“Material Subsidiary” means any Subsidiary of the Company other than an Immaterial Subsidiary.
“Maturity Date” means (a) with respect to the Revolving Credit Facility, ~~April 1, 2026~~the earlier of (i) May 10, 2029 and (ii) the date that is 91 days prior to the maturity of the Term B-1 Facility (or any Indebtedness incurred to refinance the Term B-1 Facility and that has a maturity that is not more than 91 days after May 10, 2029) to the extent any Term B-1 Loans (or such other Indebtedness that refinances the Term B-1 Facility and that has a maturity that is not more than 91 days after May 10, 2029) are outstanding on such date, (b) with respect to the Term A-1 Facility, ~~April 1, 2026,~~the earlier of (i) May 10, 2029 and (ii) the date that is 91 days prior to the maturity of the Term B-1 Facility (or any Indebtedness incurred to refinance the Term B-1 Facility and that has a maturity that is not more than 91 days after May 10, 2029) to the extent any Term B-1 Loans (or such other Indebtedness that refinances the Term B-1 Facility and that has a maturity that is not more than 91 days after May 10, 2029) are outstanding on such date, (c) with respect to the Term B-1 Facility, April 1, 2028 and (d) with respect to any additional Loans or Commitments pursuant to Section 2.17, 2.18 or 2.19, the maturity date specified in the Additional Credit Extension Amendment related thereto; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means each of the mortgages, deeds of trust, trust deeds and deeds to secure debt or such equivalent documents covering the Mortgaged Property (together with fixture filings and Assignments of Leases and Rents referred to therein) and hereafter entered into and executed and delivered by one or more of the Loan Parties to the Administrative Agent, in each case, in form and substance reasonably acceptable to the Administrative Agent (with such changes as may be satisfactory to the Administrative Agent and its counsel to account for local law matters).
“Mortgage Policy” has the meaning specified in Section 6.13(c)(ii).
“Mortgaged Property” means all Material Real Property as to which, pursuant to Section 6.13(c), or otherwise, the Administrative Agent, for the benefit of the Secured Parties, shall be granted a Lien, pursuant to the Mortgages. All Mortgaged Property as of the Closing Date is set forth on Schedule 1.01C.
“Multiemployer Plan” means any employee benefit plan described in Section 4001(a)(3) of ERISA, to which a Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including a Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Net Cash Proceeds” means:
(a)    with respect to any Disposition by any Loan Party or any of its Subsidiaries, or with respect to any Casualty Event relating to any property of any Loan Party or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the amount of all payments that are permitted hereunder and are made by the Company and its Subsidiaries as a result of such event to repay Indebtedness that is secured by the applicable asset or that is subject to mandatory prepayment in connection with such transaction or event (other than Indebtedness under the Loan Documents), (B) the sum of fees and out-of-pocket expenses (including attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses and brokerage, consultant, accountant and other customary fees) incurred by the Company and any Subsidiary in connection with such transaction or event, (C) the pro rata portion of net cash proceeds thereof (calculated without regard to this clause (C)) attributable to minority interests and not available for distribution to or for the account of the Company or its Subsidiaries as a result thereof, (D) the amount of any liabilities directly associated with such asset and retained by the Company or any Subsidiary, (E) the amount of all taxes paid (or reasonably estimated to be payable), (F) the amount of dividends and other restricted payments that a Subsidiary may make pursuant to Section 7.06(a)(ii) as a result of such event and (G) the amount of any reserves established by the Company and its Subsidiaries to fund contingent liabilities reasonably estimated to be payable, that are directly attributable to such event; provided that, if the amount of any estimated taxes pursuant to subclause (E) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition or Casualty Event, the aggregate amount of such excess shall constitute Net Cash Proceeds; and

(b)    with respect to the incurrence or issuance of any Indebtedness by the Company or any of its Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by the Company or such Subsidiary in connection therewith.
“Net Short Lender” has the meaning specified in Section 10.01.
“Non-Consenting Lender” has the meaning specified in Section 10.13.
“Non-Converting Consenting Term A-3 Lender” means a Term A-3 Lender (as defined in the Existing Credit Agreement) that has elected to be a “Non-Converting Consenting Term A-3 Lender” on its signature page to the Restatement Agreement.
“Non-Converting Consenting Term B Lender” means a Term B Lender that has elected to be a “Non-Converting Consenting Term B Lender” on its signature page to the Fourth Amendment.
“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).
“Non-WES Entity” means the Company or any direct or indirect Subsidiary thereof that is not a WES Entity.
“Note” means a Term Note or a Revolving Credit Note, as the context may require.
“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit O or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party or the Specified Designated Borrower arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Specified Cash Management Agreement or Specified Hedge Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that the Obligations of any Loan Party shall exclude any Excluded Swap Obligation of such Loan Party.
“OCC” means the United States Office of the Comptroller of the Currency.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Offshore Associate” means an “Associate” within the meaning of the Australian Income Tax Assessment Act of 1936 (Cth) that is either (a) a non-resident and is not or would not become a lender under this Agreement in carrying on a business in Australia at or through any permanent establishment of it in Australia; or (b) a resident of Australia and is or would become a lender under this Agreement in carrying on a business in a country outside Australia at or through any permanent establishment of it in that country.
“OID” has the meaning specified in Section 2.05(c).
“Ongoing PO Holding Obligations” means ongoing obligations under that certain Share Purchase Agreement, dated as of March 7, 2022, by and between SBI and the Company, which obligations are now in effect, following the termination of the Put Right.
“Operating Indebtedness” means, as of any date of determination, (i) all unsecured Indebtedness incurred in the ordinary course of the banking operations of any Bank Regulated Subsidiary which is includable as a liability on the consolidated balance sheet of such Bank Regulated Subsidiary and its consolidated subsidiaries at such date, determined on a consolidated basis in accordance with GAAP ~~and~~, (ii) all Indebtedness of any Bank Regulated Subsidiary incurred pursuant to Federal Reserve’s Bank Term Funding Program and (iii) all Indebtedness of any Bank Regulated Subsidiary provided by a Federal Home Loan Bank (or its applicable agent or member) (an “FHLB Financing”).
“Operating Interest Expense” means, for any period, the sum for all Bank Regulated Subsidiaries and their respective consolidated subsidiaries (determined in accordance with GAAP), of all interest in respect of Operating Indebtedness (including, without limitation, the interest component of any payments in respect of capital lease obligations but excluding any capitalized financing costs) accrued during such period (whether or not actually paid during such period).
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdictions); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdictions); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Original Revolving Credit Commitment” shall mean the Revolving Credit Commitment as defined in this Agreement prior to the Fifth Amendment Effective Date.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (a) with respect to Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the Dollar Equivalent amount of aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.
“Parallel Debt” has the meaning specified in Section 10.23(b).
“Part 21A Certificate” means in respect of each company incorporated in the United Kingdom whose shares are the subject of a Lien under the Collateral Documents (a “Charged Company”), either:
(a)    a certificate of a Responsible Officer of the Company certifying that:
(i)    the Company and each of its Subsidiaries have complied within the relevant timeframe with any notice it has received pursuant to Part 21A of the United Kingdom Companies Act 2006 from that Charged Company; and
(ii)    no "warning notice" or "restrictions notice" (in each case as defined in Schedule 1B of the United Kingdom Companies Act 2006) has been issued in respect of those shares, together with a copy of the “PSC register” (within the meaning of section 790C(10) of the United Kingdom Companies Act 2006) of that Charged Company which is certified by a Responsible Officer of the Company to be correct, complete and not amended or superseded as at the date of such certificate; or
(b)    a certificate of a Responsible Officer of the Company certifying that such Charged Company is not required to comply with Part 21A of the United Kingdom Companies Act 2006.
“Participant” has the meaning specified in Section 10.06(d).
“Participant Register” has the meaning specified in Section 10.06(d).
“Participating Member State” means each state so described in any EMU Legislation.
“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by any Borrower or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Perfection Certificate” means a certificate in the form of Exhibit J or any other form approved by the Administrative Agent, as the same shall be supplemented from time to time.
“Permitted Acquisition” means any Acquisition by the Company or any Subsidiary; provided that (i) immediately after giving effect to such Acquisition, (x) no Event of Default or Default under Sections 8.01(a) or (f) shall have occurred and be continuing and (y) the Consolidated Interest Coverage Ratio and Consolidated Leverage Ratio for the most recent period of four consecutive fiscal quarters for which financial statements have been delivered pursuant to Section 6.01(a) or (b) (determined on a Pro Forma Basis as if such Acquisition had occurred on the first day of such period) shall be not less than, or greater than, the ratios required by Sections 7.11(a) and (b), respectively, and the Company shall be in compliance with Section 7.07, (ii) promptly upon giving effect to such Acquisition, the Company complies with Section 6.13 and (iii) either (X) if such Acquisition is pursuant to clause (a) of the definition of “Acquisition,” then, immediately following such Acquisition, the Person acquired in such Acquisition is a consolidated Subsidiary or (Y) if such acquisition is pursuant to clause (b) of the definition of “Acquisition,” then, immediately following such Acquisition, the assets, division, business unit, product line or line of business acquired in such Acquisition are owned by the Company or a consolidated Subsidiary.
“Permitted Encumbrances” means (i) Liens, encumbrances and other matters disclosed on the Mortgage Policies delivered in connection with Mortgages delivered hereunder, (ii) easements, zoning restrictions, rights-of-way, restrictions on use and other encumbrances on real estate and defects and irregularities in the title thereto (but, with respect to Mortgaged Property, limited to minor defects and irregularities in the title thereto), or any other matter of record, landlord’s or lessor’s Liens under leases to which any Domestic Loan Party is a party, and other Liens none of which in the opinion of the respective Domestic Loan Party interferes materially with the use of real estate of the Domestic Loan Parties taken as a whole in the ordinary conduct of business, which encumbrances, defects and Liens do not individually or in the aggregate have a Material Adverse Effect on (x) if such real estate is subject to a Mortgage, the value of said real estate or (y) the business of the Loan Parties and the Restricted Subsidiaries on a consolidated basis, and (iii) the Liens permitted under and described in clauses (a), (b), (c), (d), (g), (h) and (j) of Section 7.01.
“Permitted Factoring Transaction” means any sale or other transfer by the Company or any of its Subsidiaries of Factorable Receivables, which sale or transfer does not involve the creation of any recourse obligation in respect thereof on the part of the Company or any of its Subsidiaries (other than with respect to matters of title to, and the character of (other than the collectability) of, the Factorable

Receivables so sold or transferred), other than recourse obligations in an outstanding amount not exceeding $~~1~~25,000,000 at any time.
“Permitted Junior Priority Refinancing Debt” means any Credit Agreement Refinancing Indebtedness in the form of one or more series of junior lien secured notes or junior lien secured loans; provided that (i) such Indebtedness is secured by the Collateral on a junior lien, subordinated basis to the Obligations and the obligations in respect of any Permitted Pari Passu Refinancing Debt, (ii) the security agreements relating to such Indebtedness are substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent) and (iii) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Company.
“Permitted Pari Passu Refinancing Debt” means any Credit Agreement Refinancing Indebtedness in the form of one or more series of senior secured notes; provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis with the Obligations, (ii) the security agreements relating to such Indebtedness are substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent) and (iii) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to one or more customary intercreditor agreements in form and substance reasonably acceptable to the Administrative Agent and the Company.
“Permitted Refinancing Indebtedness” means any Indebtedness of any Loan Party or any of its Subsidiaries (other than any Bank Regulated Subsidiary and its respective Subsidiaries) issued in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease or discharge other Indebtedness of such Loan Party or any of its Subsidiaries (other than any Bank Regulated Subsidiary and its respective Subsidiaries); provided that:
(a)    the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, renewed, refunded, refinanced, replaced, defeased or discharged (the “Refinanced Indebtedness”) (plus all accrued interest on the Refinanced Indebtedness and the amount of all fees, commissions, discounts and expenses, including premiums, incurred in connection therewith);
(b)    either (x) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Refinanced Indebtedness or (y) all scheduled payments on or in respect of such Permitted Refinancing Indebtedness (other than interest payments) shall be at least 91 days following the latest Maturity Date hereunder;
(c)    if the Refinanced Indebtedness is subordinated in right of payment to the Loans, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Loan on terms at least as favorable to the Lenders as those contained in the documentation governing the Refinanced Indebtedness;

(d)    such Indebtedness is incurred:
    (i)    by a Loan Party or by a Subsidiary (other than a Bank Regulated Subsidiary and its respective Subsidiaries) who is the obligor on the Refinanced Indebtedness;
    (ii)    by a Loan Party if the obligor on the Refinanced Indebtedness is a Loan Party or a Subsidiary Guarantor; and
(e)    such Indebtedness is only secured if and to the extent and with the priority the Refinanced Indebtedness is secured, and if such Refinanced Indebtedness is subject to an intercreditor agreement, the holders of such Permitted Refinancing Indebtedness or their representative on their behalf shall become party to such intercreditor agreement.
“Permitted Restructuring Transactions” means~~,~~  collectively, any mergers, consolidations, internal reorganizations, transfers, dividends, distributions, intercompany Dispositions or Investments and, in each case, related Indebtedness, in connection with internal restructurings and/or tax planning activities (collectively, for purpose~~s~~ of this definition, a “~~transfers”) either (1) undertaken concurrently with, or within the 36-month period following, the consummation of any Material Acquisition, in order to achieve synergies or tax efficiencies related to such Material Acquisition and integration thereof (as reasonably determined by the Borrower), or (2) undertaken in connection with corporate reorganizations in the ordinary course of business consisting of (x) transfers of any assets of any Foreign Subsidiary to any other Foreign Subsidiaries (direct or indirect), (y) transfers of the Equity Interests of any Foreign Subsidiary and any intercompany loans held by any Loan Party with respect to which such Foreign Subsidiary is the obligor to any other Foreign Subsidiaries (direct or indirect) or (z) the conversion to Equity Interests or the forgiveness of Indebtedness owed by a Foreign Subsidiary to any Loan Party~~reorganization”); provided, that ~~(i)~~, after giving effect to any such ~~Permitted Restructuring Transaction,~~reorganization, in the good faith determination of the Company, neither the Guaranties, taken as a whole, nor the security interests of the ~~Secured Parties~~Administrative Agent in the Collateral, taken as a whole, are ~~not~~ materially ~~and adversely impaired and (ii) at the time of any such Permitted Restructuring Transaction, no Default or Event of Default has occurred and is continuing or would result therefrom~~impaired.
“Permitted Securitization Entity” means any entity that, (i) except to the extent that Securitization Transactions in the relevant jurisdiction may be effected by a sale or transfer of the applicable Securitization Assets to a Person other than a wholly-owned Subsidiary of the Company, is directly or indirectly wholly-owned by the Company, (ii) is formed and operated solely for purposes of a Permitted Securitization Transaction, (iii) is “bankruptcy remote” (or, if applicable, “insolvency remote”), (iv) has organizational documents which limit the permitted activities of such Permitted Securitization Entity to the acquisition of Securitization Assets from the Company or one or more of its Subsidiaries, the securitization of such Securitization Assets and activities necessary or incidental to the foregoing, (v) meets the customary requirements for special purpose entities engaged in the securitization of assets operating in the applicable jurisdiction; provided that if no requirements for special purpose entities exist in such jurisdiction, the Company shall so certify to the Administrative Agent.
“Permitted Securitization Transaction” means the sale, contribution or other transfer by the Company or one or more of its Subsidiaries of Securitization Assets to one or more Permitted Securitization Entities ~~and~~for the ~~related~~purpose of further transferring or ~~financing of~~pledging such Securitization Assets (and all of the activities and transactions customarily effected in connection with the foregoing); provided that, in each case, (i) such transaction results in a legal “true sale” of receivable under the laws of the applicable jurisdiction and (ii) such transaction is non-recourse to the Company and its Subsidiaries (other than the applicable Permitted Securitization Entity) under the laws of the applicable jurisdiction, except for Standard Securitization Undertakings.
“Permitted Tax Receivable Agreement Prepayment” means any prepayment made under the Tax Receivable Agreement; provided that before and after giving effect to such prepayment, no Event of Default shall have occurred and be continuing, including, on a Pro Forma Basis, under Section 7.11.
“Permitted Unsecured Indebtedness” means unsecured Indebtedness; provided, that (i) such Indebtedness does not require scheduled repayments of principal in cash prior to the maturity date of such Indebtedness, (ii) none of the obligors or guarantors with respect to such Indebtedness shall be a Person that is not a Loan Party and (iii) the negative and financial covenants of such Indebtedness, taken as a whole, shall not be materially more restrictive (taken as a whole) to the Loan Parties than those applicable to the Term B-1 Loans, except for covenants applicable only to periods after the Maturity Date or earlier repayment in full of the Term B-1 Loans; provided that such Indebtedness may contain additional or more restrictive financial covenants than those applicable to the Term B-1 Loans so long as such covenants are added for the benefit of the Lenders hereunder.
“Permitted Unsecured Refinancing Debt” means any Credit Agreement Refinancing Indebtedness in the form of one or more series of senior unsecured notes or senior unsecured loans.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of any Borrower or any ERISA Affiliate or any such Plan to which any Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees and not excluded under Section 4 of ERISA.
“Planned Expenditures” has the meaning specified in the definition of “Excess Cash Flow.”
“Platform” has the meaning specified in Section 6.02.
“PO Holding” means PO Holding LLC, a Delaware limited liability company.
“PO Holding Agreement” means that certain Amended and Restated Limited Liability Operating Agreement of PO Holding, dated as of March 5, 2019, as the same may be amended, amended restated, supplemented or otherwise modified from time to time.
“Pre-Adjustment Successor Rate” has the meaning specified in Section 3.03(c).
“Pro Forma Basis” means, for purposes of calculating compliance with any test, basket, financial ratio or financial covenant required by the terms of this Agreement to be made on a Pro Forma Basis, for any period, a basis assuming that any applicable transaction giving rise to such requirement, any Investment permitted hereunder, retirement, redemption or repayment of Indebtedness or issuance, incurrence or assumption of Indebtedness, any acquisition, disposition, Material Acquisition or Material Disposition that has been consummated during the applicable period of measurement or subsequent to such period and prior to or substantially concurrent with the event for which the calculation is made, and the following transactions in connection therewith that have been made during the applicable period of measurement or subsequent to such period and prior to or simultaneously with the event for which the calculation is made shall be deemed to have occurred as of the first day of the applicable period of measurement in such test, basket, financial ratio or financial covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to any such Investment, Material Acquisition or Material Disposition shall be included (in the case of any Material Acquisition) or excluded (in the case of any Material Disposition), (b) any retirement, redemption or repayment of Indebtedness, and (c) any Indebtedness issued, incurred or assumed by the Company or any of its Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination and interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period; provided that the foregoing pro forma adjustments may be applied to any such test, basket, financial ratio or financial covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions, synergies (including discounts, credits, concessions and cost-savings) or similar anticipated benefits) that are (x) attributable to such transaction, (y) expected to have a continuing impact on the Company and its Subsidiaries and (z) factually supportable ~~(provided that pro forma effect shall only be given to operating expense reductions, synergies or similar anticipated benefits from any Investment, Material Acquisition or Material Disposition to the extent that such adjustments and the bases therefore are set forth in reasonable detail in a certificate of the chief executive officer, chief financial officer, treasurer or controller of the Company delivered to the Administrative Agent and dated the relevant date of determination and which certifies that all necessary steps for the realization thereof have been taken or the Company reasonably anticipates that all necessary steps for the realization thereof will be taken within twenty-four (24) months following such Investment, Material Acquisition or Material Disposition (it being understood that such operating expense reductions, synergies or similar anticipated benefits shall be added to Consolidated EBITDA (net of the amount of actual benefits realized from such steps) until fully realized; provided, further, that, for purposes of any calculation of Consolidated EBITDA for any period, “Pro Forma Basis” shall also include (i) the amount that the Company in good faith reasonably believes would have been realized or achieved as a contribution to Consolidated EBITDA as a result of contractual rebate terms in effect following any Material Acquisition as if such rebate terms had been in effect at all times during the relevant period, and (ii) revenues (net of associated expenses), on a “run rate” basis, projected to be realizable in future periods of comparable length, attributable to new customers and new contracts projected by the Company in good faith to be attributed to such customers and contracts in connection with any Material Acquisition during the applicable period (without duplication of any actual revenues relating to such customers and contracts) (it being understood that such “run rate” revenues shall be (x) set forth in reasonable detail in a certificate of a Responsible Officer of the Company delivered to the Administrative Agent on or prior to the relevant date of determination which certifies that such revenues have been projected by the Company in good faith based on and derived from financial information delivered to the Administrative Agent on or prior to such Material Acquisition and (y) added to Consolidated EBITDA for only the periods ending on or prior to the last day of the eighth (8th) full fiscal quarter immediately following such Material Acquisition).~~.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 6.02.

“Purchasing Borrower Party” means the Company or any Subsidiary of the Company to whom any Term Loans are assigned pursuant to Section 10.06(i).
“Put Right” means the rights of SBI (or any permitted successor or assignee of SBI pursuant to the PO Holding Agreement) to require that the Company and PO Holding, on a joint and several basis, repurchase the Equity Interests owned by SBI (or such permitted successor or assignee) in PO Holding pursuant to the terms and subject to the conditions set forth in the PO Holding Agreement.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning specified in Section 10.28.
“Qualified Stock” means any Equity Interest not constituting Disqualified Stock.
“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).
“RD” means WEX Card Holdings Australia Pty Ltd., an Australian proprietary company.
“RD Acquisition Sub 1” means WEX Australia Holdings Pty Ltd, an Australian proprietary company.
“RD Entities” means RD Acquisition Sub 1 and its Subsidiaries, collectively.
“Real Property” of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures.
“Received Amount” has the meaning specified in Section 10.23(d).
“Recipient” means the Administrative Agent, any Lender or the L/C Issuer.
“Redesignation” has the meaning specified in Section 6.13(g).
“Reduced Guaranty” means a Foreign Subsidiary Guaranty limited in the manner contemplated by Section 1.03(a), (b) or (c) of the Agreed Credit Support Principles.
“Reduced Guaranty Foreign Subsidiary” means any Foreign Subsidiary Guarantor that has executed a Reduced Guaranty.
“Reduced Guaranty Investment Cap” means any limit on Investments in a Foreign Subsidiary imposed by the Administrative Agent in accordance with the last sentence of the Agreed Credit Support Principles.
“Refinanced Debt” has the meaning specified in the definition of Credit Agreement Refinancing Indebtedness.

“Refinancing Revolving Credit Commitments” has the meaning specified in Section 2.18(a).
“Refinancing Revolving Credit Loans” has the meaning specified in Section 2.18(a).
“Refinancing Term Loans” has the meaning specified in Section 2.18(a).
“Register” has the meaning specified in Section 10.06(c).
“Regulated Bank” means (i) WEX Bank or (ii) any direct or indirect insured depository institution Subsidiary of the Company that is regulated by foreign, federal or state banking regulators, including, without limitation, the OCC, the Utah Department of Financial Institutions, the FDIC or the Federal Reserve.
“Regulated Bank Lender” means a (x) a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000 and that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction or (y) any Affiliate of a Person set forth in clause (x) above to the extent that (1) all of the capital stock of such Affiliate is directly or indirectly owned by either (I) such Person set forth in clause (x) above or (II) a parent entity that also owns, directly or indirectly, all of the capital stock of such Person set forth in clause (x) and (2) such Affiliate is a securities broker or dealer registered with the SEC under Section 15 of the Exchange Act.
“Related Adjustment” means, in determining any Term SOFR Successor Rate, the first relevant available alternative set forth in the order below that can be determined by the Administrative Agent applicable to such Term SOFR Successor Rate:
(A)    the spread adjustment, or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the relevant Pre-Adjustment Successor Rate (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto) and which adjustment or method is published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion; or
(B)    the spread adjustment that would apply (or has previously been applied) to the fallback rate for a derivative transaction referencing the ISDA Definitions (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York.
“Relevant Jurisdiction” means, in relation to a Foreign Loan Party or the Specified Designated Borrower, (a) its jurisdiction of incorporation or formation; (b) any jurisdiction where any asset subject to or intended to be subject to the Liens to be created by it pursuant to the Collateral Documents is situated; (c) any jurisdiction where it conducts its business; and (d) the jurisdiction whose laws govern the perfection of any of the Collateral Documents entered into by it.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived on the Closing Date.
“Repricing Transaction” has the meaning specified in Section 2.05(c).
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Financial Covenant Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) aggregate Term A-1 Loans outstanding, (b) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (c) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Credit Lenders.
“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Required Revolving Credit Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Credit Lenders.
“Required Term A-1 Lenders” means, as of any date of determination, Term A-1 Lenders holding more than 50% of the Term A-1 Facility on such date; provided that the portion of the Term A-1 Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term A-1 Lenders.

“Required Term B-1 Lenders” means, as of any date of determination, at least two Term B-1 Lenders holding more than 50% of the Term B-1 Facility on such date; provided that the portion of the Term B-1 Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term B-1 Lenders.
“Rescindable Amount” has the meaning as defined in Section 2.12(b)(ii).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party (or the equivalent or comparable authorized signatories for any Foreign Loan Party or the Specified Designated Borrower) and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party or the Specified Designated Borrower so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party or the Specified Designated Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party or the Specified Designated Borrower, as the case may be, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party or the Specified Designated Borrower, as applicable.
“Restatement Agreement” means that certain Restatement Agreement, dated as of the Closing Date, by and among the Loan Parties, the Administrative Agent and each of the lenders party thereto.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Company’s stockholders, partners or members (or the equivalent Person thereof); provided, that payments in respect, or on account, of (i) Capped Call Transactions, Convertible Bond Hedge Transactions and Warrant Transactions or (ii) otherwise in connection with the settlement of Convertible Bond Indebtedness (in an aggregate amount not to exceed the principal amount of such Convertible Bond Indebtedness or in lieu of issuing fractional shares upon such conversion) shall in no event be deemed a “Restricted Payment”.
“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine or the Required Revolving Credit Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency, and (iv) such additional dates as the

Administrative Agent or the L/C Issuer shall determine or the Required Revolving Credit Lenders shall require.
“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans and Term SOFR Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(c).
“Revolving Credit Commitment” means~~, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrowers pursuant to Section 2.01(c) or pursuant to an Additional Credit Extension Amendment, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or opposite such caption in the Additional Credit Extension Amendment or Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement~~ (i) prior to the Fifth Amendment Effective Date, the Original Revolving Credit Commitment and (ii) on an after the Fifth Amendment Effective Date, the 2024 Revolving Credit Commitment. If new Revolving Credit Commitments are established after the ~~Closing~~Fifth Amendment Effective Date pursuant to an Additional Credit Extension Amendment, references to “Revolving Credit Commitments” herein shall mean all Revolving Credit Commitments, unless the Additional Credit Extension Amendment provides otherwise with respect to any one or more particular references to “Revolving Credit Commitments”; and references to “Revolving Credit Facility,” “Revolving Credit Lender” and “Revolving Credit Loan” shall also be subject to such rule of interpretation. ~~The aggregate amount of the Revolving Credit Commitments as of the Closing Date is $930,000,000 and the Revolving Credit Commitment of each Revolving Credit Lender as of the Closing Date is set forth on Schedule I. The aggregate amount of the Revolving Credit Commitments as of the Third Amendment Effective Date is $1,430,000,000 and the Revolving Credit Commitment of each Revolving Credit Lender as of the Third Amendment Effective Date is set forth on Schedule II to the Third Amendment.~~
“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.
“Revolving Credit Facility Availability” means, at any time, the amount, if any, by which the Revolving Credit Facility exceeds the Total Revolving Credit Outstandings at such time.
“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.
“Revolving Credit Loan” has the meaning specified in Section 2.01(c) or an Additional Credit Extension Amendment.
“Revolving Credit Note” means a promissory note made by the Company in favor of a Revolving Credit Lender evidencing Revolving Credit Loans made by such Revolving Credit Lender, substantially in the form of Exhibit C-2.
“S&P” means Standard & Poor’s Ratings Services and any successor thereto.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative

Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.
“Sanction(s)” means any economic sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, ~~Her~~His Majesty’s Treasury (“HMT”) or other Governmental Authority with responsibility for economic sanctions.
“SBI” means SBI Investments, Inc., a North Dakota corporation.
“Scheduled Unavailability Date” has the meaning specified in Section 3.03(c)(ii).
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Parties” means, collectively, the Administrative Agent, the Lenders (including Designated Lenders), the L/C Issuer, the Hedge Banks, the Cash Management Banks, Foreign Obligation Providers, the Indemnitees and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05.
“Securitization Assets” means any accounts receivable or lease receivables, whether constituting accounts, general intangibles, chattel paper, instruments or otherwise (the “Receivables”) owned by the Company or any Subsidiary (whether now existing or arising or acquired in the future), all collateral securing such Receivables, all contracts and contract rights, purchase orders, records, security interests, financing statements or other documentation in respect of such Receivables and all guarantees, letters of credit, insurance or other agreements or arrangements supporting or securing payment in respect of such Receivables or any of the foregoing, all lockboxes and collection accounts in respect of such Receivables, all collections and proceeds of such Receivables, any warranty, indemnity, dilution or other claim arising out of the foregoing, and other assets which are of the type customarily granted or transferred in connection with securitization transactions involving receivables similar to such Receivables.
“Securitization Transaction” means, with respect to any Person, any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which such Person or any Subsidiary of such Person may sell, convey or otherwise transfer, or grant a security interest in, accounts, general intangibles, chattel paper, instruments, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of such Person.
“Senior Representative” means, with respect to any series of Indebtedness permitted by this Agreement to be secured on the Collateral on a pari passu or junior or subordinated basis, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.
“SOFR” means with respect to any applicable determination date the Secured Overnight Financing Rate published on the second U.S. Government Securities Business Day preceding such date by the SOFR Administrator on the Federal Reserve Bank of New York’s website (or any successor source); provided however that if such determination date is not a U.S. Government Securities Business

Day, then SOFR means such rate that applied on the first U.S. Government Securities Business Day immediately prior thereto.
~~“SOFR Adjustment” means, (i) with respect to Daily Simple SOFR means 0.11448% (11.448 basis points); (ii) with respect to Term SOFR for Term A Loans and Revolving Credit Loans, means 0.11448% (11.448 basis points) for an Interest Period of one-month’s duration, 0.26161% (26.161 basis points) for an Interest Period of three-month’s duration, 0.42826% (42.826 basis points) for an Interest Period of six-months’ duration, and 0.71513% (71.513 basis points) for an Interest Period of twelve months’ duration and (iii) with respect to Term SOFR for Term B-1 Loans, 0%.~~
“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time that is satisfactory to the Administrative Agent in its reasonable discretion.
“Solvency Certificate” means a certificate signed by the chief financial officer of the Company, substantially in the form of Exhibit N.
“Solvent” means, as to any Person, such Person (a) owns property whose fair salable value is greater than the amount required to pay all of its debts (including contingent liabilities) as they mature; (b) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and (c) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code of the United States (or “insolvent” within the meaning of equivalent Laws of such Person’s jurisdiction of incorporation). “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.
“SONIA” means the Sterling Overnight Index Average Reference Rate as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) for the SONIA Determination Date with respect to such day.
“SONIA Adjustment” means, with respect to SONIA, 0.0326% per annum.
“SONIA Determination Date” means, with respect to any date of determination of SONIA, the date that is one Business Day prior to such date (or, if such day is not a Business Day, on the first Business Day immediately prior thereto).
“SONIA Rate” means the rate per annum equal to SONIA determined pursuant to the definition thereof plus the SONIA Adjustment; provided that if the SONIA Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“SONIA Rate Loan” means a Revolving Credit Loan that bears interest at a rate based on the SONIA Rate. SONIA Rate Loans shall only be denominated in Sterling.
“Special Interest Period” has the meaning specified in Section 2.02(a).

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.
“Specified Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.
“Specified Designated Borrower” means WEX Card Holdings Australia Pty Ltd ACN 123 181 635, a proprietary limited company formed under the laws of Australia. The Specified Designated Borrower shall have no right to request or receive Credit Extensions until the conditions precedent set forth in Section 4.03 have been satisfied.
“Specified Earnout Obligations” means any earn out or contingent consideration obligations or purchase price adjustments until such obligations (i) have become a liability on the balance sheet of the relevant Person in accordance with GAAP and (ii) have not been paid within 30 days after becoming due and payable in accordance with the terms thereof.
“Specified Foreign Loan Party” has the meaning specified in Section 10.23(a).
“Specified Hedge Agreement” means any Swap Contract permitted under Articles VI and VII that is entered into by and between any Loan Party and any Hedge Bank.
“Specified Representations” means the representations and warranties set forth in Sections 5.01(a), 5.01(b)(ii), 5.02 (other than clauses (b) and (c) thereof), 5.04, 5.14, 5.20(a), 5.23(ii) and 5.24 (solely with respect to the use of proceeds of the relevant Credit Extension).
“Spot Rate” for a currency means the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. local time on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; provided, further, that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.
“Standard Securitization Undertakings” means those obligations and undertakings entered into by the Company, a Subsidiary of the Company or any Permitted Securitization Entity which are determined in good faith by the Company to be customary in securitization transactions involving accounts receivable and other assets of the type described in the definition of “Securitization Assets,” so long as such obligations and undertakings are (i) on terms and conditions consistent with the sale treatment of Securitization Assets in a transaction that results in a legal “true sale” of Securitization Assets in accordance with the laws of the applicable jurisdiction and (ii) not inconsistent with the treatment of the transfer of Securitization Assets in a transaction as a legal “true sale” and otherwise consistent with customary securitization undertakings in accordance with the laws of the applicable jurisdiction; provided that Standard Securitization Undertakings shall not include any guaranty or other obligation of the Company or any of its Subsidiaries (other than a Permitted Securitization Entity) with respect to any Securitization Asset that is not collected, not paid or otherwise uncollectible on account of the insolvency, bankruptcy, creditworthiness or financial inability to pay of the applicable obligor with respect to such Securitization Asset.
“Sterling” and “£” mean the lawful currency of the United Kingdom.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person; provided that no Escrow Subsidiary shall be deemed to be a Subsidiary of the Company prior to the Escrow Release Effective Time. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.
“Subsidiary Guaranties” means the Domestic Subsidiary Guaranty and each Foreign Subsidiary Guaranty.
“Subsidiary Guarantors” means, collectively, the Domestic Subsidiary Guarantors and the Foreign Subsidiary Guarantors.
“Successor Rate” has the meaning specified in Section 3.03(e).
“Supported QFC” has the meaning specified in Section 10.28.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; provided, that none of the foregoing transactions described in clauses (a) or (b), to the extent entered into in connection with Convertible Bond Indebtedness, Capped Call Transactions, Convertible Bond Hedge Transactions and Warrant Transactions, shall constitute Swap Contracts.
“Swap Obligations” means with respect to any Loan Party any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.04(a).
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approve by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.
“Swing Line Sublimit” means an amount equal to the lesser of (a) $~~2~~50,000,000 and (b) the Revolving Credit Facility. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system which utilizes a single shared platform and which was launched on 19 November 2007 (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Tax Receivable Agreement” means that certain Tax Receivable Agreement dated February 22, 2005, between the Company, Cendant Corporation and Cendant Mobility Services Corporation.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges in the nature of a tax imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term A Borrowing” means a borrowing consisting of simultaneous Term A Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Term A Lenders pursuant to Section 2.01(a).
“Term A Commitment” means (i) with respect to each Consenting Term A-3 Lender, the commitment of such Lender to convert its Existing Term A Loans for an equal aggregate principal amount of Term A Loans on the Closing Date pursuant to the Restatement Agreement, (ii) with respect to each Additional Term A Lender, its Additional Term A Commitment and (iii) with respect to each Incremental Term A Lender, its Incremental Term A Commitment.
“Term A Facility” means (i) at any time on or prior to the Closing Date, the aggregate amount of the Term A Commitments at such time and (ii) at any time after the Closing Date, the aggregate amount of the Term A Loans (including the Incremental Term A Loans) at such time.
“Term A Lender” means (i) at any time on or prior to the Closing Date, any Lender that holds Term A Commitments at such time and (ii) at any time after the Closing Date, any Lender that holds Term A Loans at such time.
“Term A Loan” means an advance made by any Term A Lender under the Term A Facility. The aggregate principal amount of Term A Loans as of the Closing Date (after giving effect to the Incremental Term A Loans) is $978,432,863.34.
“Term ~~B~~A-1 Borrowing” means a borrowing consisting of simultaneous Term ~~B~~A-1 Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Term ~~B~~A-1 Lenders pursuant to Section 2.01(~~b~~e).
“Term A-1 Commitment” means (i) with respect to each Fifth Amendment Consenting Term A Lender, the commitment of such Lender to convert its Term A Loans for an equal aggregate principal amount of Term A-1 Loans on the Fifth Amendment Effective Date pursuant to the Fifth Amendment, (ii) with respect to the Additional Term A-1 Lenders, its Additional Term A-1 Commitment and (iii) with respect to the Incremental Term A-1 Lenders, its Incremental Term A-1 Commitment. The aggregate amount of the Term A-1 Commitments as of the Fifth Amendment Effective Date is $900,000,000 and (x) the Additional Term A-1 Commitment of each Additional Term A-1 Lender as of the Fifth Amendment Effective Date is set forth on Schedule I to the Fifth Amendment and (y) the Incremental Term A-1 Commitment of each Incremental Term A-1 Lender as of the Fifth Amendment Effective Date is set forth on Schedule I to the Fifth Amendment.
“Term A-1 Facility” means (i) at any time on or prior to the Fifth Amendment Effective Date, the aggregate amount of the Term A-1 Commitment at such time and (ii) at any time after the Fifth Amendment Effective Date, the aggregate amount of the Term A-1 Loans at such time.
“Term A-1 Lender” means (i) at any time on or prior to the Fifth Amendment Effective Date, any Lender that holds the Term A-1 Commitment at such time and (ii) at any time after the Fifth Amendment Effective Date, any Lender that holds Term A-1 Loans at such time.
“Term A-1 Loan” means an advance made by any Term A-1 Lender under the Term A-1 Facility. The aggregate principal amount of Term A-1 Loans as of the Fifth Amendment Effective Date (after giving effect to the Incremental Term A-1 Loans) is $900,000,000.
“Term B Borrowing” means a borrowing consisting of simultaneous Term B Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Term B Lenders pursuant to Section 2.01(b).

“Term B Commitment” means, with respect to the Term B Lender on the Closing Date, its commitment to make a Term B Loan on the Closing Date in the amount set forth opposite such Term B Lender’s name in Schedule I.
“Term B Facility” means (i) at any time on or prior to the Closing Date, the aggregate amount of the Term B Commitment at such time and (ii) at any time after the Closing Date, the aggregate amount of the Term B Loans at such time.
“Term B Lender” means (i) at any time on or prior to the Closing Date, any Lender that holds the Term B Commitment at such time and (ii) at any time after the Closing Date, any Lender that holds Term B Loans at such time.
“Term B Loan” means an advance made by any Term B Lender under the Term B Facility.
“Term B-1 Borrowing” means a borrowing consisting of simultaneous Term B-1 Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Term B-1 Lenders pursuant to Section 2.01(d).
“Term B-1 Commitment” (i) with respect to each Fourth Amendment Consenting Term B Lender, the commitment of such Lender to convert its Term B Loans for an equal aggregate principal amount of Term B-1 Loans on the Fourth Amendment Effective Date pursuant to the Fourth Amendment and (ii) with respect to the Additional Term B-1 Lenders, its Additional Term B-1 Commitment.
“Term B-1 Facility” means (i) at any time on or prior to the Fourth Amendment Effective Date, the aggregate amount of the Term B-1 Commitment at such time and (ii) at any time after the Fourth Amendment Effective Date, the aggregate amount of the Term B-1 Loans at such time.
“Term B-1 Lender” means (i) at any time on or prior to the Fourth Amendment Effective Date, any Lender that holds the Term B-1 Commitment at such time and (ii) at any time after the Fourth Amendment Effective Date, any Lender that holds Term B-1 Loans at such time.
“Term B-1 Loan” means an advance made by any Term B-1 Lender under the Term B-1 Facility.
“Term Borrowing” means either a Term A-1 Borrowing or Term B-1 Borrowing or a borrowing of any term loan established pursuant to an Additional Credit Extension Amendment.
“Term Commitment” means either a Term A-1 Commitment or Term B-1 Commitment or any term loan commitment established pursuant to an Additional Credit Extension Amendment.
“Term CORRA Rate” has the meaning specified in the definition of “Eurocurrency Rate.”
“Term Facilities” means, at any time, the Term A-1 Facility, the Term B-1 Facility and any term loan credit facilities established pursuant to an Additional Credit Extension Amendment.
“Term Lender” means, at any time, a Term A Lender, Term A-1 Lender, Term B Lender, Term B-1 Lender or any other Lender that holds Term Loans at such time.

“Term Loan” means a Term A-1 Loan, a Term B-1 Loan or any term loan established pursuant to an Additional Credit Extension Amendment.
“Term Note” means a promissory note made by the Company in favor of a Term Lender evidencing Term Loans made by such Term Lender, substantially in the form of Exhibit C-1.
“Term SOFR” means:
    (a)    for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto~~, in each case, plus the SOFR Adjustment for such Interest Period~~; and
    (b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto~~, in each case, plus the SOFR Adjustment~~;
provided that if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Agreement.
“Term SOFR Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Term SOFR Successor Rate, Term SOFR or Daily Simple SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR”, “Daily Simple SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.
“Term SOFR Replacement Date” has the meaning specified in Section 3.03(c).

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent in its reasonable discretion) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“Term SOFR Successor Rate” has the meaning specified in Section 3.03(c).
“Test Period” means, as of any date of determination, the last period of four fiscal quarters of the Company for which financial statements shall have been (or were required to have been) delivered in accordance with Section 6.01(a) or (b).
“Third Amendment” means that Third Amendment to the Amended and Restated Credit Agreement, dated as of September 26, 2023, by and among the Borrowers, the Specified Designated Borrower, the Administrative Agent, the Swing Line Lender, the L/C Issuer and the 2023 Incremental Revolving Lenders.
“Third Amendment Effective Date” has the meaning assigned to such term in the Third Amendment.
“Threshold Amount” means $~~3~~150,000,000.
“Title Company” has the meaning assigned to such term in Section 6.13(c)(ii).
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.
“Transformative Acquisition” means any Acquisition or Investment by the Company or any of its Subsidiaries that (i) is not permitted by the terms of this Agreement and the other Loan Documents immediately prior to the consummation of such Acquisition or Investment or (ii) if permitted by the terms of this Agreement and the other Loan Documents immediately prior to the consummation of such transaction, such this Agreement and the other Loan Documents would not provide the Company and its Subsidiaries with adequate flexibility under this Agreement and the other Loan Documents for the continuation and/or expansion of their combined operations following such consummation, as determined by the Company acting in good faith, in consultation with the Administrative Agent.
“Treaty Lender” means a Lender which:
(a)    is treated as a resident of a Treaty State for the purposes of a Treaty with the United Kingdom; and
(b)    does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected.
“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax, or a reduction in tax, imposed by the United Kingdom on interest.

“Type” means, with respect to a Loan, its character as a Base Rate Loan, a Eurocurrency Rate Loan, a Term SOFR Loan, a Daily Simple SOFR Loan or a SONIA Rate Loan.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of any Secured Party’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
“USA PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.
“U.S. IP Security Agreements” the Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement (as each such term is defined in the U.S. Security Agreement and to the extent applicable) delivered in connection with the Existing Credit Agreement (together with each other intellectual property security agreement delivered pursuant to Section 6.13), in each case, as amended or supplemented.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Security Agreement” means the U.S. Security Agreement dated as of July 1, 2016 among the Company, the Subsidiary Guarantors party thereto and Bank of America, N.A. as collateral agent, as amended, amended restated, supplemented or otherwise modified from time to time (together with each other security agreement and security agreement supplement delivered pursuant to Section 6.13(a), duly executed by each applicable Loan Party).
“U.S. Special Resolution Regimes” has the meaning specified in Section 10.28.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).
“Warrant Transactions” means one or more call options referencing the Company’s common stock written by the Company substantially contemporaneously with the purchase by the Company of Convertible Bond Hedge Transactions and having an initial strike or exercise price (howsoever defined) greater than the strike or exercise price (howsoever defined) of such Convertible Bond Hedge Transactions.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness.
“WES” means WEX Europe Services Limited, a private company limited by shares incorporated under the Laws of England and Wales with registered number 08284241.
“WES Entity” means WES or any direct or indirect Subsidiary thereof.
“WES Stock Pledge Documents” means each agreement executed and delivered to the Administrative Agent for the benefit of the applicable Secured Parties under Section 6.13(g) pursuant to which the Equity Interests of a WES Stock Pledge Subsidiary are pledged to the Administrative Agent for the benefit of the applicable Secured Parties to secure the Foreign Obligations as provided for therein.
“WES Stock Pledge Subsidiary” means a Subsidiary of WES designated as such pursuant to Section 6.13(g).
“WEX Bank” means WEX Bank, a Utah industrial bank.
“WEX International Holdings” means Wright Express International Holdings Limited, a private company limited by shares incorporated under the Laws of England and Wales with registered number 08008714.
“Wholly-Owned” means, with respect to any Subsidiary of any Person, the ownership all of the outstanding Equity Interests of such Subsidiary (other than directors’ qualifying shares) by such Person or one or more Wholly-Owned Subsidiaries of such Person.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”
(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)    Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

1.03    Accounting Terms.
(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Historical Financial Statements set forth in clause (a)(x) of the definition thereof, except as otherwise specifically prescribed herein; provided that for purposes of any determinations associated with leases, including, without limitation, determinations of whether such leases are capital leases, the amount of any capital lease obligations associated with such leases, and the amount of operating expenses associated with such leases, Attributable Indebtedness, Consolidated EBITDA, Operating Interest Expense, Indebtedness, the Consolidated Leverage Ratio and the Consolidated Secured Leverage Ratio shall be determined based on GAAP as in effect on December 31, 2018.
(b)    Changes in GAAP. Subject to the proviso in foregoing clause (a), if at any time any change in GAAP would affect the computation of any requirement, including any financial ratio, set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
1.04    Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05    Exchange Rates; Currency Equivalents.
(a)    The Administrative Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the L/C Issuer, as applicable.
(b)    Wherever in this Agreement in connection with a Revolving Credit Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Revolving Credit Borrowing, Eurocurrency Rate Loan or Letter of Credit is

denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be.
1.06    Additional Alternative Currencies.
(a)    The Company may from time to time request that Eurocurrency Rate Loans under the Revolving Credit Facility be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is an Eligible Currency. In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent and the Revolving Credit Lenders in their sole discretion; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuer in their sole discretion.
(b)    Any such request shall be made to the Administrative Agent not later than 11:00 a.m., New York time, 20 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the L/C Issuer thereof. Each Revolving Credit Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) or the L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., New York time, ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.
(c)    Any failure by a Lender or the L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the L/C Issuer, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Appropriate Lenders consent to making Eurocurrency Rate Loans in such requested currency and the Administrative Agent and such Lenders reasonably determine that an appropriate interest rate is available to be used for such requested currency, the Administrative Agent shall so notify the Company and (i) the Administrative Agent and such Lenders may amend the definition of Eurocurrency Rate to the extent necessary to add the applicable Eurocurrency Rate for such currency and (ii) to the extent the definition of Eurocurrency Rate reflects the appropriate interest rate for such currency or has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency for purposes of any Borrowings of Eurocurrency Rate Loans. If the Administrative Agent and the L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and (A) the Administrative Agent and the L/C Issuer may amend the definition of Eurocurrency Rate to the extent necessary to add the applicable Eurocurrency Rate for such currency and (B) to the extent the definition of Eurocurrency Rate reflects the appropriate interest rate for such currency or has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency, for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.06, the Administrative Agent shall promptly so notify the Company.
1.07    Change of Currency.
(a)    Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Closing Date shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Revolving Credit Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Revolving Credit Borrowing, at the end of the then current Interest Period.
(b)    Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
(c)    Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
1.08    Times of Day and Timing of Payment and Performance. Unless otherwise specified, (1) all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable)~~.~~ and (2) when the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such or performance payment (other than as otherwise set forth herein) shall extend to the immediately succeeding Business Day.
1.09    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
1.10    Limited Condition Transaction. In connection with any action being taken in connection with a Limited Condition Transaction (including any contemplated incurrence or assumption of Indebtedness in connection therewith), for purposes of:

(a)    determining compliance with any provision of this Agreement that requires the calculation of any financial ratio, test or basket (including the calculation of the Incremental Cap and baskets measured as a percentage of Consolidated EBITDA or Consolidated Total Assets); or
(b)    determining compliance with any provision of this Agreement which requires the accuracy of any representations and warranties and/or that no Default or Event of Default (or any subset of Defaults or Events of Default) shall have occurred, is continuing or would result therefrom (including the applicable conditions to the effectiveness of the establishment or incurrence of an Incremental Facility), in each case, at the option of the Company (the Company’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), which LCT Election shall be in writing and delivered to the Administrative Agent on or prior to the date of execution of the definitive agreements or submission of irrevocable notice, as applicable, with respect to such Limited Condition Transaction, the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreement for such Limited Condition Transaction is entered into or the date irrevocable notice for such Limited Condition Transaction is given (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness or Liens and the use of proceeds thereof) as if they had occurred at the beginning of the most recent Test Period ending prior to the LCT Test Date, the Company or any of its Subsidiaries would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test, basket, representations, warranties, Defaults or Events of Default, such ratio, test, basket, representations, warranties, Defaults or Events of Default shall be deemed to have been complied with.
    For the avoidance of doubt, if the Company has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would have failed to have been satisfied, or any representation or warranty would have been breached, or any Default or Event of Default would have occurred, in each case as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA or Consolidated Total Assets or fluctuations of the target of such Limited Condition Transaction, or as a result of any breach of representation or warranty or the occurrence of any Default or Event of Default or other event, in each case at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have failed to have been satisfied as a result of such fluctuations, such representation or warranty shall not be deemed to have been breached, and (solely for the purposes of any Default or Event of Default blocker) such default or event of default shall be deemed not to have occurred. If the Company has made an LCT Election for any Limited Condition Transaction, then, in connection with any subsequent calculation of any ratio, test or basket (excluding determinations of actual compliance with Section 7.11 and determinations of the Applicable Rate) on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, repurchase, defeasance, satisfaction and discharge or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, for purposes of determining whether such ratio, test or basket availability has been complied with under this Agreement, any such ratio, test or basket shall be required to be satisfied on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness or Liens and the use of proceeds thereof) have been consummated.

1.11    Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection  of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Term SOFR Successor Rate or any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Term SOFR Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Term SOFR Successor Rate or any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrowers.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Term SOFR Successor Rate or any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by, any such information source or service.
1.12    Certain Determinations.
(a)    If any of the baskets set forth in this Agreement are exceeded solely as a result of fluctuations to Consolidated EBITDA or Consolidated Total Assets for the most recently completed fiscal quarter after the last time such baskets were calculated for any purpose under this Agreement, such baskets will not be deemed to have been exceeded solely as a result of such fluctuations.
(b)    For purposes of determining compliance with any of the covenants set forth in Article VII (including in connection with any Incremental Facility) at any time (whether at the time of incurrence or thereafter), any Lien, Investment, Indebtedness, Restricted Payment or Disposition meets the criteria of one, or more than one, of the categories permitted under Article VII (including in connection with any Incremental Facility), the Company (i) shall in its sole discretion determine under which category such Lien (other than Liens securing the Obligations), Investment, Indebtedness (other than Indebtedness incurred under the Loan Documents), Disposition or Restricted Payment (or, in each case, any portion thereof) is permitted and (ii) shall be permitted, in its sole discretion, to make any redetermination and/or to divide, classify or reclassify under which category or categories such Lien, Investment, Indebtedness, Disposition or Restricted Payment transaction is permitted from time to time as it may determine so long as at the time of such redesignation the Company would be permitted to incur such Lien, Investment, Indebtedness or Restricted Payment under such category or categories, as applicable. For the avoidance of doubt, in the event that a portion of any applicable Lien, Investment, Indebtedness, Restricted Payment or Disposition could be classified as incurred under a “ratio-based” basket (giving pro forma effect to such transaction), the Company, in its sole discretion, may classify such portion as having been incurred pursuant to such “ratio-based” basket and thereafter the remainder as having been incurred pursuant to one or more of the other available baskets.

(c)    Notwithstanding anything to the contrary herein, if any incurrence-based financial ratios or tests (including, without limitation, any Consolidated Leverage Ratio, Consolidated Secured Leverage Ratio and/or Consolidated Interest Coverage Ratio tests) (“Financial Incurrence Tests”) would be satisfied in any subsequent fiscal quarter following the utilization of either (x) fixed baskets, exceptions or thresholds (including any related builder or grower component) that do not require compliance with a financial ratio or test (“Fixed Amounts”) or (y) baskets, exceptions and thresholds that require compliance with a financial ratio or test (including, without limitation, any Consolidated Leverage Ratio, Consolidated Secured Leverage Ratio and/or Consolidated Interest Coverage Ratio tests tests) (any such amounts, “Incurrence-Based Amounts”), then the reclassification of actions or transactions (or portions thereof), including the reclassification of utilization of any Fixed Amounts as incurred under any available Incurrence-Based Amounts, shall be deemed to have automatically occurred even if not elected by the Company (unless the Company otherwise notifies the Administrative Agent).
ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS
2.01    The Loans.
(a)    The Term A Borrowing. Subject to the terms and conditions set forth herein and in the Restatement Agreement, (i) each Additional Term A Lender agrees to make a Term A Loan to the Company on the Closing Date in Dollars in a principal amount not to exceed its Additional Term A Commitment, (ii) each Converting Consenting Term A-3 Lender agrees to have all of its outstanding Existing Term A Loans (or such lesser amount as notified and allocated to such Converting Consenting Term A-3 Lender by the Administrative Agent, as determined by the Company and the Administrative Agent in their sole discretion) converted to an equivalent principal amount of Term A Loans effective as of the Closing Date and (iii) each Non-Converting Consenting Term A-3 Lender agrees to have all of its outstanding Existing Term A Loans prepaid and will purchase by assignment from the Additional Term A Lenders Term A Loans in a principal amount equal to the principal amount of such Existing Term A Loans (or such lesser amount as notified and allocated to such Non-Converting Consenting Term A-3 Lender by the Administrative Agent, as determined by the Company and the Administrative Agent in their sole discretion). Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term A Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.
(b)    The Term B Borrowing. Subject to the terms and conditions set forth herein and in the Restatement Agreement, each Term B Lender agrees to make a Term B Loan to the Company on the Closing Date in Dollars in a principal amount not to exceed its Term B Commitment. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed. Term B Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.
(c)    The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrowers in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender’s

Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment, (iii) the aggregate Outstanding Amount of all Revolving Credit Loans made to the Designated Borrowers shall not exceed the Designated Borrower Sublimit and (iv) the aggregate Outstanding Amount of all Revolving Credit Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(c), prepay under Section 2.05, and reborrow under this Section 2.01(c). Revolving Credit Loans may be Base Rate Loans, Eurocurrency Rate Loans, Term SOFR Loans, SONIA Rate Loans or Daily Simple SOFR Loans, as further provided herein.
(d)    The Term B-1 Borrowing. Subject to the terms and conditions set forth herein and in the Fourth Amendment, (i) the Additional Term B-1 Lender agrees to make a Term B-1 Loan to the Company on the Fourth Amendment Effective Date in Dollars in a principal amount not to exceed its Additional Term B-1 Commitment, (ii) each Converting Consenting Term B Lender agrees to have all of its outstanding Term B Loans (or such lesser amount as notified and allocated to such Converting Consenting Term B Lender by the Fourth Amendment Joint Lead Arrangers, as determined by the Company and the Fourth Amendment Joint Lead Arrangers in their sole discretion) converted to an equivalent principal amount of Term B-1 Loans effective as of the Fourth Amendment Effective Date and (iii) each Non-Converting Consenting Term B Lender agrees to have all of its outstanding Term B Loans prepaid and will purchase by assignment from the Additional Term B-1 Lender Term B-1 Loans in a principal amount equal to the principal amount of such Term B Loans (or such lesser amount as notified and allocated to such Non-Converting Consenting Term B Lender by the Fourth Amendment Joint Lead Arrangers, as determined by the Fourth Amendment Joint Lead Arrangers and the Administrative Agent in their sole discretion). Amounts borrowed under this Section 2.01(d) and repaid or prepaid may not be reborrowed. Term B-1 Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.
(e)    The Term A-1 Borrowing. Subject to the terms and conditions set forth herein and in the Fifth Amendment, (i) the Additional Term A-1 Lenders agree to make a Term A-1 Loan to the Company on the Fifth Amendment Effective Date in Dollars in a principal amount not to exceed its Additional Term A-1 Commitment, (ii) each Converting Consenting Term A Lender agrees to have all of its outstanding Term A Loans (or such lesser amount as notified and allocated to such Converting Consenting Term A Lender by the Administrative Agent, as determined by the Company and the Administrative Agent in their sole discretion) converted to an equivalent principal amount of Term A-1 Loans effective as of the Fifth Amendment Effective Date and (iii) the Incremental Term A-1 Lenders agree to make a Term A-1 Loan to the Company on the Fifth Amendment Effective Date in Dollars in a principal amount not to exceed its Incremental Term A-1 Commitment. Amounts borrowed under this Section 2.01(e) and repaid or prepaid may not be reborrowed. Term A-1 Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.
2.02    Borrowings, Conversions and Continuations of Loans.
(a)    Each Borrowing (other than pursuant to Sections 2.01(a)(ii), 2.01(b)(ii)) ~~and~~, 2.01(d)(ii) or 2.01(e)(ii), each conversion of Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans or Term SOFR Loans shall be made upon the Company’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice. Each such Loan Notice must be received by the Administrative Agent not later than ~~12:00~~

~~noon~~1:00 p.m. (i) ~~three~~two Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans or of any conversion of Term SOFR Loans to Base Rate Loans or to Daily Simple SOFR Loans, (ii) ~~four~~three Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies or SONIA Rate Loans, and (iii) on the requested date of any Borrowing of Base Rate Loans, any Borrowing of Daily Simple SOFR Loans or any conversion of Base Rate Loans to Daily Simple SOFR Loans; provided, however, that if the Company wishes to request Eurocurrency Rate Loans or Term SOFR Loans having an Interest Period other than one, three or six months in duration as provided in the definition of “Interest Period” (a “Special Interest Period”), the applicable notice must be received by the Administrative Agent not later than ~~12:00 noon~~1:00 p.m. (i) four Business Days prior to the requested date of such Borrowing, conversion or continuation of Term SOFR Loans, or (ii) five Business Days (or six Business Days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies for a Special Interest Period, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Special Interest Period is acceptable to all of them. Not later than 12:00 noon, (i) three Business Days before the requested date of such Borrowing, conversion or continuation of Term SOFR Loans, or (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, the Administrative Agent shall notify the Company (which notice may be by telephone) whether or not the requested Special Interest Period has been consented to by all the Lenders. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans, Term SOFR Loans or SONIA Rate Loans and Borrowing of or conversion to Daily Simple SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Section 2.03(c) and Section 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice shall specify (i) whether the Company is requesting a Term A-1 Borrowing, a Term B-1 Borrowing, a Revolving Credit Borrowing or a Borrowing of any other Class of Loans, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans or Term SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, (vi) the currency of the Revolving Credit Loans to be borrowed, and (vii) if applicable, the Designated Borrower. If the Company fails to specify a currency in a Loan Notice requesting a Borrowing, then the Revolving Credit Loans so requested shall be made in Dollars. If the Company fails to specify a Type of Loan in a Loan Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Revolving Credit Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans or Term SOFR Loans. If the Company requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans or Term SOFR Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month (except in the case of the initial Interest Period for the Term A-1 Loans and Term B-1 Loans, which shall each be determined in accordance with the definition of Interest Period). Notwithstanding anything to the contrary herein, (i) a Swing Line Loan may not be converted to a Eurocurrency Rate Loan or Daily Simple SOFR Loan, (ii) Term Loans shall at all times be maintained in Dollars and (iii) no Revolving Credit Loan may be converted into or continued as a Revolving Credit Loan denominated in a different currency, but instead must be prepaid in the original currency of such Revolving Credit Loan and reborrowed in the other currency.
(b)    Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and, in the case of Revolving Credit Loans, currency) of its Applicable Percentage under the applicable Facility of the applicable Term Loans or Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the Borrowers, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans, or continuation of Revolving Credit Loans denominated in a currency other than Dollars, in each case described in Section 2.02(a). In the case of a Term Borrowing or a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than ~~2~~3:00 p.m., in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Revolving Credit Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension to the Specified Designated Borrower, Section 4.03), the Administrative Agent shall make all funds so received available to the Company or the other applicable Borrower not later than 5:00 p.m. on the Business Day specified in the Loan Notice in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Company; provided, however, that if, on the date that a Loan Notice with respect to a Borrowing of Revolving Credit Loans denominated in Dollars is given by the Company, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the applicable Borrower as provided above.
(c)    During the existence of a Default, no Loans denominated in Dollars may be requested as, converted or continued as, Eurocurrency Rate Loans, Term SOFR Loans or Daily Simple SOFR Loans, and no Loans denominated in any Alternative Currency may be requested (but Loans denominated in an Alternative Currency may be converted or continued) as Eurocurrency Rate Loans or SONIA Rate Loans, without the consent of the Required Lenders, and during the existence of an Event of Default, the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.
(d)    The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans or Term SOFR Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in Bank of America’s “prime rate” used in determining the Base Rate promptly following the public announcement of such change.
(e)    After giving effect to all Term A-1 Borrowings, all conversions of Term A-1 Loans from one Type to the other, and all continuations of Term A Loans and Term A-1 Loans as the same Type, there shall not be more than two Interest Periods in effect in respect of the Term A Facility and Term A-1 Facility. After giving effect to all Term B-1 Borrowings, all conversions of Term B-1 Loans from one

Type to the other, and all continuations of Term B Loans and Term B-1 Loans as the same Type, there shall not be more than two Interest Periods in effect in respect of the Term B Facility and the Term B-1 Facility. After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than eight Interest Periods in effect in respect of the Revolving Credit Facility. For the avoidance of doubt, (i) all Additional Term B-1 Loans made on the Fourth Amendment Effective Date and all Term B-1 Loans converted from Term B Loans on the Fourth Amendment Effective Date shall be of the same Type and have the same initial Interest Period as set forth in clause (vii) of the definition of “Interest Period” herein and (ii) all Additional Term A-1 Loans made on the ~~Closing~~Fifth Amendment Effective Date and all Term A-1 Loans converted from ~~Existing~~ Term A Loans on the ~~Closing~~Fifth Amendment Effective Date shall be of the same Type and have the same initial Interest Period as set forth in clause (~~iv~~viii) of the definition of “Interest Period” herein.
(f)    With respect to SOFR, Term SOFR or Daily Simple SOFR, the Administrative Agent will have the right to make Term SOFR Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Term SOFR Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Term SOFR Conforming Changes to the Company and the Lenders reasonably promptly after such amendment becomes effective.
2.03    Letters of Credit.
(a)    The Letter of Credit Commitment.
    (i)    Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the Company or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Company or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, (y) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Company for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the provisos to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All

Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.
    (ii)    The L/C Issuer shall not issue any Letter of Credit, if:
(A)    subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Revolving Credit Lenders have approved such expiry date; or
(B)    the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders have approved such expiry date.
    (iii)    The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:
(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;
(B)    the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;
(C)    except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $500,000;
(D)    except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;
(E)    the L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency;
(F)    such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or
(G)    a default of any Revolving Credit Lender’s obligations to fund under Section 2.03(c) exists or any Revolving Credit Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrowers or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

    (iv)    The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.
    (v)    The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
    (vi)    The L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.
(b)    Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
    (i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the Company shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.
    (ii)    Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage for the Revolving Credit Facility times the amount of such Letter of Credit.
    (iii)    If the Company so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Company shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Credit Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Credit Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.
    (iv)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)    Drawings and Reimbursements; Funding of Participations.
    (i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Company and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Company shall reimburse the L/C Issuer in such Alternative Currency, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Company shall have notified the L/C Issuer promptly following receipt of the notice of drawing that the Company will reimburse the L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in an Alternative

Currency (each such date, an “Honor Date”), the Company shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. In the event that (A) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.03(c)(i) and (B) the Dollar amount paid by the Company, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the Company agrees, as a separate and independent obligation, to indemnify the L/C Issuer for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing. If the Company fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Revolving Credit Percentage thereof. In such event, the Company shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
    (ii)    Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Revolving Credit Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars.
    (iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
    (iv)    Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Credit Lender’s Applicable Revolving Credit Percentage of such amount shall be solely for the account of the L/C Issuer.

    (v)    Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Company, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Company of Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.
    (vi)    If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c) shall be conclusive absent manifest error.
(d)    Repayment of Participations.
    (i)    At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Revolving Credit Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.
    (ii)    If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Credit Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)    Obligations Absolute. The obligation of the Company to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
(ii)    the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)    any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(v)    any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or any Subsidiary or in the relevant currency markets generally; or
(vi)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any Subsidiary;
provided that the foregoing shall not excuse the L/C Issuer from liability to the Company or any of its Subsidiaries to the extent of direct damages (as opposed to consequential damages) suffered by the Company or any of its Subsidiaries that are caused by the L/C Issuer’s bad faith, gross negligence or willful misconduct.
The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will immediately notify the L/C Issuer. The Company shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.
(f)    Role of L/C Issuer. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders, the Required Lenders, the Revolving Credit Lenders or the Required Revolving Credit Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
(g)    Cash Collateral. (i) Upon the request of the Administrative Agent, (A) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (B) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Company shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. At any time that there shall exist a Defaulting Lender that is a Revolving Credit Lender, within three Business Days after the request of the Administrative Agent or the L/C Issuer, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by the Defaulting Lender).
    (ii)    In addition, if the Administrative Agent notifies the Company at any time that the Outstanding Amount of all L/C Obligations at such time exceeds 100% (or, in the case of any such excess determined by the Administrative Agent to have resulted solely from foreign currency fluctuations, 102%) of the Letter of Credit Sublimit then in effect, then, within two Business Days after receipt of such notice, the Company shall Cash Collateralize the L/C Obligations in an amount equal to the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit.
    (iii)    The Administrative Agent may, at any time and from time to time after the initial deposit of Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations.

    (iv)    Sections 2.05, 8.02(i)(c) and 8.02(ii)(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.05 and Sections 8.02(i)(c) and 8.02(ii)(c), “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. Upon such pledge and deposit, the Company shall grant to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.
(h)    Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each standby Letter of Credit.
(i)    Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit, provided, however, that any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.15(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Credit Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
(j)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Company shall pay directly to the L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit, at a rate per annum equal to 0.125%, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. In addition, the Company shall pay directly to the L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(k)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(l)    Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Company shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries. In addition to the foregoing, the Company hereby acknowledges that it shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under the Existing Letter of Credit for the account of UNIK S.A. and that such Letter of Credit, when issued, was for the account of a Subsidiary.
2.04    Swing Line Loans.
(a)    The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans in Dollars (each such loan, a “Swing Line Loan”) to the Company from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Credit Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided that after giving effect to any Swing Line Loan, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender at such time, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations at such time, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Lender’s Revolving Credit Commitment; provided, further, that the Company shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Swing Line Loan.
(b)    Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Company’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than ~~1~~3:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business

Day. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to ~~2~~4:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than ~~3:0~~4:30 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Company at its office by crediting the account of the Company on the books of the Swing Line Lender in Same Day Funds.
(c)    Refinancing of Swing Line Loans.
    (i)    The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Company (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Revolving Credit Loan in an amount equal to such Lender’s Applicable Revolving Credit Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Company with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Revolving Credit Percentage of the amount specified in such Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Revolving Credit Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
    (ii)    If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Revolving Credit Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
    (iii)    If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
    (iv)    Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Swing Line Loans, together with interest as provided herein.
(d)    Repayment of Participations.
    (i)    At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Swing Line Lender.
    (ii)    If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Company for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Revolving Credit Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Credit Lender’s Applicable Revolving Credit Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.
(f)    Payments Directly to Swing Line Lender. The Company shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05    Prepayments.
(a)    Optional.
    (i)    Each Borrower may, upon notice from the Company to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Term Loans and Revolving Credit Loans in whole or in part without premium or penalty (except (x) in the case of Loans other than Base Rate Loans, amounts payable pursuant to Section 3.05 and (y) with respect to Term B-1 Loans, as set forth in Section 2.05(c)); provided that (i) such notice must be received by the Administrative Agent not later than ~~1~~1:00 ~~a~~p.m. (A) ~~three~~two Business Days prior to any date of prepayment of Term SOFR Loans, (B) ~~four~~three Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of SONIA Rate Loans or Eurocurrency Rate Loans denominated in Alternative Currencies~~,~~ and (C) on the date of prepayment of Base Rate Loans and ~~(D) one Business Day prior to any date of prepayment of~~ Daily Simple SOFR Loans; (ii) any prepayment of Term SOFR Loans or Daily Simple SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; (iii) any prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies shall be in a minimum principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iv) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurocurrency Rate Loans or Term SOFR Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Company, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of (x) a Eurocurrency Rate Loan, Term SOFR Loan, SONIA Rate Loan or Daily Simple SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05 and (y) Term B-1 Loans hereunder shall be subject to Section 2.05(c). Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a) shall be applied (x) as among the different Classes of Term Loans, as directed by the Company and (y) with respect to a specific Class of Term Loans, to the principal repayment installments thereof as directed by the Company. Each prepayment of other Term Loans established or extended pursuant to Section 2.17, 2.18 or 2.19 shall be applied as set forth in the applicable Additional Credit Extension Amendment; provided that any such Additional Credit Extension Amendment shall not permit prepayments of Extended Term Loans established pursuant to Section 2.19 to be applied on a greater than pro rata basis than the Class of Term Loans being extended. The prepayment of Revolving Credit Loans shall be made on a pro rata basis across all Revolving Credit Loans (except, with respect to Revolving Credit Loans established pursuant to Section 2.17, 2.18 or 2.19, to the extent that any applicable Additional Credit Extension Amendment provides that the Revolving Credit Loans established thereunder shall be entitled to less than pro rata treatment). Each such prepayment under this Section 2.05(a)(i) shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.
    (ii)    The Company may, upon notice to the Swing Line Lender pursuant to delivery to the Swing Line Lender of a Notice of Loan Prepayment (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (x) such notice must be received by the Swing Line Lender and the Administrative

Agent not later than ~~1~~3:00 p.m. on the date of the prepayment, and (y) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(b)    Mandatory Term Loan Prepayments.
    (i)    If the Company or any of its Subsidiaries receives any Net Cash Proceeds from any Casualty Event or Disposition (other than (1) any Disposition of any property permitted by Sections 7.05(a), (b), (c), (d), (e), (f), (g), (i), (j) and (k) and (2) any Disposition or Casualty Event resulting in aggregate Net Cash Proceeds not exceeding $7,500,000 in the case of any single transaction or series of related transactions), the Company shall cause to be offered to be prepaid in accordance with clause (v) below, an aggregate principal amount of Term Loans equal to 100% of such Net Cash Proceeds within ten (10) Business Days of receipt thereof by such Person; provided that, with respect to any Net Cash Proceeds realized under a Disposition described in this Section 2.05(b)(i), at the election of the Company (as notified by the Company to the Administrative Agent within ten (10) Business Days of receipt thereof), and so long as no Default shall have occurred and be continuing, the Company or such Subsidiary may reinvest all or any portion of such Net Cash Proceeds in assets useful in the business of the Company or its Subsidiaries within ~~12~~18 months of receipt of such Net Cash Proceeds (it being understood that if any portion of such proceeds are not so used within such ~~12~~18-month period but within such ~~12~~18-month period are contractually committed to be used, then upon the termination of such contract or if such Net Cash Proceeds are not so used within ~~18~~24 months of initial receipt, such remaining portion shall constitute Net Cash Proceeds as of the date of such termination or expiry and shall be immediately applied to the prepayment of the Term Loans as set forth in this Section 2.05(b)(i)); provided, however, that any Net Cash Proceeds not subject to such definitive agreement or so reinvested shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.05(b)(i).
    (ii)    Upon the incurrence or issuance by the Company or any of its Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 7.03 (other than Permitted Unsecured Refinancing Debt, Permitted Pari Passu Refinancing Debt or Permitted Junior Priority Refinancing Debt)), the Company shall prepay an aggregate principal amount of Term Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Company or such Subsidiary (such prepayments to be applied as set forth in clause (iv) below).
    (iii)    Within five (5) Business Days after financial statements are required to be delivered pursuant to Section 6.01(a), commencing with the fiscal year ending on December 31, 2021, the Company shall cause to be offered to be prepaid in accordance with clause (v) below, an aggregate principal amount of Term B-1 Loans equal to ((x) the Excess Cash Flow Percentage, multiplied by (y) the Excess Cash Flow for such fiscal year), less the sum of (1) the aggregate principal amount of Term Loans (or, in the case of Term Loans purchased at a discount to par, the actual amount of the cash payments made to purchase such Term Loans) and Revolving Credit Loans (provided that there is an equivalent permanent reduction of Revolving Credit Commitments) prepaid or purchased in cash pursuant to Section 2.05(a) or Section 10.06(i); (2) the aggregate principal amount of other Consolidated Funded Indebtedness (or, in the case of Consolidated Funded Indebtedness purchased at a discount to par, the actual amount of the cash payments made to purchase such Consolidated Funded Indebtedness) secured by the Collateral on a pari passu basis with the Facilities prepaid or purchased in cash (provided that, in the case of revolving credit commitments, there is an equivalent permanent reduction in commitments); (3) the increase in the amount of any equity investments in a Bank Regulated Subsidiary (including Investments pursuant to participation agreements with Bank Regulated Subsidiaries); (4) without duplication of amounts deducted pursuant to clause (7) below in prior periods, the aggregate amount actually paid by the Company and its Subsidiaries in cash on account of Capital Expenditures and permitted Investments (including Permitted Acquisitions), but excluding Investments made pursuant to Sections 7.02(a), (g) and (u); (5) customary fees, expenses or charges paid in cash related to any permitted Investments (including Permitted Acquisitions); (6) Restricted Payments (other than those made pursuant to Section 7.06(e)) made by the Company or any of its Subsidiaries in cash to Persons other than the Company and its Subsidiaries; in each case, during such fiscal year or on or prior to the 90th day after the end of such fiscal year (and without duplication in the next fiscal year), except to the extent that such prepayments are funded with long-term Indebtedness (without duplication of any prepayments in such fiscal year that reduced the amount of Excess Cash Flow required to be repaid pursuant to this Section 2.05(b)(iii) for any prior fiscal year); and (7) at the option of the Company, and without duplication of amounts deducted from pursuant to this clause (7) in prior periods, the aggregate consideration required to be paid in cash by the Company or any of its Subsidiaries pursuant to binding contracts, commitments, letters of intent or purchase orders (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions, other Investments (other than Investments pursuant to Sections 7.02(a), (d) and (u)) or Capital Expenditures (including Capitalized Software Expenditures or other purchases of intellectual property) to be consummated or made during the subsequent fiscal year; provided, that, with respect to this clause (7), to the extent the aggregate amount of Internally Generated Cash actually utilized to finance such Permitted Acquisitions, Investments or Capital Expenditures during such fiscal year is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such fiscal year; provided further that no such prepayment shall be required pursuant to this Section 2.05(b)(iii) if Excess Cash Flow for such relevant period is less than $25,000,000.
    (iv)    Each prepayment of Term Loans pursuant to clauses (i) and (ii) of this Section 2.05(b) shall be offered and, subject to clause (v) below, applied on a pro rata basis across the Term Facilities; provided that (x) any Term Loans established pursuant to Section 2.17, 2.18 or 2.19 shall be entitled to less than their pro rata share if and to the extent so provided for in the applicable Additional Credit Extension Amendment and (y) prepayments with the proceeds of Refinancing Term Loans shall be applied to the Term Facilities being refinanced. Each prepayment of Term Loans pursuant to clause (iii) of this Section 2.05(b) shall be applied solely to the Term B-1 Facility; provided that any Term Loans established pursuant to Section 2.17, 2.18 or 2.19 shall be entitled to share in such prepayment on a pro rata basis (or less than pro rata basis) as and to the extent so provided for in the applicable Additional Credit Extension Amendment. With respect to any such Term Facility that is to receive a prepayment pursuant to this Section 2.05(b), such prepayment shall be applied to the principal repayment installments thereof as directed by the Company and each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.
    (v)    With respect to each prepayment required pursuant to Section 2.05(b)(i) or (iii), (A) the Company will, not later than the dates specified in Sections 2.05(b)(i) or (iii) for offering to make such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent provide notice of such offer of prepayment to each applicable Lender, (B) the Administrative Agent shall provide notice of such offer of prepayment to each applicable Lender, (C) each such Lender will have the right to refuse such offer of prepayment by giving written notice of such refusal to the Administrative Agent within three (3) Business Days after such Lender’s receipt of notice from the Administrative Agent of such offer of prepayment (and the Company shall not prepay any Loans of each such refusing Lender on the date that is specified in clause (D) below), (D) the Company will make all such prepayments not so refused upon the fifth Business Day after delivery of notice by the Company pursuant to Section 2.05(b)(i) or (iii) above (with such prepayments to be applied as set forth in clause (iv) above) and (E) any prepayment refused by Lenders of Loans (such refused amounts, the “Declined Proceeds”) may be retained by the Company.
(vi)    Notwithstanding any other provisions of Section 2.05(b)(i) or (iii), (A) to the extent that any of or all the Net Cash Proceeds received by a Foreign Subsidiary giving rise to a prepayment pursuant to Section 2.05(b)(i) or Excess Cash Flow attributable to a Foreign Subsidiary (a “Foreign Prepayment Event”) are prohibited or delayed under applicable local Law from being repatriated to the Company, or could result in directors’ liability, an amount equal to the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Loans at the times provided in Section 2.05(b)(i) or (iii), as the case may be; provided that (x) the Company hereby agrees to cause the applicable Foreign Subsidiary to promptly take all commercially reasonable actions required by the applicable local Law to permit such repatriation and (y) if the repatriation of the relevant affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local Law, and directors’ liability could not result, an amount equal to such Net Cash Proceeds or Excess Cash Flow will be promptly applied (net of additional Taxes that would be payable or reasonably reserved against in good faith as a result of repatriating such amounts) to the repayment of the Loans pursuant to Section 2.05(b)(i) or (iii), as the case may be, and (B) to the extent that the Company has reasonably determined in good faith that repatriation of any or all of the Net Cash Proceeds or Excess Cash Flow of any Foreign Prepayment Event would have a material adverse Tax consequence, including the consequences of related costs, fees and expenses, an amount equal to the portion of the Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Loans at the times provided in Section 2.05(b)(i) or (iii), as the case may be; provided, further, that to the extent that the repatriation of such Net Cash Proceeds or Excess Cash Flow from the applicable Foreign Subsidiary would no longer have a material adverse Tax consequence, an amount equal to such Net Cash Proceeds or Excess Cash Flow will be promptly applied (net of additional Taxes that would be payable or reasonably reserved against in good faith as a result of repatriating such amounts) to the repayment of the Loans pursuant to Section 2.05(b)(i) or (iii), as the case may be.
(c)    Repricing Transaction. In the event that all or any portion of the Term B-1 Loans are (x) repaid, prepaid, refinanced or replaced with any bank debt financing (including, without limitation, with Refinancing Term Loans) having a “yield” that is less than the “yield” of the Term B-1 Loans (or portion thereof) so repaid, prepaid or refinanced or (y) repriced or effectively refinanced through any waiver, consent, amendment or amendment and restatement, in each case of clauses (x) and (y), directed at, or the result of which would be, the lowering of the “yield” of any of the Term B-1 Loans, in each case of clauses (x) and (y), occurring on or prior to the six (6) month anniversary of the Fourth Amendment Effective Date and excluding any transaction in connection with a Change of Control or a Transformative Acquisition (a “Repricing Transaction”), the Company shall pay the Term B-1 Lenders (A) in the case of clause (x), a prepayment premium equal to 1.00% of the aggregate principal amount of the Term B-1 Loans so repaid, prepaid, refinanced or replaced and (B) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the Term B-1 Loans repriced or effectively refinanced through such waiver, consent, amendment or amendment and restatement. If all or any portion of the Term B-1 Loans held by any Term B-1 Lender is subject to mandatory assignment pursuant to Section 10.13 as a result of, or in connection with, such Term B-1 Lender not agreeing or otherwise consenting to any such waiver, consent, amendment or amendment and restatement referred to in clause (y) above (or otherwise in connection with a Repricing Transaction) on or prior to the six (6) month anniversary of the Fourth Amendment Effective Date, the Company shall pay to such Term B-1 Lender a fee equal to 1.00% of the principal amount of the Term B-1 Loans so assigned. Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction or mandatory assignment. In determining the “yield” applicable to the Term B-1 Loans and the “yield” for any such new bank debt financing, (x) interest margin, original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of OID) payable by the Company for the account of the Term B-1 Lenders or the lenders of such new bank debt financing in the primary syndication thereof shall be included (with OID being equated to interest based on an assumed four-year life to maturity), (y) with respect to any Indebtedness that includes a Eurocurrency Rate “floor,” Term SOFR “floor” or Base Rate “floor,” (i) to the extent that the Eurocurrency Rate, Term SOFR or Base Rate (without giving effect to any floors in such definitions), as applicable, on the date that the yield is being calculated is less than such floor, the amount of such difference shall be deemed added to the interest rate margin for such Indebtedness for the purpose of calculating the yield and (ii) to the extent that the Eurocurrency Rate, Term SOFR or Base Rate (without giving effect to any floors in such definitions), as applicable, on the date that the yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating the yield and (z) customary arrangement, structuring, underwriting, amendment or commitment fees payable to the Joint Lead Arrangers (or its affiliates) in connection with the Term B-1 Facility or to one or more arrangers (or their affiliates) of such new bank debt financing shall be excluded. For the avoidance of doubt, in no event shall the application of proceeds of an issuance of Equity Interests be deemed a Repricing Transaction.
(d)    Total Revolving Credit Outstandings. If the Administrative Agent notifies the Company at any time that the Total Revolving Credit Outstandings at such time exceed an amount equal to 100% (or, in the case of any such excess determined by the Administrative Agent to have resulted solely from foreign currency fluctuations, 102%) of the Revolving Credit Facility then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall prepay Revolving Credit Loans and/or the Company shall Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Revolving Credit Facility; provided, however, that, subject to the provisions of Section 2.03(g)(ii), the Company shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(d) unless after the prepayment in full of the Loans the Total Revolving Credit Outstandings exceed the Revolving Credit Facility. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations.
(e)    Alternative Currency. If the Administrative Agent notifies the Company at any time that the Outstanding Amount of all Revolving Credit Loans denominated in Alternative Currencies at such time exceeds an amount equal to 102% of the Alternative Currency Sublimit, then, within two Business Days after receipt of such notice, the Borrowers shall prepay Revolving Credit Loans denominated in Alternative Currencies in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit.
2.06    Termination or Reduction of Commitments.
(a)    Optional. The Company may, upon notice to the Administrative Agent, terminate the Revolving Credit Facility, or from time to time permanently reduce the Revolving Credit Facility;

provided that (i) any such notice shall be received by the Administrative Agent not later than ~~12:00 noon five~~1:00 p.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Company shall not terminate or reduce the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility, (iv) if, after giving effect to any reduction of the Revolving Credit Facility, the Alternative Currency Sublimit, the Letter of Credit Sublimit or the Designated Borrower Sublimit or the Swing Line Sublimit exceeds the amount of the Revolving Credit Facility, in each case such sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Revolving Credit Facility. Except as provided in clause (iv) of the immediately preceding sentence, the amount of any reduction of the Revolving Credit Facility shall not be applied to the Alternative Currency Sublimit or the Letter of Credit Sublimit unless otherwise specified by the Company. Any reduction of the Revolving Credit Facility shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.
(b)    Mandatory.
    (i)    The aggregate Term A Commitments shall be automatically and permanently reduced to zero on the date of the Term A Borrowing. The aggregate Term A-1 Commitments shall be automatically and permanently reduced to zero on the date of the Term A-1 Borrowing.
    (ii)    The aggregate Term B Commitments shall be automatically and permanently reduced to zero on the date of the Term B Borrowing. The aggregate Term B-1 Commitments shall be automatically and permanently reduced to zero on the date of the Term B-1 Borrowing.
(iii)    The aggregate Original Revolving Credit Commitments shall be automatically and permanently reduced to zero on the Fifth Amendment Effective Date.
    ~~(iii)~~(iv)    Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit or the Revolving Credit Commitment under this Section 2.06. Upon any reduction of the Revolving Credit Facility, the appropriate Revolving Credit Commitment of each Revolving Credit Lender having a commitment thereunder shall be reduced by such Lender’s Applicable Revolving Credit Percentage of such reduction amount. All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.
2.07    Repayment of Loans.
(a)    Term A-1 Loans.  The Company shall repay to the Term A-1 Lenders the principal amount of all Term A-1 Loans (i) in equal quarterly payments in the amount of 1.25% of the aggregate principal amount of such Term A-1 Loans incurred (including through conversion of ~~Existing~~ Term A Loans) on the ~~Closing~~Fifth Amendment Effective Date commencing on June 30, 202~~1~~4 and on the last day of each March, June, September and December thereafter, through and including March 31, 202~~6~~9 and (ii) on the Maturity Date for the Term A-1 Facility, the remaining outstanding principal amount of all Term A-1 Loans (in each case subject to the application of prepayments in accordance with Section 2.06).

(b)    Term B-1 Loans.  The Company shall repay to the Term B-1 Lenders the principal amount of all Term B-1 Loans (i) in equal quarterly payments in the amount of 0.25% of the aggregate principal amount of all Term B-1 Loans incurred (including through the conversion of Term B Loans) on the Fourth Amendment Effective Date commencing on March 31, 2024 and on the last day of each March, June, September and December thereafter, through and including March 31, 2028, and (ii) on the Maturity Date for the Term B-1 Facility, the remaining outstanding principal amount of all Term B-1 Loans (in each case subject to the application of prepayments in accordance with Section 2.06).
(c)    Revolving Credit Loans. Each Borrower shall repay to the Revolving Credit Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all Revolving Credit Loans outstanding to such Borrower on such date.
(d)    Swing Line Loans. The Company shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date for the Revolving Credit Facility.
(e)    Incremental Term Loans; Refinancing Term Loans; Extended Term Loans. In the event any Incremental Term Loans, Refinancing Term Loans, Extended Term Loans or Extended Revolving Credit Loans are made, such Incremental Term Loans, Refinancing Term Loans, Extended Term Loans or Extended Revolving Credit Loans, as applicable, shall be repaid by the Company in the amounts and on the dates set forth in the Additional Credit Extension Amendment with respect thereto and on the applicable Maturity Date thereof.
2.08    Interest.
(a)    Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate for Eurocurrency Rate Loans; (ii) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Rate for Term SOFR Loans; (iii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing or conversion date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans; (iv) each Daily Simple SOFR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing or conversion date at a rate per annum equal to Daily Simple SOFR plus the Applicable Rate for Daily Simple SOFR Loans; (v) each SONIA Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing or conversion date at a rate per annum equal to the SONIA Rate plus the Applicable Rate for SONIA Rate Loans and (vi) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans.
(b)    (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
    (ii)    If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated

maturity, by acceleration or otherwise, then, upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
    (iii)    Upon the request of the Required Lenders, while any Event of Default exists under, or immediately upon any Event of Default under Section 8.01(a) resulting from any failure to pay any principal of a Loan when due or under Section 8.01(f), the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
    (iv)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto, on each date such Loan is prepaid or repaid and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(d)    For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.
2.09    Fees. In addition to certain fees described in subsections (i) and (j) of Section 2.03:
(a)    Commitment Fee. The Company shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a commitment fee (a “Commitment Fee”) in Dollars equal to the Applicable Rate for Commitment Fees times the actual daily amount by which the Revolving Credit Facility exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate for Commitment Fees during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(b)    Other Fees. (i) The Company shall pay to the Administrative Agent for its own account, in Dollars, fees in the amounts and at the times separately agreed between the Company and the Administrative Agent. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)    The Company shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.10    Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.
(a)    All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Revolving Credit Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(b)    If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Company or the Lenders determine that (i) the Consolidated Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, each Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(i) or 2.08(b) or under Article VIII. The Borrowers’ obligations under this paragraph shall survive the termination of the Revolving Credit Facility and the repayment of all other Obligations hereunder for a period of thirty days after the date of delivery of the Company’s annual audited financial statements that include the period during which termination and repayment occurred.
2.11    Evidence of Debt.
(a)    The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note or Notes, which shall evidence such

Lender’s Loans to such Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.
(b)    In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
2.12    Payments Generally; Administrative Agent’s Clawback.
(a)    General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)    (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Revolving Credit Borrowing of Eurocurrency Rate Loans, Term SOFR Loans or SONIA Rate Loans (or, in the case of any Revolving Credit Borrowing of Base Rate Loans or Daily Simple SOFR Loans, prior to ~~12:00 noon~~2:00 p.m. on the date of such Revolving Credit Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Revolving Credit Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Revolving Credit Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02)

and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Revolving Credit Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans or in the case of Alternative Currencies in accordance with such market practice, in each case, as applicable. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Revolving Credit Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Revolving Credit Loan included in such Revolving Credit Borrowing. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
    (ii)    Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due.
    With respect to any payment that the Administrative Agent makes for the account of the Lenders or the L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) a Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by a Borrower (whether or not then owed); or (3) the Administrative agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
A notice of the Administrative Agent to any Lender or a Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.
(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and, except as provided in Section 2.15(a)(iv), no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).
(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
2.13    Sharing of Payments by Lenders. Subject in all cases to Section 10.08, if any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:
(i)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this Section 2.13 shall not be construed to apply to (x) any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant.
Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
For purposes of clause (b) of the definition of Excluded Taxes, a Lender that acquires a participation pursuant to this Section 2.13 shall be treated as having acquired such participation on the earlier date(s) on which it acquired an interest in the Loan(s) or Commitment(s) to which such participation relates.

2.14    Designated Borrowers.
(a)    The Company may at any time, upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), request that any Material Subsidiary of the Company (other than a non-Wholly-Owned Subsidiary) (an “Applicant Borrower”) become a Designated Borrower to receive Revolving Credit Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit K (a “Designated Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein (i) the Administrative Agent and the Lenders that are to provide Commitments and/or Loans in favor of an Applicant Borrower must each agree to such Applicant Borrower becoming a Designated Borrower and, (ii) for any Applicant Borrower, the Administrative Agent and the Lenders shall have received (x) not more than 5 Business Days after the Company’s initial notice required above, the documentation and other information that are required by regulatory authorities under applicable “know-your-customer” rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation and (y) such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent or the Required Revolving Credit Lenders in their reasonable discretion, and Notes signed by such new Borrowers to the extent any Lenders so require (the requirements set forth in the foregoing clauses (i) and (ii), the “Designated Borrower Requirements”). If the Designated Borrower Requirements are met, the Administrative Agent shall send a notice in substantially the form of Exhibit L (a “Designated Borrower Notice”) to the Company and the Revolving Credit Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Designated Borrower to receive Revolving Credit Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that no Loan Notice or Letter of Credit Application may be submitted by or on behalf of such Designated Borrower until the date five Business Days after such effective date unless the Administrative Agent otherwise consents.
(b)    The Obligations of the Company and each Designated Borrower that is a Domestic Subsidiary shall be joint and several in nature. The Obligations of all Designated Borrowers that are Foreign Subsidiaries and of the Specified Designated Borrower shall be several in nature.
(c)    The Specified Designated Borrower, WEX International Holdings and each Subsidiary of the Company that becomes a “Designated Borrower” pursuant to this Section 2.14, hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement, each of the other Loan Documents and all other documents and electronic platforms entered into in connection herewith, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders to any such Designated Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.
(d)    The Company may from time to time, upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Borrower’s status as such, provided that there are no outstanding Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any such termination of a Designated Borrower’s status.
(e)    Any Lender may, with notice to the Administrative Agent and the Company, fulfill its Commitment hereunder in respect of any Loans requested to be made by such Lender to a Designated Borrower not organized under the laws of the United States or any State thereof, by causing an Affiliate of such Lender to act for such Lender to make such Loans to such Designated Borrower in the place and stead of such Lender; provided that in no event shall the Lender’s exercise of such option increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement.
(f)    The Company may not designate a Designated Borrower (other than the Specified Designated Borrower) in any jurisdiction other than the United States in which any Revolving Credit Lender is not legally permitted to make Credit Extensions.
2.15    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)    Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.
(ii)    Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(i).
(iv)    Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender that is a Revolving Credit Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender that is a Revolving Credit Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03 and 2.04, the “Applicable Percentage” of the Revolving Credit Facility of each such non-Defaulting Lender shall be computed without giving effect to the Revolving Credit Commitment of that Defaulting Lender; provided that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists (provided that on any date thereafter during such period, to the extent that such Default or Event of Default has been cured or waived, such reallocation shall occur on such later date); and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Revolving Credit Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Revolving Credit Loans of that Lender. Subject to Section 10.26, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.
(b)    Defaulting Lender Cure. If the Company, the Administrative Agent, Swing Line Lender and the L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Revolving Credit Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
2.16    Designated Lenders. Each of the Administrative Agent, the L/C Issuer and each Lender at its option may make any Credit Extension or otherwise perform its obligations hereunder through any Lending Office (each, a “Designated Lender”); provided that any exercise of such option shall not affect the obligation of such Borrower to repay any Credit Extension in accordance with the terms of this Agreement. Any Designated Lender shall be considered a Lender; provided that in the case of an Affiliate or branch of a Lender, all provisions applicable to a Lender shall apply to such Affiliate or branch of such Lender to the same extent as such Lender.
2.17    Incremental Commitments.
(a)    Company Request. After the Closing Date or, solely with respect to any Incremental Facilities (as defined below) requested pursuant to clause (IV) of the definition of “Incremental Cap”, on the Closing Date, the Company may by written notice to the Administrative Agent request (x) commitments (each, an “Incremental Term Increase”) to increase the aggregate principal amount of any existing Term Facility or to establish one or more new Term Facilities (each, an “Incremental Term Facility”) and/or (y) commitments (each, an “Incremental Revolving Increase”) to increase the Revolving Credit Commitments under any existing Revolving Credit Facility or to establish one or more new revolving facilities (each, an “Incremental Revolving Credit Facility” and, together with any Incremental Term Increase, Incremental Term Facility and Incremental Revolving Increase, the “Incremental Facilities”) not to exceed the Incremental Cap available at the time any such Incremental Facility is funded or established, as applicable, from one or more lenders willing to provide such Incremental Facility in their sole discretion; provided that each new lender under an Incremental Revolving Credit Facility or Incremental Revolving Increase shall be subject to the approval of the Administrative Agent, the L/C Issuer and the Swing Line Lender (which approvals shall not be unreasonably withheld, conditioned or delayed) to the extent the same would be required for an assignment under Section 10.06. Each such notice shall specify (i) the date (each, an “Incremental Effective Date”) on which the Company proposes that the Incremental Facility shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period approved by the Administrative Agent) and (ii) the identity of each Eligible Assignee to whom the Borrower proposes any portion of such Incremental Facility be allocated and the amounts of such allocations; provided that any existing Lender approached to provide all or a portion of the Incremental Facility may elect or decline, in its sole discretion, to provide such Incremental Facility. Each Incremental Facility shall be in an aggregate amount of $50,000,000 or any whole multiple of $5,000,000 in excess thereof (provided that (i) such amount may be less than $50,000,000 if such amount represents all remaining availability under the aggregate limit in respect of Incremental Facilities set forth above and (ii) such multiple shall not be applicable with respect to the Incremental Facilities requested pursuant to clause (IV) of the definition of “Incremental Cap” on the Closing Date).
(b)    Conditions. Each Incremental Facility shall become effective as of the Incremental Effective Date; provided that:
(i)    each of the conditions set forth in Section 4.02 shall be satisfied; provided that, in the case of Section 4.02(a), to the extent such Incremental Facility is being incurred to fund a Permitted Acquisition, such condition shall be limited to the Specified Representations;
(ii)    as of the last day of the most recently ended Test Period, on a Pro Forma Basis after giving effect to the incurrence of any Incremental Facility, any acquisition or investment consummated in connection therewith and all other appropriate pro forma adjustments (but (x) without netting any cash proceeds from such incurrence and (y) treating any proposed Incremental Revolving Credit Facility or proposed Incremental Revolving Increase as fully drawn), the Company would be in compliance with Section 7.11; and
(iii)    the Company shall deliver or cause to be delivered officer’s certificates and legal opinions of the type delivered on the Closing Date to the extent reasonably requested by, and in form and substance reasonably satisfactory to, the Administrative Agent.
(c)    Terms of Incremental Facilities. The terms and provisions of the Incremental Facilities shall be as follows:
(i)    the terms and provisions of (x) Revolving Credit Loans made pursuant to an Incremental Revolving Increase shall be identical to the Revolving Credit Loans under the Revolving Credit Facility subject to such increase and (y) the Term Loans made pursuant to an Incremental Term Increase shall be identical to the Term Loans under the Term Facility subject to such increase, in each case, other than with respect to upfront fees and customary arranger fees;
(ii)    (x) maturity date of any Incremental Term A Facility shall be no earlier than the maturity date for the Term A-1 Facility, (y) the maturity date of any Incremental Term B Facility shall be no earlier than the maturity date for the Term B-1 Facility and (z) the maturity date of any Incremental Revolving Credit Facility shall be no earlier than the maturity date for the Revolving Credit Facility;
(iii)    the amortization schedule for each Incremental Term Facility shall be determined by the Borrower and the Lenders of such Incremental Facility; provided that (x) the Weighted Average Life to Maturity of any Incremental Term A Facility shall be no shorter than the Weighted Average Life to Maturity of the Term A-1 Facility and (y) the Weighted Average Life to Maturity of any Incremental Term B Facility shall be no shorter than the Weighted Average Life to Maturity of the Term B-1 Facility;
(iv)    the Applicable Rate, interest margin, upfront fees and OID for each Incremental Facility shall be determined by the Borrower and the Lenders of such Incremental Facility;

(v)    each Incremental Facility shall (x) be secured by a pari passu lien on the Collateral securing the Facilities on terms and pursuant to documentation reasonably satisfactory to the Administrative Agent and (y) not have any guarantor who is not a Loan Party;
(vi)    no Incremental Revolving Credit Facility shall require any scheduled amortization or mandatory commitment reductions or prepayments prior to the maturity date for the Revolving Credit Facility;
(vii)    any Incremental Revolving Credit Facility shall be on terms and pursuant to documentation as determined by the Company and the lenders providing such Incremental Revolving Credit Facility agree; provided that to the extent the terms and documentation with respect to any Incremental Revolving Credit Facility are not consistent with the existing Revolving Credit Facility (except with respect to matters contemplated by clauses (ii), (iv) and (vi) above), the terms, conditions and documentation of any such Incremental Revolving Credit Facility shall be reasonably satisfactory to the Administrative Agent; and
(viii)    any Incremental Term Facility shall be on terms and pursuant to documentation as determined by the Company and the lenders providing such Incremental Term Facility agree; provided that to the extent the terms and documentation with respect to any Incremental Term Facility are not consistent with the existing Term Loan Facilities (except with respect to matters contemplated by clauses (ii), (iii) and (iv) above), the terms, conditions and documentation of any such Incremental Term Facility shall be reasonably satisfactory to the Administrative Agent.
(d)    Additional Credit Extension Amendment. The Incremental Facilities shall be documented by an Additional Credit Extension Amendment executed by the Persons providing the Incremental Facilities (and the other Persons specified in the definition of Additional Credit Extension Amendment but no other existing Lender), and the Additional Credit Extension Amendment may provide for such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to effect the provisions of this Section 2.17.
(e)    Adjustment of Revolving Credit Loans. In the case of an Incremental Revolving Increase, then each Revolving Credit Lender that is acquiring a Revolving Credit Commitment thereunder on the Incremental Effective Date shall make a Revolving Credit Loan, the proceeds of which will be used to prepay Revolving Credit Loans of the other Revolving Credit Lenders immediately prior to such Incremental Effective Date, so that, after giving effect thereto, the Revolving Credit Loans outstanding are held by the Revolving Credit Lenders pro rata based on their Revolving Credit Commitments after giving effect to such Incremental Effective Date. If there is a new borrowing of Revolving Credit Loans on such Incremental Effective Date, the Revolving Credit Lenders after giving effect to such Incremental Effective Date shall make such Revolving Credit Loans in accordance with Section 2.01(c).
(f)    Making of New Term Loans. On any Incremental Effective Date on which new Commitments for Term Loans are effective, subject to the satisfaction of the foregoing terms and conditions, each Lender of such new Commitment shall make a Term Loan to the Company in an amount equal to its new Commitment.

(g)    Equal and Ratable Benefit. The Loans and Commitments established pursuant to this Section 2.17 shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guaranties and security interests created by the Collateral Documents. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Collateral Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such Class of Loans or any such new Commitments.
(h)    This Section 2.17 shall supersede any provisions in Section 2.12 or Section 10.01 to the contrary.
2.18    Refinancing Facilities.
(a)    At any time after the Closing Date, the Company may obtain Credit Agreement Refinancing Indebtedness in respect of (i) all or any portion of any Class of Term Loans then outstanding under this Agreement (which for purposes of this clause (i) will be deemed to include any then outstanding Term Loans established pursuant to an Additional Credit Extension Amendment) or (ii) all or any portion of the Revolving Credit Loans (or unused Revolving Credit Commitments) under this Agreement (which for purposes of this clause (ii) will be deemed to include any then outstanding Revolving Credit Loans or Revolving Credit Commitments established pursuant to an Additional Credit Extension Amendment), in the form of (x) other Term Loans (“Refinancing Term Loans”) or (y) other Revolving Credit Loans (“Refinancing Revolving Credit Loans”) or other Revolving Credit Commitments (“Refinancing Revolving Credit Commitments”), as the case may be, in each case pursuant to an Additional Credit Extension Amendment; provided that the Net Cash Proceeds of such Credit Agreement Refinancing Indebtedness shall be applied, substantially concurrently with the incurrence thereof, to the prepayment of outstanding Term Loans or reduction of Revolving Credit Commitments being so Refinanced, as the case may be. The effectiveness of any Additional Credit Extension Amendment establishing Credit Agreement Refinancing Indebtedness shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements. Any Credit Agreement Refinancing Indebtedness incurred under this Section 2.18 shall be in an aggregate principal amount that is not less than $10,000,000 and an integral multiple of $1,000,000 in excess thereof (in each case unless the Company and the Administrative Agent otherwise agree). Any Additional Credit Extension Amendment establishing Credit Agreement Refinancing Indebtedness may provide for the issuance of letters of credit or the provision of swing line loans pursuant to any Revolving Credit Commitments of Credit Agreement Refinancing Indebtedness established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit and Swing Line Loans under the Revolving Credit Commitments; provided that no L/C Issuer or Swing Line Lender shall be required to act as “L/C issuer” or “swing line lender” under any such Additional Credit Extension Amendment without its written consent. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Additional Credit Extension Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Additional Credit Extension Amendment establishing Credit Agreement Refinancing Indebtedness, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Term Loans, Revolving Credit Loans,

Revolving Credit Commitments and/or Term Commitments). Any Additional Credit Extension Amendment establishing Credit Agreement Refinancing Indebtedness may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to effect the provisions of this Section 2.18.
(b)    This Section 2.18 shall supersede any provisions in Section 2.12 or Section 10.01 to the contrary.
2.19    Amend and Extend Transactions
(a)    The Company may, by written notice to the Administrative Agent from time to time, request an extension (each, an “Extension”) of the maturity date of any Loans and Commitments to the extended maturity date specified in such notice. Such notice shall (i) set forth the amount of the applicable Class of Revolving Credit Commitments and/or Term Loans that will be subject to the Extension (which shall be in a minimum amount of $100,000,000), (ii) set forth the date on which such Extension is requested to become effective (which shall be not less than ten (10) Business Days nor more than sixty (60) days after the date of such Extension notice (or such longer or shorter periods as the Administrative Agent shall agree in its sole discretion)) and (iii) identify the relevant Class of Revolving Credit Commitments and/or Term Loans to which such Extension relates. Each Lender of the applicable Class of Revolving Credit Commitments and/or Term Loans shall be offered (an “Extension Offer”) an opportunity to participate in such Extension on a pro rata basis and on the same terms and conditions as each other Lender of such Class of Revolving Credit Commitments and/or Term Loans pursuant to procedures established by, or reasonably acceptable to, the Administrative Agent and the Company. If the aggregate principal amount of Revolving Credit Commitments or Term Loans in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Revolving Credit Commitments or Term Loans, as applicable, subject to the Extension Offer as set forth in the Extension notice, then the Revolving Credit Commitments or Term Loans, as applicable, of Lenders of the applicable Revolving Credit Commitments and/or Term Loans shall be extended ratably up to such maximum amount based on the respective principal amounts with respect to which such Lenders have accepted such Extension Offer.
(b)    The following shall be conditions precedent to the effectiveness of any Extension: (i) the conditions set forth in Sections 4.02(a) and (b) shall be satisfied (as if the references therein to Credit Extension were replaced with Extension), (ii) the L/C Issuer and the Swing Line Lender shall have consented to any Extension of the Revolving Credit Commitments, to the extent that such Extension provides for the issuance or extension of Letters of Credit or making of Swing Line Loans at any time during the extended period and (iii) the terms of such Extended Revolving Credit Commitments and Extended Term Loans shall comply with paragraph (c) of this Section 2.19.
(c)    The terms of each Extension shall be determined by the Company and the applicable extending Lenders and set forth in an Additional Credit Extension Amendment; provided that (i) the final maturity date of any Extended Revolving Credit Commitment or Extended Term Loan shall be no earlier than the Maturity Date of the Revolving Credit Facility or the Maturity Date of the applicable Term Loans, respectively, (ii)(A) there shall be no scheduled amortization of the loans or reductions of commitments under any Extended Revolving Credit Commitments and (B) the Weighted Average Life to Maturity of the Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the existing Term Loans, (iii) the Extended Revolving Credit Loans and the Extended Term

Loans will rank pari passu in right of payment and with respect to security with the existing Revolving Credit Loans and the existing Term Loans and the borrower and the guarantors of the Extended Revolving Credit Commitments or Extended Term Loans, as applicable, shall be the same as the Loan Parties with respect to the existing Revolving Credit Loans or Term Loans, as applicable, (iv) the interest rate margin, rate floors, fees, OID and premium applicable to any Extended Revolving Credit Commitment (and the Extended Revolving Credit Loans thereunder) and Extended Term Loans shall be determined by the Company and the applicable extending Lenders, (v)(A) the Extended Term Loans may participate on a pro rata or less than pro rata (but not greater than pro rata) basis in voluntary or mandatory prepayments with the other Term Loans of the Class being extended and (B) borrowing and prepayment of Extended Revolving Credit Loans, or reductions of Extended Revolving Credit Commitments, and participation in Letters of Credit and Swing Line Loans, shall be on a pro rata basis with the other Revolving Credit Loans or Revolving Credit Commitments of the Class being extended (other than upon the maturity of the non-extended Revolving Credit Loans and Revolving Credit Commitments) and (vi) the terms of the Extended Revolving Credit Commitments or Extended Term Loans, as applicable, shall be substantially identical to the terms set forth herein with respect to the applicable Class being extended (except as set forth in clauses (i) through (v) above).
(d)    In connection with any Extension, the Company, the Administrative Agent and each applicable extending Lender shall execute and deliver to the Administrative Agent an Additional Credit Extension Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extension. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension. Any Additional Credit Extension Amendment may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to implement the terms of any such Extension, including any amendments necessary to establish Extended Revolving Credit Commitments or Extended Term Loans as a new Class or tranche of Revolving Credit Commitments or Term Loans, as applicable, and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Company in connection with the establishment of such new Class or tranche (including to preserve the pro rata treatment of the extended and non-extended Classes or tranches and to provide for the reallocation of Total Revolving Credit Outstandings upon the expiration or termination of the commitments under any Class or tranche), in each case on terms consistent with this Section 2.19.
(e)    This Section 2.19 shall supersede any provision in Section 2.12 or Section 10.01 to the contrary.
ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01    Taxes.
(a)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. (i) All payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the applicable withholding agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent, any Loan Party or any other applicable withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
    (ii)    If any Loan Party, the Administrative Agent or any other applicable withholding agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the applicable withholding agent shall be entitled to withhold or make such deductions as are determined by the withholding agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the applicable withholding agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions for Indemnified Taxes (including deductions for Indemnified Taxes applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
    (iii)    If any Loan Party, the Administrative Agent or any other applicable withholding agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such withholding agent, as required by such Laws, shall be entitled to withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such withholding agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions for Indemnified Taxes (including deductions for Indemnified Taxes applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)    Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, the Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)    Tax Indemnifications. (i) Each of the Loan Parties shall indemnify each Recipient, and shall make payment in respect thereof within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. If a Loan Party determines in its reasonable judgment that a reasonable basis exists for pursuing a refund of an Indemnified Tax or Other Tax, the Administrative Agent, any Lender, or the L/C Issuer, as the case may be, shall reasonably cooperate with such Loan Party in pursuing such refund. A reasonably detailed certificate as to the amount of such payment or liability delivered to the Company by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error. Each of the Loan Parties shall indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after written demand therefor, for any amount that a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below. Any such claim against a Loan Party must be made within 90 days of the payment to which such claim relates.
    (ii)    Each Lender and the L/C Issuer shall severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of such Loan Party to do so), (y) the Administrative Agent and the Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Borrowers, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, in each case, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).
(d)    Evidence of Payments. Upon request by a Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by any Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, such Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to such Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to such Borrower or the Administrative Agent, as the case may be.
(e)    Status of Lenders; Tax Documentation. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to any payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or the taxing authorities of a jurisdiction pursuant to such applicable law or reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation either (A) set forth in Sections 3.01(e)(ii)(A), (B) and (D) below or (B) required by applicable law other than the Code or the taxing authorities of the jurisdiction pursuant to such applicable law to comply with the requirements for exemption or reduction of withholding tax in that jurisdiction) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
    (ii)    Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,
(A)    any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of IRS Form W 9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company on behalf of such Borrower or the Administrative Agent), whichever of the following is applicable:
    (I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, two duly executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, two duly executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
    (II)    two duly executed originals of IRS Form W-8ECI;
    (III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit M-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and that no payments under any Loan Document are effectively connected with the Foreign Lender’s conduct of a United States trade or business (a “U.S. Tax Compliance Certificate”) and (y) two duly executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable; or
    (IV)    to the extent a Foreign Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), two duly executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit M-2 or Exhibit M-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S.

Tax Compliance Certificate substantially in the form of Exhibit M-4 on behalf of such direct and indirect partner(s);
(C)    any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
    (iii)    Each Lender agrees that if any documentation it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall promptly update such documentation or promptly notify the Company and the Administrative Agent in writing of its legal ineligibility to do so.
    (iv)    A Treaty Lender and a Designated Borrower that is resident in the United Kingdom for tax purposes or any Designated Borrower or Foreign Subsidiary Guarantor that is making payments of interest which arise in the United Kingdom shall cooperate in completing any procedural formalities necessary for the Designated Borrower or the Foreign Subsidiary Guarantor, as the case may be, to obtain authorization to make payments to the Treaty Lender with respect to a Loan to the Designated Borrower or with respect to a Foreign Subsidiary Guarantor without or with a reduction of withholding Tax. Without limiting the generality of the foregoing, in the event that a Designated Borrower is resident in the United Kingdom for tax purposes:
(A)    any Treaty Lender that holds a passport under the UK HM Revenue & Customs DT Treaty Passport Scheme, and which wishes that scheme to apply to this Agreement, shall notify its scheme reference number and its jurisdiction of tax residence to such Designated Borrower and the Administrative Agent within 30 days of such Designated Borrower becoming a Designated Borrower hereunder, if the Treaty Lender is a Lender as of such date, and in the Assignment and Assumption, if the Treaty Lender becomes a Lender after such date;

(B)    if a Lender has notified its scheme reference number and its jurisdiction of tax residence in accordance with Section 3.01(e)(iv)(A), the relevant Designated Borrower shall file a duly completed Form DTTP2 to HM Revenue & Customs within 30 days of such notification and deliver a copy of the completed Form DTTP2 to the relevant Lender and Administrative Agent; provided that the failure by such Designated Borrower to file the form DTTP2 with regard to a particular Lender shall not negate such Designated Borrower’s obligations with regard to the UK tax gross up/indemnity provisions contained in this Agreement;
(C)    if a Lender has not notified its scheme reference number and jurisdiction of tax residence in accordance with Section 3.01(e)(iv)(A), no Designated Borrower shall make any filing or notification relating to the UK HMRC DT Treaty Passport Scheme in respect of that Lender or its participation in any Loan unless the Lender otherwise agrees;
(D)    such Designated Borrower shall cooperate with the Lender in completing any additional procedural formalities necessary for that Designated Borrower to obtain authorization to make that payment without or with a reduction of withholding Tax; and
(E)    Each Treaty Lender shall provide new details (or successor details) to the Designated Borrower and Administrative Agent upon the expiration or obsolescence of any previously delivered details.
(v)    Notwithstanding anything to the contrary in this Section 3.01(e), no Lender shall be required to deliver any documentation pursuant to this Section 3.01(e) that such Lender is not legally eligible to deliver. Each Lender hereby authorizes the Administrative Agent to deliver to the Borrowers and any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 3.01(e).
(f)    Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund (whether such refund is received in cash or applied against any other Tax liability) of any Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Borrower, upon the request of the Recipient, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to such Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.
(g)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Revolving Credit Commitments and the repayment, satisfaction or discharge of all other Obligations.
(h)    For the avoidance of doubt, for purposes of this Section 3.01, the term “Lender” includes any L/C Issuer and any Swing Line Lender.
3.02    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurocurrency Rate, Term SOFR, SOFR or the SONIA Rate or to determine or charge interest rates based upon the Eurocurrency Rate, Term SOFR, SOFR or SONIA Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurocurrency Rate Loans, Term SOFR Loans, SONIA Rate Loans or Daily Simple SOFR Loans in the affected currency or currencies or, in the case of Term SOFR Loans, to convert Base Rate Loans or Daily Simple SOFR Loans to Term SOFR Loans or Daily Simple SOFR Loans, shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all such Loans of such Lender to Base Rate Loans (the interest rate on which the Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.
3.03    Inability to Determine Rates.
(a)    If in connection with any request for a Eurocurrency Rate Loan, Term SOFR Loan, SONIA Rate Loan or Daily Simple SOFR Loan or a conversion to or continuation thereof, (i) the Administrative Agent determines that (A) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan or Term SOFR Loan, as applicable, for the relevant period in the case of a SONIA Rate Loan or for a period of one month in the case of Daily Simple SOFR Loan, (B) adequate and reasonable means do not exist for determining the Eurocurrency Rate or Term SOFR, as applicable, for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan or Term SOFR Loan, as applicable (whether denominated in Dollars or an Alternative Currency), for the relevant period in the case of a SONIA Rate Loan or for a period of one month in the case of Daily Simple SOFR Loan or in connection with an existing or proposed Base Rate Loan or (C) a fundamental change has occurred in the foreign exchange or interbank markets with respect to such Alternative Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls) which makes the funding or maintaining of Loans in such Alternative Currency impractical for the Appropriate Lenders (in each case with respect to clause (i), “Impacted Loans”), or (ii) the Administrative Agent or the Appropriate Lenders determine that for any reason the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan, Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or the relevant period for a SONIA Rate Loan or Daily Simple SOFR Loan, does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans, Term SOFR Loans, SONIA Rate Loans or Daily Simple SOFR Loans, as applicable, in the affected currency or currencies shall be suspended (to the extent of the affected Eurocurrency Rate Loans, Term SOFR Loans, SONIA Rate Loans, Daily Simple SOFR Loans or periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Appropriate Lenders) revokes such notice. Upon receipt of such notice, the applicable Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans, Term SOFR Loans, SONIA Rate Loans or Daily Simple SOFR Loans in the affected currency or currencies (to the extent of the affected Eurocurrency Rate Loans, Term SOFR Loans, SONIA Rate Loans, Daily Simple SOFR Loans or periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in Dollars in the amount specified therein.
(b)    Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this Section 3.03, the Administrative Agent in consultation with the Company and the Appropriate Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a)(i) of this Section 3.03, (2) the Administrative Agent or the Appropriate Lenders notify the Administrative Agent and the Company that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Company written notice thereof.

(c)    Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined, that:
(i)    adequate and reasonable means do not exist for ascertaining Term SOFR for any Interest Period hereunder or any other tenors of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)    the administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator has made a public statement identifying a specific date after which Term SOFR or the Term SOFR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide Term SOFR after such specific date (such specific date, the “Scheduled Unavailability Date”); or
(iii)    the administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over such administrator has made a public statement announcing that all Interest Periods and other tenors of Term SOFR are no longer representative; or
(iv)    syndicated loans currently being executed, or that include language similar to that contained in this Section 3.03, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace Term SOFR;
then, in the cases of clauses (i)-(iii) above, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and shall occur within a reasonable period of time after the occurrence of any of the events or circumstances under clauses (i), (ii) or (iii) above and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with SOFR plus the Related Adjustment, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Term SOFR Successor Rate” and any such rate before giving effect to the Related Adjustment, the “Pre-Adjustment Successor Rate”) and in the case of clause (iv) above, the Company and Administrative Agent may amend this Agreement solely for the purpose of replacing Term SOFR under this Agreement and under any other Loan Document in accordance with the definition of “Term SOFR Successor Rate” and such amendment will become effective at 5:00 p.m., on the fifth Business Day after the Administrative Agent shall have notified all Lenders and the Company of the occurrence of the circumstances described in clause (iv) above unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to the implementation of a Term SOFR Successor Rate pursuant to such clause.
The Administrative Agent will promptly (in one or more notices) notify the Company and each Lender of (x) any occurrence of any of the events, periods or circumstances under clauses (i) through (iii) above, (y) a Term SOFR Replacement Date and (z) the Term SOFR Successor Rate.

    Any Term SOFR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Term SOFR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
    Notwithstanding anything else herein, if at any time any Tern SOFR Successor Rate as so determined would otherwise be less than zero, the Term SOFR Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.
    In connection with the implementation of a Term SOFR Successor Rate, the Administrative Agent will have the right to make Term SOFR Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Term SOFR Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Term SOFR Conforming Changes to the Company and the Lenders reasonably promptly after such amendment becomes effective.
(d)    Dollar Denominated Successor Rate. Notwithstanding anything to the contrary herein, (i) after any such determination by the Administrative Agent or receipt by the Administrative Agent of any such notice described under Section 3.03(c)(i)-(iii), as applicable, if the Administrative Agent determines that the Term SOFR Successor Rate is not available on or prior to the Term SOFR Replacement Date, (ii) if the events or circumstances described in Section 3.03(c)(iv) have occurred but the Term SOFR Successor Rate is not available, or (iii) if the events or circumstances of the type described in Section 3.03(c)(i)-(iii) have occurred with respect to the Term SOFR Successor Rate then in effect and the Administrative Agent determines that none of the Term SOFR Successor Rates is available, then in each case, the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Term SOFR Successor Rate in accordance with this Section 3.03 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any Related Adjustments and other mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a Term SOFR Successor Rate. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
(e)    Non-Dollar Denominated Successor Rate. Notwithstanding anything to the contrary herein, if the events or circumstances of the type described in Section 3.03(c)(i)-(iv) have occurred with respect to the applicable reference rate for an Alternative Currency, then the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing the reference rate for the Alternative Currency or any then current Successor Rate for such Alternative Currency in accordance with this Section 3.03 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar syndicated credit facilities syndicated in the U.S. and denominated in the Alternative Currency for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar syndicated credit facilities syndicated in the U.S. and denominated in the Alternative Currency for such benchmarks (each, an “Adjustment;” and any such proposed rate for an Alternative Currency, a “Successor Rate”). Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Revolving Credit Lenders have delivered to the Administrative Agent written notice that such Required Revolving Credit Lenders object to such amendment. Such Successor Rate for the Alternative Currency shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate for such Alternative Currency shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
(f)    No Successor Rate. If, at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, no Term SOFR Successor Rate or Successor Rate has been determined in accordance with clauses (c), (d) or (e) of this Section 3.03 and the circumstances under clauses (c)(i) or (c)(iii) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans, Term SOFR Loans and SONIA Rate Loans shall be suspended, (to the extent of the affected Eurocurrency Rate Loans, Term SOFR Loans and SONIA Rate Loans, Interest Periods, interest payment dates or payment periods), and (y) the Term SOFR component shall no longer be utilized in determining the Base Rate, until the applicable Term SOFR Successor Rate has been determined in accordance with clauses (c), (d) or (e). Upon receipt of such notice with respect to Term SOFR Loans, the applicable Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans, Interest Periods, interest payment dates or payment periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein. Upon receipt of such notice with respect to Eurocurrency Rate Loans or SONIA Rate Loans, (i) the applicable Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or SONIA Rate Loans in each such affected Alternative Currency (to the extent of the affected Eurocurrency Rate Loans, SONIA Rate Loans or Interest Periods) or, failing that, will be deemed to have converted each such request into a request for a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount specified therein and (ii) any outstanding affected SONIA Rate Loans or Eurocurrency Rate Loans denominated in an Alternative Currency, at the Company’s election, shall either (1) be converted into a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount of such outstanding SONIA Rate Loan or Eurocurrency Rate Loan at the end of the applicable Interest Period or (2) be prepaid at the end of the applicable Interest Period in full; provided that if no election is made by the Company by the earlier of (x) the date that is three Business Days after receipt by the Company of such notice and (y) the last day of the current Interest Period for the applicable SONIA Rate Loan or Eurocurrency Rate Loan, the Company shall be deemed to have elected clause (1) above.

3.04    Increased Costs; Reserves on Eurocurrency Rate Loans, Term SOFR Loans, SONIA Rate Loans and Daily Simple SOFR Loans.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans, Term SOFR Loans, SONIA Rate Loans or Daily Simple SOFR Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurocurrency Rate, Term SOFR, SONIA Rate and Daily Simple SOFR (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered; provided that no Lender or the L/C Issuer shall be entitled to demand compensation under this clause (a) if it is not the general policy or practice of such Lender or the L/C Issuer, as the case may be, to demand it in similar circumstances under comparable provisions of other credit agreements (it being understood that this provision shall not be construed to obligate any Lender or L/C Issuer to make available any information that, in its sole discretion, it deems confidential).
(b)    Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such

Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 3.04 and delivered to the Company shall be conclusive absent manifest error. The Company shall pay (or cause the applicable Designated Borrower to pay) such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that no Borrower shall be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
(e)    Additional Reserve Requirements. The Company shall pay (or cause the applicable Designated Borrower to pay) to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan, Term SOFR Loan, SONIA Rate loan and Daily Simple SOFR Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent demonstrable error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, Term SOFR Loans, SONIA Rate Loans and Daily Simple SOFR Loans (other than to the extent required to be reimbursed pursuant to the foregoing clause (i)), such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent demonstrable error), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.
3.05    Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate (or cause the applicable Designated Borrower to compensate) such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)    any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Company or the applicable Designated Borrower;
(c)    any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or
(d)    any assignment of a Eurocurrency Rate Loan or Term SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 10.13;
excluding any loss of anticipated profits, but including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Company shall also pay (or cause the applicable Designated Borrower to pay) any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Company (or the applicable Designated Borrower) to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan, Term SOFR Loan, SONIA Rate Loan and Daily Simple SOFR Loan made by it at the Eurocurrency Rate or Term SOFR for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan, Term SOFR Loan, SONIA Rate Loan or Daily Simple SOFR Loan was in fact so funded.
3.06    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires any Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Company such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Company hereby agrees to pay (or cause the applicable Designated Borrower to pay) all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, and, in each case, such

Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Company may replace such Lender in accordance with Section 10.13.
3.07    Survival. All obligations of the Borrowers under this Article III shall survive termination of the Revolving Credit Facility, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.
3.08    Obligations Under Article III. The obligations under this Article III of each Borrower that is a Domestic Subsidiary shall be joint and several in nature. The obligations under this Article III of all Designated Borrowers that are Foreign Subsidiaries and of the Specified Designated Borrower shall be several in nature.
ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01    [Reserved].
4.02    Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than (x) the Loans on the Closing Date, the conditions with respect to which are set forth in the Restatement Agreement and (y) a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans or Term SOFR Loans) is subject to the following conditions precedent:
(a)    Subject to the limitations in Section 2.17(b)(i) and in the final paragraph of this Section 4.02, the representations and warranties of (i) the Borrowers contained in Article V and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith, shall be true and correct (or true and correct in all material respects, in the case of any such representation or warranty that is not qualified as to materiality) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct (or true and correct in all material respects, in the case of any such representation or warranty that is not qualified as to materiality) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.
(b)    Subject to the limitations in Section 2.17(b)(i) and in the final paragraph of this Section 4.02, no Default or Event of Default shall exist, or would result from such proposed Credit Extension or the application of the proceeds thereof.
(c)    The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
(d)    If the applicable Borrower is a Designated Borrower, then the conditions of Section 2.14 to the designation of such Borrower as a Designated Borrower shall have been met to the satisfaction of the Administrative Agent.

(e)    In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Revolving Credit Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.
Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans or Term SOFR Loans) submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
4.03    Conditions to Credit Extension to Specified Designated Borrower. The obligation of each Lender to make its initial Credit Extension to the Specified Designated Borrower is subject to the satisfaction of the following conditions precedent in the reasonable determination of the Administrative Agent, and to the Administrative Agent’s notification to the Company (which shall not be unreasonably withheld or delayed) that such conditions precedent have been satisfied:
(a)    Each of the conditions set forth in Section 4.02 shall have been satisfied.
(b)    The Administrative Agent shall have received the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the Specified Designated Borrower, each in form and substance reasonably satisfactory to the Administrative Agent and the Required Revolving Credit Lenders:
    (i)    All documents that would be required to be delivered by the Specified Designated Borrower, the Loan Parties and other Subsidiaries under Section 2.14 and Section 6.13 if the Specified Designated Borrower had become a Designated Borrower on the first day following the Closing Date; and
    (ii)    Notes executed by the Specified Designated Borrower in favor of each Lender requesting such Notes.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
Each Borrower represents and warrants to the Administrative Agent and the Lenders on the date of each Credit Extension that:
5.01    Existence, Qualification and Power. Each Loan Party and each Subsidiary thereof (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except (I) in connection with Fundamental Changes or Dispositions made in accordance with Sections 7.04 or 7.05, and (II) in each case referred to in clause (a) (except with respect to ~~Immaterial Subsidiaries only~~the Borrowers), (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
5.02    Authorization; No Contravention. The execution, delivery and performance by each Loan Party and the Specified Designated Borrower of each Loan Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law, except, in each case referred to in clauses (b) or (c), to the extent that the same could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
5.03    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person (except as has been or will be taken in connection with, and prior to, the execution and delivery of each such document) is necessary or required in connection with the (a) execution, delivery or performance by, or enforcement against, any Loan Party or the Specified Designated Borrower of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Foreign Subsidiary Pledge Documents or, (c) other than filings and registrations as have been made (or, in jurisdictions in which it is not customary to make such filings or registrations until after the delivery of the applicable security documentation, will be made promptly after the entry into the applicable Foreign Subsidiary Pledge Documents), the perfection or maintenance of the Liens created under the Foreign Subsidiary Pledge Documents (including the first priority nature thereof).
5.04    Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party and the Specified Designated Borrower that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party or the Specified Designated Borrower, as applicable, enforceable against each Loan Party or the Specified Designated Borrower, as applicable, that is party thereto in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).
5.05    Financial Statements; No Material Adverse Effect.
(a)    The Historical Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

and (iii) reflect or disclose all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.
(b)    The financial statements most recently delivered pursuant to Section 6.01(b) (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end adjustments. There is no material indebtedness or other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness, to the extent required to be disclosed in accordance with GAAP that is not set forth in such financial statements.
(c)    Since December 31, 2014, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
5.06    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
5.07    No Default. Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
5.08    Ownership of Property; Liens. Each of the Company and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Company and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.
5.09    Environmental Compliance. The Company and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Company has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
5.10    Insurance. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or the applicable Subsidiary operates.
5.11    Taxes. The Company and its Subsidiaries (a) have filed all Federal, state and other material tax returns and reports required to be filed, and (b) have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except, in the case of this clause (b), (i) those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (ii) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement, other than the Tax Receivable Agreement.
5.12    ERISA Compliance.
(a)    Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS. To the best knowledge of the Company, nothing has occurred that would prevent or cause the loss of such tax-qualified status. The representations in this Section 5.12 are qualified, with respect to Multiemployer Plans only, as being to the knowledge of the Company.
(b)    There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)    (i) No ERISA Event has occurred, and neither the Company nor any ERISA Affiliate has any knowledge of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan which could reasonably be expected to result in a Material Adverse Effect; (ii) the Company and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Company nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Company nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA.

(d)    With respect to any Foreign Plan, none of the following events or conditions exists and is continuing that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect: (i) substantial non-compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders; (ii) failure to be maintained, where required, in good standing with applicable regulatory authorities; (iii) any obligation of the Company or its Subsidiaries in connection with the termination or partial termination of, or withdrawal from, any Foreign Plan; (iv) any Lien on the property of the Company or its Subsidiaries in favor of a Governmental Authority as a result of any action or inaction regarding a Foreign Plan; (v) for each Foreign Plan which is a funded or insured plan, failure to be funded or insured on an ongoing basis to the extent required by applicable non-U.S. law (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities) or otherwise in accordance with good practice; (vi) any facts that, to the knowledge of the Company or any of its Subsidiaries, exist that would reasonably be expected to give rise to a dispute and any pending or threatened disputes that, to the knowledge of the Company or any of its Subsidiaries, would reasonably be expected to result in a material liability to the Company or any of its Subsidiaries concerning the assets of any Foreign Plan (other than individual claims for the payment of benefits); (vii) failure to make all contributions in a timely manner to the extent required by applicable non-U.S. law and (viii) any failure to obtain or retain approval or qualification by and/or due registration with the appropriate taxation, social security, supervisory, fiscal or other applicable governmental entities in the relevant state or jurisdiction, in order to obtain tax approved, favored or qualified status in the relevant jurisdiction.
5.13    Subsidiaries; Equity Interests. As of the Closing Date, (a) the Company has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are free and clear of all Liens except those created or permitted under the Loan Documents. As of the Closing Date, the Company has no equity investments in any other corporation or entity other than Cash Equivalents and those specifically disclosed in Part (a) and Part (b) of Schedule 5.13. All of the outstanding Equity Interests in the Company have been validly issued, and are fully paid and nonassessable. The Organization Documents of companies whose Equity Interests are subject to Liens pursuant to the Collateral Documents do not restrict or inhibit any transfer of such Equity Interests or creation or enforcement of such Liens.
5.14    Margin Regulations; Investment Company Act.
(a)    No part of the proceeds of any Loan will be used in a manner that would result in a violation of Regulation U or any of the other Regulations of the FRB. If requested by any Lender or the Administrative Agent, the Company will furnish to the Administrative Agent and each Lender a statement to the forgoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.
(b)    ~~None  of the Company or any Subsidiary~~No Loan Party is is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
5.15    Disclosure.
(a)    The Company has, either directly or as attached to the Company’s disclosures filed with the SEC on form 10-K or 10-Q, disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party or the Specified Designated Borrower to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
(b)    As of the Closing Date, the information included in the Beneficial Ownership Certifications provided on or prior to the Closing Date is true and correct in all respects.
5.16    Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
5.17    Taxpayer Identification Number; Other Identifying Information. The true and correct U.S. taxpayer identification number of the Company and each Designated Borrower that is a Domestic Subsidiary and a party hereto on the Closing Date is set forth on Schedule 10.02. The true and correct unique identification number of the Specified Designated Borrower and WEX International Holdings that has been issued by its jurisdiction of organization and the name of such jurisdiction are set forth on Schedule 5.17.
5.18    Intellectual Property; Licenses, Etc. The Company and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. Except for instances that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Company, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
5.19    Representations as to Foreign Loan Parties and the Specified Designated Borrower. As to each Foreign Loan Party and Specified Designated Borrower:
(a)    Such Foreign Loan Party or the Specified Designated Borrower is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Loan Party or the Specified Designated Borrower, the “Applicable Foreign Loan Party Documents”), and the execution, delivery and performance by such Foreign Loan Party or Specified Designated Borrower of the

Applicable Foreign Loan Party Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Loan Party, the Specified Designated Borrower, nor any of its respective property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Loan Party or the Specified Designated Borrower is organized and existing in respect of its obligations under the Applicable Foreign Loan Party Documents;
(b)    The Applicable Foreign Loan Party Documents are in proper legal form under the Laws of the jurisdiction in which such Foreign Loan Party or the Specified Designated Borrower is organized and existing for the enforcement thereof against such Foreign Loan Party or the Specified Designated Borrower, as applicable, under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Loan Party Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Loan Party Documents that the Applicable Foreign Loan Party Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Loan Party or the Specified Designated Borrower is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Loan Party Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been (or will promptly be) made or is not required to be made until the Applicable Foreign Loan Party Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid;
(c)    There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Loan Party or the Specified Designated Borrower is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Loan Party Documents or (ii) on any payment to be made by such Foreign Loan Party pursuant or Specified Designated Borrower to the Applicable Foreign Loan Party Documents, except as has been disclosed to the Administrative Agent;
(d)    For the purposes of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast Insolvency Regulation) (the “Regulations”), such Foreign Loan Party’s or the Specified Designated Borrower’s centre of main interest (as that term is used in Article 3(1) of the Regulations) is situated in its jurisdiction of incorporation and it has no “establishment” (as that term is used in Article 2(h) of the Regulations) in any other jurisdiction;
(e)    The choice of governing law of the Applicable Foreign Loan Party Documents will be recognized and enforced in its Relevant Jurisdiction;
(f)    Any judgment obtained in relation to an Applicable Foreign Loan Party Document in the jurisdiction of the governing law of such Applicable Foreign Loan Party Document will be recognized and enforced in its Relevant Jurisdiction.
(g)    The execution, delivery and performance of the Applicable Foreign Loan Party Documents executed by such Foreign Loan Party or the Specified Designated Borrower are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign

Loan Party is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).
5.20    Solvency. Each of (a) the Company and its Subsidiaries, on a consolidated basis, and (b) WEX Bank and each other Material Bank Regulated Subsidiary, on a stand-alone basis, is Solvent.
5.21    OFAC. Neither the Company, nor any of its Subsidiaries, nor, to the knowledge of the Company and its Subsidiaries, any director, officer or employee thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List or (iii) located, organized or resident in a Designated Jurisdiction.
5.22    Anti-Corruption Laws. The Company and its Subsidiaries have conducted their businesses in compliance in all material respects with all Anti-Corruption Laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
5.23    PATRIOT Act. Neither the Company nor any of its Subsidiaries is in violation of (i) any applicable laws relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing, effective September 23, 2001 or (ii) the USA PATRIOT Act.
5.24    Use of Proceeds. The use of proceeds of the Loans and the Letters of Credit will not violate any Anti-Corruption Laws, any Sanctions, the USA PATRIOT Act or the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended).
5.25    Collateral Documents. The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien on all rights, title and interest of the respective Loan Parties in the Collateral described therein (subject to Liens permitted by Section 7.01), and such Liens constitute perfected Liens on such Collateral securing the Obligations, to the extent required to be perfected under the Loan Documents.
5.26    Affected Financial Institution. No Loan Party is an Affected Financial Institution.

ARTICLE VI
AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Company shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:

6.01    Financial Statements. Deliver to the Administrative Agent (on behalf of each Lender), in form and detail satisfactory to the Administrative Agent and the Required Lenders:
(a)    as soon as available, but in any event within 90 days (or, in the case of clause (iii) below, within 120 days) after the end of each fiscal year of the Company:
    (i)    a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than solely with respect to, or resulting solely from an upcoming maturity date under the Facilities, any Incremental Facilities or any Credit Agreement Refinancing Indebtedness occurring within one year from the time such opinion is delivered or any potential inability to satisfy a financial maintenance covenant with respect to any Facility, any Incremental Facility or any Credit Agreement Refinancing Indebtedness on a future date or in a future period);
    (ii)    the unaudited balance sheet of the Company (on a stand-alone basis) and related unaudited statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Company as presenting fairly in all material respects the financial condition and results of operations of the Company in accordance with GAAP consistently applied; and
    (iii)    the audited consolidated balance sheet and related consolidated statements of operations, stockholders’ equity and cash flows of WEX Bank and each other Material Bank Regulated Subsidiary and their respective consolidated subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing;
From and after the date on which each Designated Borrower is designated and accepted hereunder (or, in the case of the Specified Designated Borrower, from and after the date on which the Specified Designated Borrower becomes a Designated Borrower), all financial statements shall include unaudited consolidated balance sheets, and the related consolidated statements of income or operations, shareholders’ equity and cash flows, for such fiscal year showing the consolidated financial position and results of operations of such Designated Borrower and its respective Subsidiaries on a stand-alone basis. For the purposes of this paragraph, WEX International Holdings shall be deemed to have been designated and accepted as a Designated Borrower hereunder on the Closing Date.

(b)    as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company:
    (i)    a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Company’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Company as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and
    (ii)    the unaudited balance sheet of the Company (on a stand-alone basis) as of the end of such fiscal quarter and related unaudited statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, certified by the chief executive officer, chief financial officer, treasurer or controller of the Company as presenting fairly in all material respects the financial condition and results of operations of the Company in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.
From and after the date on which each Designated Borrower is designated and accepted hereunder (or, in the case of the Specified Designated Borrower, from and after the date on which the Specified Designated Borrower becomes a Designated Borrower), all such financial statements shall include consolidated balance sheets, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, showing the consolidated financial position and results of operations of such Designated Borrower and its respective Subsidiaries on a stand-alone basis. For the purposes of this paragraph, WEX International Holdings shall be deemed to have been designated and accepted as a Designated Borrower hereunder on the Closing Date.
(c)    as soon as available, but in any event within the period within which WEX Bank and any other Regulated Bank that is a Material Bank Regulated Subsidiary is required to deliver its quarterly call report with the FDIC after the end of each of the first three fiscal quarters of each fiscal year of WEX Bank and any other Regulated Bank that is a Material Bank Regulated Subsidiary, its call report and related schedules, all certified by its chief executive officer, chief financial officer, treasurer or controller as having been prepared in accordance with FDIC requirements; and
(d)    as soon as available, but in any event at least 90 days after the beginning of each fiscal year of the Company, forecasts prepared by management of the Company, in form satisfactory to the Administrative Agent and the Required Lenders, of consolidated balance sheets and statements of income or operations and cash flows of the Company and its Subsidiaries on a quarterly basis for such fiscal year (including the fiscal year in which the Maturity Date occurs).

As to any information contained in materials furnished pursuant to Section 6.02(c), the Company shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.
6.02    Certificates; Other Information. Deliver to the Administrative Agent (on behalf of each Lender) or, in the case of clause (f) below, deliver to Administrative Agent or such requesting Lender:
(a)    concurrently with the delivery of the financial statements referred to in Section 6.01(a), and to the extent not constituting part of the report, its independent certified public accountants pursuant to Section 6.01(a), a certificate of it independent certified public accountants certifying such financial statements;
(b)    concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Company;
(c)    promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(d)    promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency (excluding routine comments and correspondence from such agency) regarding financial or other operational results of any Loan Party or any Subsidiary thereof;
(e)    promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request; and
(f)    promptly following any request therefor, such information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.
Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (i) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Company shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Each Borrower hereby acknowledges that (a) the Administrative Agent and/or BofA Securities, Inc. will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of such Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any of the Borrowers or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, BofA Securities, Inc., the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrowers or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and BofA Securities, Inc. shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, no Borrower shall be under any obligation to mark any Borrower Materials “PUBLIC.”
6.03    Notices. Promptly following the knowledge of any Responsible Officer notify the Administrative Agent:
(a)    of the occurrence of any Default;
(b)    of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;
(c)    of any material dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority;
(d)    of the occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect; and

(e)    of any material change in accounting policies or financial reporting practices by the Company or any Subsidiary, including any determination by the Company referred to in Section 2.10(b).
Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
6.04    Payment of ~~Obligations~~Taxes. Pay and discharge ~~as the same shall become due and payable, all its material obligations and liabilities which if not paid could reasonably be expected to have a Material Adverse Effect~~all material Taxes (whether or not shown on any Tax return, and including in its capacity as withholding agent) imposed upon it or any of its property, before becoming delinquent and before any material penalties accrue thereon, unless and to the ~~same~~extent that (a) such Taxes are being contested in good faith ~~by appropriate~~and by proper proceedings ~~diligently conducted and adequate~~and as to which appropriate reserves are provided in accordance with GAAP ~~are being maintained by the Company or such Subsidiary; and (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; other than the Liens permitted under Section 7.01.~~or (b) the failure to pay such Taxes could not be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect.
6.05    Preservation of Existence, Etc. Preserve, renew and maintain in full force and effect its legal existence and good standing (where such concept is recognized and has legal meaning) under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
6.06    Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.07    Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Company, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons. If any portion of any Mortgaged Property (which portion contains a building) is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, then the Company shall, or shall cause the applicable Loan Party to (a) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (b)

deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent, including evidence of annual renewals of such insurance.
6.08    Compliance with Laws(a)    . Comply in all material respects with the requirements of all Laws (including the USA PATRIOT Act, Anti-Corruption Laws and Sanctions) and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
6.09    Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in all material respects and in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Company or such Subsidiary, as the case may be.
6.10    Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided that neither the Administrative Agent nor any Lender may exercise such rights of inspection under this Section 6.10 more often than two (2) times during any calendar year absent the existence of an Event of Default; provided, further, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.
6.11    Use of Proceeds. Use the proceeds of the Credit Extensions for working capital purposes, acquisitions, Restricted Payments, the refinancing of Indebtedness and other general corporate purposes, in each case, not in contravention of any Law or of any Loan Document and not in any manner that would cause any representation in Section 5.14(a) or 5.24 to be incorrect; provided that the Company shall use the proceeds of the (i) Term A Loans and Term B Loans made on the Closing Date solely for the repayment of the Existing Term A Loans and Existing Term B Loans ~~and~~, (ii) Term B-1 Loans made on the Fourth Amendment Effective Date solely for the repayment of the Term B Loans and (iii) the Term A-1 Loans made on the Fifth Amendment Effective Date for the repayment of the Term A Loans and for other purposes permitted by this Section 6.11.
6.12    Approvals and Authorizations. Maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of the jurisdiction in which each Foreign Loan Party is organized and existing, and all approvals and consents of each other Person in such jurisdiction, in each case that are required in connection with the Loan Documents, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.13    Additional Guarantors and Collateral; Redesignation of Immaterial Subsidiaries; Designation of Stock Pledge Subsidiaries.
(a)    The Company will cause any Person that becomes a Domestic Subsidiary after the Closing Date (other than an Excluded Domestic Guaranty Subsidiary), whether by formation, acquisition or otherwise (including, without limitation, upon the formation of any Subsidiary that is a Divided LLC) and each Domestic Subsidiary that ceases to be an Excluded Domestic Guaranty Subsidiary to take the actions described below and concurrently with the delivery of the documents referred to in clauses (i) through (ii~~i~~) below, to deliver to the Administrative Agent (x) evidence of action of such Person’s board of directors or other governing body authorizing the execution, delivery and performance thereof and (y) to the extent reasonably requested by the Administrative Agent, a favorable written opinion of counsel for such Person, in form and substance reasonably satisfactory to the Administrative Agent and covering such matters relating to such Person and the Domestic Subsidiary Guaranty and such Collateral Documents as the Administrative Agent may reasonably request:
(i)    to execute and deliver to the Administrative Agent, within 60 days after the date such Person first becomes a Domestic Subsidiary or ceases to be an Excluded Domestic Guaranty Subsidiary (or such later date as the Administrative Agent may allow in its sole discretion), a supplement to the Domestic Subsidiary Guaranty, in form and substance satisfactory to the Administrative Agent; and
(ii)    within 60 days after the date such Person first becomes a Domestic Subsidiary or ceases to be an Excluded Domestic Guaranty Subsidiary (or such later date as the Administrative Agent may allow in its sole discretion), cause such Domestic Subsidiary and each Domestic Loan Party that owns such Domestic Subsidiary (if it has not already done so) to, as applicable, duly execute and deliver to the Administrative Agent supplements to the U.S. Security Agreement, Perfection Certificate, U.S. IP Security Agreements and other security and pledge agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent and take all actions required thereunder, including delivery of certificates representing the certificated Equity Interests in and of such Domestic Subsidiary, if any, in accordance with the terms of the U.S. Security Agreement), securing payment of all the Obligations of such Domestic Subsidiary or such Domestic Loan Party, as the case may be, under the Loan Documents.
(b)    Upon the acquisition of any property (other than Real Property and Excluded Assets (as defined in the U.S. Security Agreement)) by any Domestic Loan Party (including, without limitation, upon the formation of any Subsidiary that is a Divided LLC), if such property shall not already be subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties, then the Company shall, at the Company’s expense within 60 days after such acquisition (or such later date as the Administrative Agent may allow in its sole discretion), cause the applicable Loan Party to take whatever action may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on such property, enforceable against all third parties.
(c)    With respect to any Material Real Property, the Company will cause the applicable Domestic Subsidiary (x) within 60 days (or such later date as the Administrative Agent may allow in its sole discretion) after the date such Person first becomes a Domestic Subsidiary (other than an Excluded Domestic Guaranty Subsidiary) or ceases to be an Excluded Domestic Guaranty Subsidiary, (y) within 60 days (or such later date as the Administrative Agent may allow in its sole discretion) following acquisition of such Real Property by any Domestic Loan Party, if such property, in the judgment of the Administrative Agent, shall not already be subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties, at the Company’s expense or (z) upon the request of the Administrative Agent following the occurrence and during the continuance of a Default, at the Company’s expense, to execute and deliver to the Administrative Agent (unless otherwise agreed by the Administrative Agent):
(i)    counterparts of the Mortgages covering such Material Real Property duly executed, acknowledged and delivered and in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Administrative Agent for the benefit of the Secured Parties and pay all title insurance charges for the Mortgage Policies insuring such Mortgages, lien searches and examination charges, filing, documentary, stamp, intangible and mortgage recording taxes and other fees, costs and expenses in connection therewith,
(ii)    fully paid American Land Title Association (“A.L.T.A.”) Lender’s Extended Coverage title insurance policies or such other form as customary in the applicable jurisdiction (the “Mortgage Policies”), with customary endorsements and in amounts reasonably acceptable to the Administrative Agent, issued by a nationally recognized title insurance company reasonably acceptable to the Administrative Agent (the “Title Company”), insuring that the Mortgage on each Mortgaged Property is a valid and enforceable first and subsisting Lien on the property described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) encumbrances, and Liens, excepting only Permitted Encumbrances,
(iii)    American Land Title Association/American Congress on Surveying and Mapping form surveys, for which all necessary fees (where applicable) have been paid, and dated no more than 30 days before the day required to be delivered, certified to the Administrative Agent and the Title Company in a manner satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the jurisdiction(s) in which the property described in such surveys is located and acceptable to the Administrative Agent, showing all buildings and other improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations,
(iv)    an affidavit of no change (or affidavit specifying the changes) with reference to any existing A.L.T.A surveys for each Mortgaged Property if required by the Title Company,
(v)    to the extent reasonably requested by the Administrative Agent, an opinion of local counsel in each jurisdiction where the Mortgaged Property is located and opinions of counsel for the Borrower regarding due authorization, execution and delivery of the Mortgages, covering such matters as the Administrative Agent may reasonably require,
(vi)    with respect to each Mortgaged Property, such affidavits, certificates, instruments of indemnification and other items (including a so-called “gap” indemnification) as shall be reasonably required to induce the Title Company to issue the Mortgage Policy and endorsements contemplated above,

(vii)    proper fixture filings or amendments thereto under the Uniform Commercial Code on Form UCC-1 or Form UCC-3 for filing under the Uniform Commercial Code in the appropriate jurisdiction(s) in which the Mortgaged Properties are located to perfect the security interests in fixtures purported to be created by the Mortgages (as amended, as applicable) over the Mortgaged Properties,
(viii)    insurance certificates and insurance endorsements with respect to property insurance as required by Section 6.07 reasonably acceptable to the Administrative Agent,
(ix)    a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property on which a “Building” (as defined in 12 CFR Chapter III, Section 339.2) is located, (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto),
(x)    a copy of, or certificate as to coverage under, and a declaration page relating to the flood insurance policies required by Section 6.07, which shall (A) be endorsed or otherwise amended to include a “standard” lender’s loss payable endorsement (as applicable); (B) name the collateral agent, on behalf of the Secured Parties, as additional insured; (C)(1) identify the addresses of each property located in a special flood hazard area, (2) indicate the applicable flood zone designation, the flood insurance coverage and the deductible relating thereto, (3) provide that the insurer will endeavor to give the collateral agent forty-five (45) days’ written notice of cancellation or non-renewal and (4) otherwise be in form and substance reasonably acceptable to the collateral agent.
(d)    The Company will cause any Person that becomes a Foreign Subsidiary after the Closing Date (other than an Excluded Foreign Guaranty Subsidiary), and each Foreign Subsidiary that ceases to be an Excluded Foreign Guaranty Subsidiary, (i) to execute and deliver to the Administrative Agent, within 60 days after the date such Person first becomes a Foreign Subsidiary or ceases to be an Excluded Foreign Guaranty Subsidiary (or such later date as the Administrative Agent may allow in its sole discretion), a Foreign Subsidiary Guaranty in form and substance satisfactory to the Administrative Agent, and (ii) concurrently with the delivery of such Foreign Subsidiary Guaranty, to deliver to the Administrative Agent (x) evidence of action of such Person’s board of directors or other governing body authorizing the execution, delivery and performance thereof and (y) to the extent reasonably requested by the Administrative Agent, a favorable written opinion of counsel for such Person, in form and substance reasonably satisfactory to the Administrative Agent and covering such matters relating to such Person and such Foreign Subsidiary Guaranty, as the Administrative Agent may reasonably request.
(e)    Promptly, and in any event within 60 days (or by such later date as the Administrative Agent may allow in its sole discretion) of the acquisition or formation by any Loan Party (other than a Foreign Subsidiary) of a Foreign Subsidiary that is not an Excluded Pledge Subsidiary, or of any Foreign Subsidiary ceasing to be an Excluded Pledge Subsidiary, the Company shall cause each Domestic Loan Party that owns Equity Interests in such Foreign Subsidiary, if such Loan Party is not already a party to the U.S. Security Agreement, to execute and deliver to the Administrative Agent (i) a supplement to the U.S. Security Agreement, in form and substance satisfactory to the Administrative Agent, (ii) such other Foreign Subsidiary Pledge Documents as may be necessary, in the reasonable judgment of the Administrative Agent, to effect a pledge to the Administrative Agent, for the benefit of the Secured Parties, of 65% (or such lesser percentage as the Loan Parties may own) of each class of the outstanding

Equity Interests of such Foreign Subsidiary, (iii) evidence that all corporate action required to be taken in connection therewith has been taken, (iv) a Part 21A Certificate in the case that such Foreign Subsidiary is incorporated in the United Kingdom and (v) to the extent reasonably requested by the Administrative Agent, a favorable written opinion of counsel in each applicable jurisdiction as to the effectiveness of such pledge and such other matters as the Administrative Agent may reasonably request.
(f)    If, as of most recent fiscal quarter or fiscal year for which financial statements are required to be delivered pursuant to Section 6.01(a) or (b), all Immaterial Subsidiaries, together with their respective subsidiaries, account for more than 10% of Consolidated Total Assets, 10% of Consolidated Net Worth or 10% of the consolidated revenues of the Company for the period of four consecutive fiscal quarters immediately preceding the date of determination, then the Company shall so notify the Administrative Agent, and shall, within 10 days of the delivery of the applicable Compliance Certificate, redesignate Immaterial Subsidiaries as Material Subsidiaries so that all Immaterial Subsidiaries and their respective Subsidiaries comply with the proviso to the definition of “Immaterial Subsidiary.” At any time, the Company may elect to designate any Immaterial Subsidiary as a Material Subsidiary pursuant to a written notice delivered to the Administrative Agent.
(g)    The Company may, with the consent of the Administrative Agent (which consent shall be granted if the Administrative Agent is reasonably satisfied that local Law provides the means to realize upon the pledge without undue cost or burden), designate any Subsidiary of WES, all of the issued and outstanding Equity Interests of which are owned directly by a Foreign Subsidiary Guarantor, as a WES Stock Pledge Subsidiary by not less than ten (10) Business Days’ (or such shorter period as the Administrative Agent may agree) notice to the Administrative Agent, which notice shall be accompanied by, unless otherwise agreed by the Required Revolving Credit Lenders, (i) such WES Stock Pledge Documents as may be necessary, in the reasonable judgment of the Administrative Agent, to effect a pledge to the Administrative Agent, for the benefit of the applicable Secured Parties, securing the Foreign Obligations, of 100% of each class of the outstanding Equity Interests of such Foreign Subsidiary, (ii) evidence that all corporate action required to be taken in connection therewith has been taken and (iii) to the extent reasonably requested by the Administrative Agent, a favorable written opinion of counsel in each applicable jurisdiction as to the effectiveness of such pledge and such other matters as the Administrative Agent may reasonably request. The Company may at any time after the Closing Date (A) (i) rescind the designation of WEX Europe Services S.r.l. as a WES Stock Pledge Subsidiary and (ii) rescind the designation of any other WES Stock Pledge Subsidiary (the “Redesignation”); provided that (x) after giving effect to the Redesignation, any outstanding Investment made by the Company or its Subsidiaries on or after the date of this Agreement in such WES Stock Pledge Subsidiary prior to the Redesignation shall be deemed made for purposes of Section 7.02 immediately following the Redesignation and any incurrence of Indebtedness by such Subsidiary prior to the date of the Redesignation that remains outstanding on the date of the Redesignation shall be deemed incurred for purposes of Section 7.03 immediately following the Redesignation, and (y)  no Default or Event of Default has occurred and is continuing or would result from the Redesignation; and (B) with the consent of the Required Revolving Credit Lenders, notify the Administrative Agent that one or more WES Stock Pledge Documents shall be released (but without rescinding the designation of any WES Stock Pledge Subsidiary) and the Administrative Agent and Lenders will take whatever actions necessary to effect any such releases.
6.14    Compliance with Regulatory Requirements. With respect to each Material Bank Regulated Subsidiary, (i) comply with all minimum capital ratios and guidelines, including without limitation, risk-based capital guidelines and capital leverage regulations (as may from time to time be prescribed by regulation or enforceable order of the FDIC or other federal or state regulatory authorities having jurisdiction over such Person), and within such ratios and guidelines be “well-capitalized” and (ii) at all times comply with applicable financial institution regulations and requirements with respect to capital adequacy.
6.15    Further Assurances. Promptly upon request by the Administrative Agent (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.
6.16    [Reserved].
6.17    People with Significant Control Regime (UK). Each Loan Party shall (and the Company shall ensure that each other Subsidiary will):
(a)    within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the United Kingdom Companies Act 2006 from any company incorporated in the United Kingdom whose shares are the subject of a Lien under the Collateral Documents; and
(b)    promptly provide the Administrative Agent with a copy of that notice.

ARTICLE VII
NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Company shall not, nor shall it permit any Subsidiary (other than ~~any Bank Regulated Subsidiary~~, in the case of Sections 7.02, 7.03, 7.06, 7.08 and 7.12, any Bank Regulated Subsidiary) to, directly or indirectly:
7.01    Liens. Create, incur, assume or suffer to exist any Lien upon any of its other property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)    Liens pursuant to any Loan Document;

(b)    Liens existing on the Closing Date and listed on Schedule 7.01 and any renewals or extensions thereof; provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.03(b), (iii) the requirements with respect to any direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);
(c)    Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(d)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;
(e)    pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
(f)    deposits to secure the performance of bids, trade contracts and leases (including bank guarantees thereof) (other than Indebtedness that is not in the form of bank guarantees), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(g)    Permitted Encumbrances;
(h)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);
(i)    Liens securing Indebtedness permitted under Section 7.03(g); provided that, (i) in the case of Indebtedness permitted under Section 7.03(g)(i), (A) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (B) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition, and (ii) in the case of Indebtedness permitted under Section 7.03(g)(ii), such Liens do not attach to all assets of the Company or any Subsidiary thereof or otherwise constitute “blanket” Liens, but instead attach only to specific items of property (and not to accounts);
(j)    Liens existing on any property or asset acquired in a Permitted Acquisition or existing on any property or asset of any Person that becomes a Subsidiary after the Closing Date prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such Permitted Acquisition or such Person become a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary; and (iii) such Lien shall secure only those obligations which it secures on the date of such Permitted Acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof and any Indebtedness secured by such Liens is permitted under Section 7.03(h);

(k)    Liens on any ~~property or assets~~accounts receivable of the Company or any Subsidiary in favor of a Bank Regulated Subsidiary securing obligations between such Bank Regulated Subsidiary and the Company or any Subsidiary not exceeding at any time outstanding, in the aggregate ~~(i)~~, $~~65~~90,000,000 ~~in fiscal year 2021 and (ii) in each fiscal year thereafter, the amount which is ten percent (10%) in excess of the aggregate principal amount permitted in the prior fiscal year~~;
(l)    Liens incurred by a Bank Regulated Subsidiary in the ordinary course of its business in connection with the issuance of certificates of deposit, escrow deposits in the form of money market deposits, customer deposits and borrowed federal funds, federal funds borrowings from federally chartered banks, and federal discount window borrowings;
(m)    Liens attaching to any deposit accounts in which cash collateral in an aggregate amount not to exceed the greater of (x) $~~9~~110,000,000 and (y) 10% of Consolidated EBITDA for the Test Period most recently then ended at any time outstanding has been provided in connection with (i) hedging agreements entered into in the ordinary course of business and not for speculative purposes or (ii) credit card reimbursement obligations;
(n)    (i) Liens existing or deemed to exist in connection with any Permitted Securitization Transaction, but only to the extent that any such Lien relates to the applicable Securitization Assets sold, contributed, financed or otherwise conveyed or pledged pursuant to such transactions; and (ii) Liens existing or deemed to exist in connection with a Permitted Factoring Transaction, but only to the extent that any such Lien relates to the applicable Factorable Receivables sold, contributed, financed or otherwise conveyed or pledged pursuant to such transaction;
(o)    Liens securing Indebtedness permitted under Section 7.03(p), (r) or (s), in each case subject to customary intercreditor agreement(s) in form and substance reasonably acceptable to the Administrative Agent and the Company;
(p)    Liens securing only Indebtedness permitted under Section 7.03(m); provided that such liens shall not apply to the assets or property of any Loan Party or of the Company or any Subsidiary other than the RD Entities;
(q)    Liens on Designated Regulatory Cash arising as a matter of Law or required by Law;
(r)    Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection;
(s)    Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into by the Company and its Subsidiaries in the ordinary course of business;
(t)    (i) deposits made in the ordinary course of business to secure obligations to insurance carriers providing casualty, liability or other insurance to the Company and its Subsidiaries and (ii) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto; ~~and~~

(u)    in the case of (i) any Subsidiary that is not a wholly owned Subsidiary or (ii) the Equity Interests in any Person that is not a Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Subsidiary or such other Person set forth in the organizational documents of such Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement~~.~~;
(v)    Liens (which if such Liens are on the Collateral, such Liens shall rank junior to the Liens on the Collateral securing the Obligations and shall be subject to a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Company) with respect to property or assets of the Company or any Subsidiary securing obligations in an aggregate principal amount outstanding that, immediately after giving effect to the incurrence of such obligations, together with the aggregate principal amount outstanding of any other obligations secured by Liens pursuant to this Section 7.01(v), would not exceed the greater of (x) $220,000,000 and (y) 20% of Consolidated EBITDA for the Test Period most recently then ended at any time outstanding time; and
(w)    Liens securing obligations under any FHLB Financing.
7.02    Investments. Make any Investments, except:
(a)    Investments held by the Company or such Subsidiary in the form of Cash Equivalents;
(b)    (i) advances to officers, directors and employees of the Company and its Subsidiaries in an aggregate amount not to exceed $5,000,000 at any time outstanding and (ii) advances of payroll payments in the ordinary course of business;
(c)    Investments of (i) any Domestic Loan Party in any other Domestic Loan Party, (ii) any Foreign Loan Party in any other Loan Party (other than a Limited Guarantor Foreign Subsidiary), (iii) any Limited Guarantor Foreign Subsidiary in any Subsidiary of WES that is a Limited Guarantor Foreign Subsidiary or a WES Stock Pledge Subsidiary, or (iv) any Subsidiary that is not a Loan Party in the Company or any of its Subsidiaries; provided that (x) the aggregate amount of all Investments in WES Stock Pledge Subsidiaries made in reliance on the foregoing clause (c)(iii) shall not exceed $175,000,000 at any time outstanding and (y) if the Administrative Agent has designated a Reduced Guaranty Investment Cap for any Reduced Guaranty Foreign Subsidiary, the aggregate amount of all Investments in such Reduced Guaranty Foreign Subsidiary made in reliance on this subsection (c)(iii) shall not exceed such Reduced Guaranty Investment Cap over the term of this Agreement;
(d)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
(e)    Guarantees permitted by Section 7.03, including Guarantees under the Loan Documents;
(f)    Investments of (i) any Domestic Loan Party in any Foreign Loan Party or (ii) any Loan Party (A) in a Subsidiary other than a Loan Party or (B) in a Limited Guarantor Foreign

Subsidiary; provided that the aggregate amount of all Investments permitted by this clause (f), together with (but without duplication of) Indebtedness permitted by Section 7.03(e), shall not exceed the greater of (x) $~~50~~770,000,000 and (y) 70% of Consolidated EBITDA for the Test Period most recently then ended at any time outstanding; it being understood that this clause (f) can be used multiple times for the same transaction or series of related transactions without counting such Investments more than once for purposes of the foregoing proviso;
(g)    Investments constituting short-term advances to a Bank Regulated Subsidiary in an aggregate outstanding amount not to exceed the greater of (x) $1~~0~~10,000,000 and (y) 10% of Consolidated EBITDA for the Test Period most recently then ended at any time outstanding time; provided that each such advance shall be repaid, and the outstanding amount of Investments made in reliance on this subsection (g) reduced to zero for one full Business Day, within 30 days of such advance;
(h)    Investments constituting (i) Permitted Acquisitions or (ii) part of a Permitted Restructuring Transaction;
(i)    Investments consisting of fundamental changes and Restricted Payments permitted under Sections 7.04 and 7.06, respectively;
(j)    Investments outstanding on the Closing Date and listed on Schedule 7.02 and any renewal or extension thereof so long as the amount of such Investment is not increased thereby;
(k)    Investments by the Company and its Subsidiaries existing on the Closing Date in the capital stock of their respective Subsidiaries;
(l)    Investments in Swap Contracts permitted under Section 7.03(f);
(m)    Investments in the ordinary course of business consisting of (i) endorsements for collection or deposit, (ii) customary trade arrangements with customers consistent with past practices, (iii) guarantees of leases of the Company or any Subsidiary, (iv) guarantees of performance of non-monetary obligations of the Company and its Subsidiaries or (v) guarantees of other obligations not constituting Indebtedness of the Company or any Subsidiary; provided that, in the case of this clause (v), such guarantees are permitted as an Investment under subsection (f) above;
(n)    Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers, suppliers or any other Person;
(o)    Investments received as part of a redemption or payment of or for, as a dividend on, or as a distribution in respect of, other Investments permitted by this Section 7.02;
(p)    additional Investments made from time to time to the extent made with proceeds of Qualified Stock of the Company;
(q)    Investments of a Subsidiary acquired after the Closing Date or of a Person merged into or consolidated with the Company or any Subsidiary in accordance with Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(r)    Investments constituting loans and other extensions of credit made to customers of Bank Regulated Subsidiaries pursuant to one or more participation agreements with Bank Regulated Subsidiaries in an aggregate amount not exceeding (i) $605,000,000 in fiscal year 2021 and (ii) in each fiscal year thereafter, the amount which is ten percent (10%) in excess of the aggregate principal amount permitted in the prior fiscal year; provided that the aggregate amount of Investments outstanding in reliance upon this subsection (r) may not exceed for more than three consecutive Business Days (x) $363,000,000 in fiscal year 2021 and (y) in each fiscal year thereafter, the amount which is ten percent (10%) in excess of the aggregate amount of Investments permitted under this proviso in the prior fiscal year;
(s)    Investments constituting loans and other extensions of credit made to customers of the Company and its Subsidiaries’ co-branded relationship;
(t)    Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations including obligations under insurance, health, disability, safety or environmental obligations;
(u)    Investments by the Company or its Subsidiaries in accounts receivable owing to them, if created or acquired in the ordinary course of business and payable in accordance with customary trade terms (including the dating of accounts receivable and extensions of payments in the ordinary course of business);
(v)    Investments arising out of the receipt by the Company or any Subsidiary of non-cash consideration for transactions permitted under Section 7.05;
(w)    Investments in a Permitted Securitization Entity required for capitalization from time to time of such Permitted Securitization Entity or in connection with a contribution, sale or other transfer of Securitization Assets to such Permitted Securitization Entity pursuant to or in connection with a Permitted Securitization Transaction, and Investments constituting Standard Securitization Undertakings in connection with a Permitted Securitization Transaction;
(x)    Investments constituting ordinary-course transfer pricing liabilities among the Company and its Subsidiaries;
(y)    Investments existing on the Closing Date consisting of long-term Indebtedness of RD Acquisition Sub 1 to the Company and interest accrued and that may accrue thereon, not exceeding $250,000,000 in aggregate principal amount;
(z)    Investments constituting Guarantees by the Company of ordinary-course liabilities, not constituting Indebtedness, of Foreign Subsidiaries; provided that the maximum amount of liabilities so Guaranteed in reliance on this clause (z) may not exceed the greater of (x) $2~~0~~20,000,000 and (y) 20% of Consolidated EBITDA for the Test Period most recently then ended at any time outstanding;
(aa)    Investments by WEX International Holdings (and other Subsidiaries of WEX, other than WES and its Subsidiaries) in WES; provided that the aggregate amount of Investments made in reliance on this subsection (aa) shall not exceed $350,000,000 over the term of this Agreement;

(bb)    other Investments not exceeding the greater of (x) $1~~0~~10,000,000 and (y) 10% of Consolidated EBITDA for the Test Period most recently then ended in the aggregate in any fiscal year of the Company;
(cc)    Investments consisting of Guarantees of Permitted Factoring Transactions to the extent permitted under the definition of Permitted Factoring Transactions;
(dd)    the Company or any of its Subsidiaries may from time to time make other Investments; provided that after giving effect to each such Investment and any related transactions, the Consolidated Leverage Ratio for the most recently completed Test Period shall be less than 3.25:1.00, calculated on a Pro Forma Basis;
(ee)    to the extent constituting Investments, Capped Call Transactions, Convertible Bond Hedge Transactions and Warrant Transactions entered into in connection with Convertible Bond Indebtedness; and
(ee)     additional Investments by the Company in any Escrow Subsidiary constituting Additional Escrow Amounts with respect to such Escrow Subsidiary.
7.03    Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
(a)    Indebtedness under the Loan Documents;
(b)    Indebtedness outstanding on the Closing Date and listed on Schedule 7.03 and any Permitted Refinancing Indebtedness in respect thereof;
(c)    Indebtedness of (i) any Domestic Loan Party to any other Loan Party, (ii) any Foreign Loan Party (other than a Limited Guarantor Foreign Subsidiary) to another Foreign Loan Party, (iii) any Limited Guarantor Foreign Subsidiary or WES Stock Pledge Subsidiary to any Limited Guarantor Foreign Subsidiary or (iv) any Subsidiary that is not a Loan Party to any other Subsidiary that is not a Loan Party, in each case, to the extent permitted by Section 7.02(c) or Section 7.02(dd);
(d)    Guarantees by (i) any Domestic Loan Party of Indebtedness of any other Domestic Loan Party, (ii) any Foreign Loan Party of Indebtedness of any other Loan Party (other than a Limited Guarantor Foreign Subsidiary), (iii) any Limited Guarantor Foreign Subsidiary of any Indebtedness of any other Limited Guarantor Foreign Subsidiary, or (iv) Subsidiary that is not a Loan Party of Indebtedness of the Company or any of its Subsidiaries; provided that any Guarantee by a Loan Party of Indebtedness that is subordinated to the Obligations shall be subordinated to the Obligations to the same extent as such Guaranteed Indebtedness;
(e)    Indebtedness of (i) any Foreign Loan Party to any Domestic Loan Party, or of any Limited Guarantor Foreign Subsidiary or any other Subsidiary other than a Loan Party to any Loan Party and (ii) Guarantees by any Domestic Loan Party of Indebtedness of any Person other than a Domestic Loan Party, or by any Foreign Loan Party of Indebtedness of any Limited Guarantor Foreign Subsidiary or any Subsidiary other than a Loan Party; in each case, to the extent permitted by Section 7.02(f) or Section 7.02(dd); provided, that any Guarantee by a Loan Party of Indebtedness that is subordinated to the Obligations shall be subordinated to the Obligations to the same extent as such Guaranteed Indebtedness;

(f)    obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under any Swap Contract; provided that (i) (x) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view,” or (y) such obligations arise out of the Company’s or any Subsidiary’s hedging of its fuel price-related earnings exposure in a manner consistent with the Company’s practices as of the Closing Date and, in each case, not for purposes of speculation and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party upon termination of such Swap Contract by the non-defaulting party;
(g)    Indebtedness in respect of (i) capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets and (ii) other secured Indebtedness, in each case within the applicable limitations set forth in Section 7.01(i), and Permitted Refinancing Indebtedness in respect of clauses (i) and (ii); provided, however, that the aggregate amount of all such ~~I~~indebtedness at any one time outstanding shall not exceed the greater of (x) $~~8~~220,000,000 and (y) ~~8~~20% of Consolidated EBITDA for the Test Period most recently then ended;
(h)    Indebtedness of any Person that becomes a Subsidiary after the Closing Date and extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof and any Permitted Refinancing Indebtedness in respect thereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the aggregate principal amount of Indebtedness permitted by this clause (h) shall not exceed the greater of (x) $~~5~~220,000,000 and (y) ~~5~~20% of Consolidated EBITDA for the Test Period most recently then ended at any time outstanding;
(i)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five (5) Business Days of incurrence;
(j)    Indebtedness of the Company or any Subsidiary constituting indemnification, adjustment of purchase price, earn outs or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary permitted hereunder;
(k)    subordinated Indebtedness of the Company; provided that (i) no such Indebtedness shall mature or amortize earlier than 180 days after the latest Maturity Date in respect of a Facility hereunder, (ii) no agreement or instrument executed with respect to such Indebtedness shall have any financial covenants, events of default or terms which conflict with, or covenants which are more restrictive than the terms of the Loan Documents (and all such financial covenants, events of default, terms and covenants shall be reasonably satisfactory to the Administrative Agent), and the Company shall have delivered to the Administrative Agent copies of all such agreements and instruments prior to the execution thereof, (iii) the terms of subordination of such Indebtedness shall be reasonably satisfactory to the Administrative Agent and (iv) no Default shall have occurred or be continuing or would result from the incurrence of such Indebtedness, and a Responsible Officer of the Company shall have delivered a certificate to the Administrative Agent demonstrating the same;
(l)    obligations of the Company or any Subsidiary (i) pursuant to or in connection with any Permitted Securitization Transaction, to the extent such obligations satisfy the conditions set forth in Section 7.16 and (ii) in respect of a Permitted Factoring Transaction;
(m)    Indebtedness (i) of the RD Entities under one or more working capital facilities, in an aggregate outstanding principal amount not to exceed $~~40~~75,000,000 at any time, or (ii) constituting Guarantees by the Company of such Indebtedness;
(n)    Indebtedness constituting Investments permitted by Section 7.02(y) or (z);
(o)    [reserved];
(p)    Incremental Equivalent Debt and any Permitted Refinancing Indebtedness in respect thereof; provided that it shall be a condition precedent to the effectiveness of any Incremental Equivalent Debt that (x) after giving effect thereto, the Incremental Amount does not exceed the Incremental Cap, and (y) no Default or Event of Default shall have occurred and be continuing immediately prior to or immediately after giving effect to such Incremental Equivalent Debt;
(q)    Permitted Unsecured Refinancing Debt and any Permitted Refinancing Indebtedness in respect thereof;
(r)    Permitted Pari Passu Refinancing Debt and any Permitted Refinancing Indebtedness in respect thereof;
(s)    Permitted Junior Priority Refinancing Debt, and any Permitted Refinancing Indebtedness in respect thereof;
(t)    other unsecured Indebtedness (including Permitted Unsecured Indebtedness) so long as the Company would be in compliance with Section 7.11 on a Pro Forma Basis immediately after giving effect to such Indebtedness;
(u)    Indebtedness incurred in connection with (and constituting part of) a Permitted Restructuring Transaction;
(v)    Indebtedness incurred in the ordinary course of business in connection with cash pooling arrangements, cash management and other similar arrangements consisting of netting arrangements and overdraft protections incurred in the ordinary course of business; ~~and~~
(w)    other Indebtedness in an aggregate principal amount outstanding at any time which shall not exceed the greater of (x) $~~5~~220,000,000 and (y) ~~5~~20% of Consolidated EBITDA for the Test Period most recently then ended~~.~~ ; and
(x)    subject to the applicable limitations in Section 7.01(k), Indebtedness incurred in the ordinary course of business and consistent with past practice and secured by Liens contemplated by Section 7.01(k).

7.04    Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (including, in each case, pursuant to a LLC Division), except, so long as no Default or Event of Default exists or would result therefrom:
(a)    any Subsidiary may merge with (i) the Company; provided that the Company shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries; provided that (A) when any Designated Borrower is merging with another Subsidiary, such Designated Borrower shall be the continuing or surviving Person, (B) when any Domestic Subsidiary Guarantor is merging with another Subsidiary (other than a Designated Borrower), a Domestic Subsidiary Guarantor shall be the continuing or surviving Person, (C) when any Foreign Subsidiary Guarantor is merging with another Subsidiary (other than a Designated Borrower or Domestic Subsidiary Guarantor), a Foreign Subsidiary Guarantor shall be the continuing or surviving Person, and (D) when any wholly-owned Subsidiary is merging with another Subsidiary, a wholly-owned Subsidiary shall be the continuing or surviving Person;
(b)    any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or to another Subsidiary; provided that (i) if the transferor in such a transaction is a Designated Borrower that is a Domestic Subsidiary or a Domestic Subsidiary Guarantor, then the transferee must be the Company, a Designated Borrower that is a Domestic Subsidiary or a Domestic Subsidiary Guarantor and (ii) if the transferor in such a transaction is a Designated Borrower that is a Foreign Subsidiary or a Foreign Subsidiary Guarantor, then the transferee must be the Company, a Designated Borrower or a Subsidiary Guarantor;
(c)    the Company or any Subsidiary may merge with any other Person in order to effect a Permitted Acquisition; provided that (i) the continuing or surviving Person shall have complied with the requirements of Section 6.13, if applicable, and (ii) in the case of a merger of a Borrower with any other Person, such Borrower shall be the continuing or surviving Person; and
    (d)    in connection with a Permitted Restructuring Transaction.
7.05    Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:
(a)    Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;
(b)    Dispositions of inventory in the ordinary course of business;
(c)    Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property or (iii) such property is no longer needed for the operation of the Borrower;
(d)    Dispositions of property by the Company or any Subsidiary to the Company or to a wholly-owned Subsidiary; provided that except to the extent that such Disposition is permitted as an Investment under Section 7.02 (i) if the transferor in such a transaction is the Company, a

Designated Borrower that is a Domestic Subsidiary or is a Domestic Subsidiary Guarantor, then the transferee must be the Company, a Designated Borrower that is a Domestic Subsidiary or a Domestic Subsidiary Guarantor and (ii) if the transferor in such a transaction is a Designated Borrower that is a Foreign Subsidiary or is a Foreign Subsidiary Guarantor, then the transferee must be the Company, a Designated Borrower or a Subsidiary Guarantor;
(e)    Dispositions permitted by Sections 7.02, 7.04 or 7.06;
(f)    Dispositions by the Company and its Subsidiaries of property permitted by Section 7.12;
(g)    Dispositions of Securitization Assets for fair market value (or for fair consideration and reasonably equivalent value) to one or more Permitted Securitization Entities and their assigns pursuant to or in connection with a Permitted Securitization Transaction or by any Permitted Securitization Entity in connection therewith;
(h)    other Dispositions from and after the Closing Date by the Company and its Subsidiaries for an aggregate sale price not to exceed ~~10~~20% of Consolidated Total Assets calculated at the time of each Disposition; provided that with respect to any Disposition pursuant to this clause (h) the consideration for which is greater than $50,000,000, the Company or any Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents;
(i)    transfers of customer relationships and related accounts receivables from any Acquired Entity or Business directly or indirectly to any Bank Regulated Subsidiary;
(j)    Dispositions as part of a Permitted Restructuring Transaction; and
(k)    Dispositions of Factorable Receivables in Permitted Factoring Transactions;
provided, however, that any Disposition pursuant to clauses (a), (b), (c), (f), (h) and (k) shall be for fair market value.
7.06    Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or (in the case of Subsidiaries of the Company only) issue or sell any Equity Interests, except that, so long as no Default or Event of Default shall have occurred and be continuing at the time of any action described below or would result therefrom:
(a)    each Subsidiary may make Restricted Payments to (i) the Company and its Subsidiaries and (ii) any other Person that owns an Equity Interest in such Subsidiary, in each case of clauses (i) and (ii), ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;
(b)    the Company and each Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests of such Person other than Disqualified Stock;

(c)    the Company and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its Qualified Stock;
(d)    the Company may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Company and its Subsidiaries;
(e)    the Company may from time to time make other Restricted Payments; provided that (A) after giving effect to each such Restricted Payment and any related transactions (including any related incurrence of Indebtedness), the Consolidated Leverage Ratio for the most recently completed Test Period shall be less than 2.75:1.00, calculated on a Pro Forma Basis and (B) prior to making any such Restricted Payment, if requested by the Administrative Agent, the Administrative Agent shall have received a certificate, dated the date of such Restricted Payment and signed by a Responsible Officer of the Company, confirming compliance with the restrictions set forth in this Section 7.06(e) and containing calculations in reasonable detail demonstrating such compliance;
(f)    so long as the Company would be in compliance with Section 7.11 on a Pro Forma Basis after giving effect to such Restricted Payments and any related transactions (including any related incurrence of Indebtedness), the Company may make Restricted Payments not otherwise permitted hereunder in an aggregate amount not to exceed $300,000,000 (such amount to be increased by an additional $50,000,000 at the beginning of each fiscal year of the Company ending after the Closing Date);
(g)    sales or issuances of Equity Interests (i) to the Company or to a wholly-owned Subsidiary of the Company; (ii) constituting directors’ qualifying shares or sales to foreign nationals required for compliance with applicable Laws; (iii) in a transaction otherwise permitted hereunder and resulting in such Subsidiary no longer constituting a Subsidiary, so long as the remaining Investment would have been permitted under Section 7.02; (iv) constituting the issuance of common Equity Interests (including warrants, options or rights to purchase shares of common Equity Interests, but excluding Disqualified Stock), or issuances of Disqualified Stock permitted under Section 7.03; or (v) in a Subsidiary that is, or is intended to be, a joint venture or partially-owned Subsidiary to a joint venture partner or other investor to the extent that the joint venture partner or other investor contributes or transfers cash, Cash Equivalents, or other assets the value of which is at least equivalent to the fair market value of the Equity Interests so sold or issued;
(h)    the Company and its Subsidiaries may make Restricted Payments as part of a Permitted Restructuring Transaction; or
(i)    the making of cash payments in connection with the ~~Put Right~~Ongoing PO Holding Obligations or any call or other redemption rights pursuant to the PO Holding Agreement.

7.07    Change in Nature of Business; Bank Regulated Subsidiaries.
(a)    Engage in any business, if, as a result, the general nature of the business of the Loan Parties taken as a whole, would be substantially changed from the general nature of the business of the Loan Parties taken as a whole, on the Closing Date.
(b)    Permit any Equity Interest in any Material Bank Regulated Subsidiary to be held, directly or indirectly, by any Person other than the Company, other than as a result of a directive from any regulatory Governmental Authority, the compliance by the Company and such Material Bank Regulated Subsidiary with which does not result in (i) such Material Bank Regulated Subsidiary ceasing to be a Subsidiary of the Company or (ii) a Bank Regulated Subsidiary Event.
7.08    Transactions with Affiliates. Enter into any transaction of any kind involving aggregate payments or consideration of greater than $50,000,000 with any Affiliate of a Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to (a) Restricted Payments made in accordance with Section 7.06, (b) transactions between or among the Company and any of its wholly-owned Subsidiaries (or any Permitted Securitization Entity) or between and among any wholly-owned Subsidiaries (or any Permitted Securitization Entity) not involving any other Affiliate, (c) transactions entirely among WES and its Subsidiaries, (d) Permitted Restructuring Transactions, or (e) any transaction entered into by a Person prior to the time such Person was acquired by the Company or a Subsidiary pursuant to a Permitted Acquisition or other Investment permitted hereunder (and not entered into in contemplation of such Permitted Acquisition or Investment).
7.09    Burdensome Agreements. Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company or any other Subsidiary or to guarantee Indebtedness of the Company or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by Law or by this Agreement or the Loan Documents, (ii) the foregoing shall not apply to restrictions and conditions existing on the Closing Date and identified on Schedule 7.09 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition) (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or other asset sale agreements pending such sale, provided such restrictions and conditions apply only to the Subsidiary or assets to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) the foregoing shall not apply to (x) any agreement relating to Indebtedness incurred in reliance on Section 7.03(h) (to the extent that such restrictions apply only to the Person becoming a Subsidiary of the Company and any of its Subsidiaries that also become Subsidiaries of the Company in the same transaction or series of related transactions), or (y) any agreement relating to Indebtedness incurred in reliance on Section 7.03(k), (p), (q), (r), (s) or (t) (in each case, so long as such agreement permits the Obligations to become secured without further consent or act by the lenders or holders of Indebtedness thereunder; provided that, in the case of Section 7.03(p), (q), (r), (s) or (t) such agreement may require that such Indebtedness be equally and ratably secured by any collateral on which a Lien is granted to secure the Obligations), (vi) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, (vii) the foregoing shall not apply to restrictions on cash (or Cash Equivalents) or other deposits imposed by agreements entered into in the ordinary course of business (including, for the avoidance of doubt, incurred in reliance on Section 7.01(m)) or restrictions on Designated Regulatory Cash, (viii) the foregoing shall not apply to customary restrictions and conditions imposed by any agreement relating to any agreement relating to Indebtedness incurred in reliance on Section 7.03(m), provided that such latter restrictions and conditions affect only the RD Entities; (ix) the foregoing shall not apply to restrictions in any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Company or any Subsidiary, or that is assumed in connection with a Permitted Acquisition or other Investment permitted hereunder, in each case that is in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or designated, any replacements of such property or assets and additions and accessions thereto, after-acquired property subject to such agreement or instrument, the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender; and (x) the foregoing shall not apply to customary restrictions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to the applicable joint venture; provided, further, that this Section 7.09 shall not apply (i) to a Bank Regulated Subsidiary to the extent that any such restriction, prohibition or condition is imposed by a Governmental Authority in connection with the ordinary course of business of such Bank Regulated Subsidiary, (ii) to the Company or any Subsidiary in connection with any agreements evidencing a Permitted Factoring Transaction, (iii) to the Company or any Subsidiary in connection with a Permitted Securitization Transaction; provided that, in the case of this clause (iii), the same extend only to the related Securitization Assets and the Equity Interests of the relevant Permitted Securitization Entity, or (iv) to any Permitted Securitization Entity in connection with any agreements evidencing a Permitted Securitization Transaction.
7.10    Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, (x) to purchase or carry margin stock (within the meaning of Regulation U of the FRB) in violation of Law (including Regulation U) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose or (y) for any purpose which would breach Anti-Corruption Laws or Sanctions.
7.11    Financial Covenants. Except with the consent of the Required Financial Covenant Lenders:
(a)    Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Company to be less than ~~the ratio set forth below opposite the period in which such day falls~~3.00:1.00.

~~Fiscal Quarter Ended During the Periods Below~~	~~Minimum Consolidated Interest Coverage Ratio~~
~~March 31, 2021~~	~~2.75:1:00~~
~~June 30, 2021 and thereafter~~	~~3.00:1.00~~

(b)    Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Company to exceed ~~the ratio set forth below opposite the period in which such day falls~~4.75:1.00.

~~Fiscal Quarter Ended During the Periods Below~~	~~Maximum Consolidated Leverage Ratio~~
~~March 31, 2021 through September 30, 2021~~	~~6.25:1:00~~
~~December 31, 2021~~	~~6.00:1:00~~
~~March 31, 2022~~	~~5.75:100~~
~~June 30, 2022~~	~~5.50:100~~
~~September 30, 2022~~	~~5.25:1.00~~
~~December 31, 2022 through September 30, 2023~~	~~5.00:1.00~~
~~December 31, 2023 and thereafter~~	~~4.75:1.00~~

7.12    Sale and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Company or any Subsidiary of real or personal property that has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Company or such Subsidiary unless such arrangement is entered into in connection with the financing of the acquisition of such property through the proceeds of a capital lease permitted by Section 7.03(g)(i) and the sale or transfer of such property occurs within thirty days following the acquisition thereof by the Company or any of its Subsidiaries.
7.13    Accounting Changes. (i) Make any material change in accounting principles or reporting practices, except as are made in accordance with GAAP or as are otherwise consented to by the Administrative Agent or (ii) change its fiscal year or quarters or the method of determination thereof; provided that this Section 7.13 shall not apply to a Bank Regulated Subsidiary to the extent that any such change is required or imposed by a Governmental Authority.
7.14    Tax Receivable Agreement; Prepayments.
(a)    Make any payment under the Tax Receivable Agreement if an Event of Default has occurred and is continuing, or make any prepayment under the Tax Receivable Agreement other than Permitted Tax Receivable Agreement Prepayments.
(b)    Make any prepayment in respect of, or redeem or purchase, any Indebtedness incurred in reliance upon Section 7.03(k) (other than in connection with any refinancing, exchange, extension, renewal, refunding, replacement, defeasance or discharge of such Indebtedness with Permitted Refinancing Indebtedness).
7.15    Amendments. Amend (i) the documents or instruments governing any Indebtedness incurred under Section 7.03(k) in a manner materially adverse to the Administrative Agent or the Lenders without the consent of the Administrative Agent or (ii) any Organizational Document in a manner materially adverse to the Administrative Agent or the Lenders.
7.16    Permitted Securitization Transactions.
(a)    Permit the aggregate Attributable Indebtedness in respect of all Permitted Securitization Transactions of the Company, its Subsidiaries and all Permitted Securitization Entities to third parties to exceed the greater of (x) $~~450~~495,000,000 and (y) 45% of Consolidated EBITDA for the Test Period most recently then ended at any time outstanding.
(b)    Except in the case of a Permitted Securitization Entity, incur or become obligated with respect to any Indebtedness or other liabilities or obligations in connection with any Permitted Securitization Transaction other than Indebtedness or other liabilities or obligations (i) resulting from the transfer of any Securitization Assets in connection with a Permitted Securitization Transaction so long as such Indebtedness is non-recourse to the Company and any Subsidiary (other than the applicable Permitted Securitization Entity), except for Standard Securitization Undertakings and (ii) consisting of Standard Securitization Undertakings.
7.17    Changes in Locations, Name, etc. In the case of any Loan Party any assets of which (including any Equity Interests of any Subsidiary) are pledged to secure any of the Obligations, ~~except upon 10 days prior~~unless written notice is provided to the Administrative Agent within 30 days of any such action (or within any other such period as agreed by the Administrative Agent) ~~and execution and delivery to the Administrative Agent of all additional financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein:~~:
(a)    change its jurisdiction of organization;
(b)    change its name; or
(c)    if it is not a “registered organization” (as defined in the Uniform Commercial Code), change its location (as determined under the Uniform Commercial Code).

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES
8.01    Events of Default. Any of the following shall constitute an “Event of Default”:
(a)    Non-Payment. Any Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation, or (ii) within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or
(b)    Specific Covenants. The Company fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.10, 6.11, 6.13 or Article VII; provided that a Default as a result of a breach of Section 7.11 (the “Financial Covenants”) shall not in and of itself constitute an Event of Default with respect to any Term Facility (other than the Term A-1 Facility) unless the Required Financial Covenant Lenders have accelerated any Term A-1 Loans and Revolving Credit Loans then outstanding or terminated the Revolving Credit Commitments as a result of such breach and such declaration has not been rescinded on or before the date on which the Term Lenders (other than the Lenders under the Term A-1 Facility) declare an Event of Default in connection therewith; or any Loan Party fails to perform or observe any term, covenant or agreement contained in any Guaranty to which it is a party; or
(c)    Other Defaults. Any Loan Party or the Specified Designated Borrower fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the Company or any of its Subsidiaries obtains knowledge thereof; or
(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any other Loan Party or the Specified Designated Borrower herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
(e)    Cross-Default. (i) The Company, any other Loan Party or any Material Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or fails to make any payment when due of the Swap Termination Value in an amount greater than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded (in each case, after giving effect to any applicable grace period) (provided that any breach of any Financial Covenant giving rise to an event described in clause (B) above shall not, by itself, constitute an Event of Default under any Term Facility (other than the Term A-1 Facility) unless the Required Financial Covenant Lenders have accelerated any Term A-1 Loans and Revolving Credit Loans then outstanding or terminated the Revolving Credit Commitments as a result of such breach and such declaration has not been rescinded on or before the date on which the Term Lenders (other than the Lenders under the Term A-1 Facility) declare an Event of Default in connection therewith); provided that this clause (e)(i) shall not apply (v) to secured Indebtedness that becomes due as a result of the voluntary Disposition or transfer of the property or assets securing such Indebtedness, so long as such Disposition is permitted hereunder and such Indebtedness is retired concurrently therewith, (w) to mandatory prepayments or redemptions of Indebtedness incurred in reliance on Section 7.03(k), (o), (p), (q), (r), (s) or (t) in accordance with the terms of such Indebtedness, so long as such Disposition and such prepayment is permitted hereunder, (x) to the mandatory prepayment of any bridge financing made with the proceeds of permanent financing or the proceeds of asset sales, incurrences of Indebtedness or equity issuances, (y) to any event requiring the repurchase, repayment or redemption (automatically or otherwise) or an offer to repurchase, prepay or redeem any Indebtedness, or the delivery of any notice with respect thereto, solely as a result of the Company’s or any of its Subsidiaries’ failure to consummate a merger or other acquisition contemplated to be funded in whole or in part with the proceeds of such Indebtedness or (z) to any right (including any prior right) of a holder or holders of any Indebtedness that is convertible into Equity Interests to require the repurchase, repayment or redemption of such Indebtedness on a predetermined date provided in the documentation for such Indebtedness, or an offer to repurchase, repay or redeem such Indebtedness on such date or the delivery of a notice with respect thereto; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from any event of default under such Swap Contract as to which the Company, any other Loan Party or any Material Subsidiary is the Defaulting Party (as defined in such Swap Contract) and the Swap Termination Value owed by the Company, such other Loan Party or Material Subsidiary as a result thereof is greater than the Threshold Amount; or
(f)    Insolvency Proceedings, Etc. (i) Any Loan Party or any of its Material Subsidiaries (A) files, issues, institutes or consents to the filing, issuing or institution of any petition, procedure or proceeding under or to take advantage of any Debtor Relief Law, or (B) makes an assignment for the benefit of creditors or initiates or enters into a composition, compromise or arrangement with any of its creditors, or (C) applies for or consents to the appointment of any receiver, administrator, examiner, compulsory manager, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property, or (D) is adjudicated as insolvent; or (ii) any receiver, administrator, examiner, compulsory manager, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed in respect of any Loan Party or any of its Material Subsidiaries without the application or consent of such Person and, in the case of such an appointment under the laws of the United States or any other jurisdiction in which such appointment may be contested and such Person is contesting such appointment in good faith by appropriate proceedings diligently conducted, such appointment is not discharged or stayed within 60 calendar days; or (iii) any procedure or proceeding under or to take advantage of any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted or any petition under or to take advantage of any Debtor Relief Law is filed or issued without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding or with respect to any such petition; or
(g)    Inability to Pay Debts; Attachment. (i) The Company or any Material Subsidiary admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or
(h)    Judgments. There is entered against the Company or any Material Subsidiary one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) and enforcement of such judgment is not stayed, by reason of a pending appeal or otherwise, vacated, discharged or satisfied within 30 days after entry thereof, or there is a period of 10 consecutive days thereafter during which a stay of enforcement of such judgment is not in effect; or
(i)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount (provided that, with respect to any Multiemployer Plan, this clause (i) shall only apply if the Company has received written notice from such plan or otherwise becomes aware that an event or circumstance described in such clause has occurred) or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, and the extension of the time to pay in connection with the resolution of any dispute in accordance with the terms of Title IV of ERISA any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or
(j)    Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party or the Specified Designated Borrower denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or
(k)    Change of Control. There occurs any Change of Control; or
(l)    Bank Regulated Subsidiary Event. A Bank Regulated Subsidiary Event shall occur, or WEX Bank or any other Material Bank Regulated Subsidiary shall fail at any time to be “adequately capitalized” in accordance with applicable federal or state laws; or
(m)    Collateral Documents. Any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien on the Collateral purported to be covered thereby; except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent to (i) maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents, (ii) file initial Uniform Commercial Code financing statements or continuation statements or other equivalent filings or (iii) take any other action reasonably directed by the Company to create and maintain the validity, perfection or priority of the Lien thereof (and the Company shall pay all costs and expenses incurred in connection with any such action); or
(n)    Subordination. (i) The subordination provisions of the documents evidencing or governing any subordinated Indebtedness (the “Subordination Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable subordinated Indebtedness; or (ii) the Company or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, (B) that the Subordination Provisions exist for the benefit of the Administrative Agent, the Lenders and the L/C Issuer or (C) that all payments of principal of or premium and interest on the applicable subordinated Indebtedness, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordination Provisions.
8.02    Remedies Upon Event of Default.
(i)    If an Event of Default occurs and is continuing as a result of a failure to observe or perform a Financial Covenant set forth in Section 7.11, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Financial Covenant Lenders, take the following actions:
(a)    in the case of a termination of the Revolving Credit Commitments, declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Term A-1 Loans or Revolving Credit Loans, as applicable, all interest accrued and unpaid thereon, and all other amounts with respect thereto, owing or payable hereunder, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;
(c)    in the case of a termination of the Revolving Credit Commitments, require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
(d)    in the case of a termination of the Revolving Credit Commitments, exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;
(ii)    If any other Event of Default occurs and is continuing or if an Event of Default occurs and is continuing as a result of a failure to observe or perform a Financial Covenant set forth in Section 7.11 and any of actions set forth in (i) above have been taken, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders (or in the case of a termination of the Revolving Credit Commitments, the Required Revolving Credit Lenders), take any or all of the following actions:
(a)    declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;
(c)    in the case of a termination of the Revolving Credit Commitments, require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
(d)    exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;
provided, however, that, notwithstanding (i) and (ii) above, upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
8.03    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer (including fees and time charges for attorneys who may be employees of any Lender or the L/C Issuer) arising under the Loan Documents and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings and Obligations then owing under Specified Hedge Agreements and Specified Cash Management Agreement, ratably among the Lenders, the L/C Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law.
Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
Notwithstanding the foregoing, Obligations arising under the Specified Cash Management Agreement and Specified Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.
ARTICLE IX
ADMINISTRATIVE AGENT
9.01    Appointment and Authority.
(a)    Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and the CAM Agreement and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article IX are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and no Borrower shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(b)    The Administrative Agent shall also act as the “collateral agent” under the Loan Documents and the CAM Agreement, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral

Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
9.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
9.03    Exculpatory Provisions. The Administrative Agent or the Joint Lead Arrangers, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent or any of the Joint Lead Arrangers, as applicable:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;
(c)    shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or any L/C Issuer, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates, that is communicated to, obtained or in the possession of the Administrative Agent, the Joint Lead Arrangers or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein;
(d)    shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Company, a Lender or the L/C Issuer; and
(e)    shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
9.06    Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an

Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 9.06. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
Any resignation by Bank of America as Administrative Agent pursuant to this Section 9.06 shall also constitute its resignation as L/C Issuer and Swing Line Lender; provided that Bank of America shall give at least 30 days’ notice thereof to the Company. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.
9.07    Non-Reliance on the Administrative Agent, the Joint Lead Arrangers and the Other Lenders. Each Lender and the L/C Issuer expressly acknowledges that none of the Administrative Agent nor the Joint Lead Arrangers has made any representation or warranty to it, and that no act by the Administrative Agent or the Joint Lead Arrangers hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative

Agent or the Joint Lead Arrangers to any Lender or any L/C Issuer as to any matter, including whether the Administrative Agent or the Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender and L/C Issuer represents to the Administrative Agent and the Joint Lead Arrangers that it has, independently and without reliance upon the Administrative Agent, the Joint Lead Arrangers or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Joint Lead Arrangers or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.
9.08    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Joint Lead Arrangers ~~or the Documentation Agent~~ listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.
9.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.
The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law.  In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).  In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (k) of Section 10.01 of this Agreement, (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.
9.10    Collateral and Guaranty Matters. The Lenders and the L/C Issuer irrevocably agree (and authorize the Administrative Agent~~, at its option and in its discretion,~~ to take such action as is reasonably requested by any Loan Party to evidence):
(a)    ~~to release~~that any Lien on any property granted to or held by the Administrative Agent under any Loan Document shall be automatically released (i) upon termination of the Revolving Credit Facility and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Specified Cash Management Agreements and Specified Hedge Agreements) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (ii) ~~that is sold or to be sold~~upon the sale or other disposition (or as part of or in connection with any sale or other disposition) permitted hereunder or under any other Loan Document to a Person that is not a Domestic Loan Party (provided that in the event any such property is transferred to from a Domestic Loan Party to a Foreign Loan Party, ~~or~~such release shall only occur if the pledge of the transferred assets are not otherwise required to be pledged by the Loan Documents), (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders or the Required Revolving Credit Lenders, as applicable~~;~~ (or such other percentage of the Lenders whose consent may be required in accordance with Section 10.01), (iv) as required by the Administrative Agent to effect any sale, transfer or other disposition of Collateral in connection with any exercise of remedies of the Administrative Agent pursuant to the Collateral Documents and (v) to the extent such Collateral otherwise becomes Excluded Assets (as defined in the U.S. Security Agreement);
(b)    ~~with respect to~~ that if (a) all of the Equity Interests of a Subsidiary who is a Subsidiary Guarantor or whose Equity Interests have been pledged pursuant to the Foreign Subsidiary Pledge Documents shall be transferred, sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof to a Person that is not a Loan Party, (b) a Subsidiary Guarantor ceases to be a Subsidiary in a transaction not restricted hereunder or (c) any Subsidiary who is a Subsidiary Guarantor or whose Equity Interests have been pledged pursuant to the Foreign Subsidiary Pledge Documents~~, the Administrative Agent may release such guaranty or pledge if such Subsidiary ceases to be a Subsidiary or~~  becomes an Excluded Pledge Subsidiary (or becomes a Domestic Subsidiary that is treated as a disregarded entity for U.S. federal income tax purposes and that owns directly or indirectly through one or more flow-through entities no material assets other than the Equity Interests of one or more Foreign Subsidiaries that are controlled foreign corporations, in which case, 35% of the Equity interests in such Subsidiary shall be released from the pledge), an Excluded Domestic Guaranty Subsidiary or an Excluded Foreign Guaranty Subsidiary, as applicable, then, in each case ~~in a transaction permitted hereunder;~~, the Guaranty of such Subsidiary Guarantor and/or the relevant Foreign Subsidiary Pledge, as applicable, shall automatically be discharged and released without any further action by any Person effective as of the time of such transfer, sale, disposal or occurrence;

(c)    to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i);
(d)    that the Administrative Agent, at its option and in its discretion, is authorized to release any Subsidiary Guarantor from its obligations under any Subsidiary Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and
(e)    that the Administrative Agent, at its option and in its discretion, is authorized subject to Section 10.01(i), to the extent not otherwise contemplated by this Section 9.10, terminate any Foreign Subsidiary Pledge Document (other than the U.S. Security Agreement) and release the Liens created thereunder in connection with (A) any Redesignation pursuant to clause (A) of the last sentence of Section 6.13(g) and (B) any notice of release with the consent of the Required Revolving Credit Lenders pursuant to clause (B) of the last sentence Section 6.13(g).
Upon request by the Administrative Agent at any time, the Required Lenders (or Required Revolving Credit Lenders, as applicable) will confirm in writing the Administrative Agent’s authority to release any Subsidiary Guarantor from its obligations under the Guaranties (or WES Stock Pledge Documents, as applicable) or release any Lien on any property granted to or held by the Administrative Agent under any Loan Document, in each case, pursuant to this Section 9.10.
9.11    Specified Cash Management Agreements and Specified Hedge Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, the Guaranties or the Collateral Documents by virtue of the provisions hereof or thereof have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the collateral (including the release or impairment of any collateral) granted in the Collateral Documents other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Specified Cash Management Agreements and Specified Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.
9.12    Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender or the L/C Issuer (the “Credit Party”), whether or not in respect of an Obligation due and owing by a Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any

Rescindable Amount.  The Administrative Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount.
ARTICLE X
MISCELLANEOUS
10.01    Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that unless expressly provided otherwise below, the Required Lenders’ consent shall not be required in the following cases, and instead no such amendment, waiver or consent shall:
(a)    waive any condition set forth in Section 3 of the Restatement Agreement without the written consent of each Lender; provided that, for purposes of determining compliance with the conditions specified in Section 3 of the Restatement Agreement, each Lender on the Closing Date that has signed the Restatement Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto;
(b)    without limiting the generality of clause (a) above, waive any condition set forth in Section 4.02 as to any Credit Extension under a particular Facility without the written consent of the Required Revolving Credit Lenders, the Required Term A-1 Lenders or the Required Term B-1 Lenders, as applicable;
(c)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
(d)    postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
(e)    reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that (i) only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest or Letter of Credit Fees at the Default Rate and (ii) any change to the definition of Consolidated Leverage Ratio or in the component definitions thereof shall not constitute a reduction in any rate of interest or any fees or other amounts payable based thereon;
(f)    change (i) Section 2.13 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender, (ii) Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby or the order of payment required thereby without the written consent of each Lender or (iii) the order of (x) application of any reduction in the Commitments or (y) any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.05 or 2.06, respectively, in any manner that materially and adversely affects the Lenders under a Facility without the written consent of the Required Revolving Credit Lenders, in the case of the Revolving Credit Facility, the Required Term A-1 Lenders, in the case of the Term A-1 Facility, or the Required Term B-1 Lenders, in the case of the Term B-1 Facility;
(g)    amend Section 1.06 or the definition of “Alternative Currency” without the written consent of each Revolving Credit Lender;
(h)    (i) change the definition of “Required Revolving Credit Lenders,” “Required Term A-1 Lenders,” “Required Term B-1 Lenders” or “Required Financial Covenant Lenders” or any other provision hereof specifying the number or percentage of Lenders of any Facility required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, in each case with respect to such Facility, or (ii) change any provision of this Section 10.01 or the definition of “Required Lenders” or “Required Financial Covenant Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender under the applicable Facility, in the case of the foregoing clause (i), or each Lender, in the case of the foregoing clause (ii);
(i)    release all or substantially all of the collateral granted to the Secured Parties as security for the Obligations pursuant the Collateral Documents in any transaction or series of related transactions, other than transactions permitted under this Agreement, without the written consent of each Lender;
(j)    release the Company from the Company Guaranty or all or substantially all of the value of the Guaranties without the written consent of each Lender, except to the extent the release of any Subsidiary Guarantor is permitted pursuant to Section 9.10 or is otherwise permitted under this Agreement (in which case such release may be made by the Administrative Agent acting alone);
(k)    impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of such Lender;
(l)    waive or amend Section 7.11 or any defined term (or component defined term) as used therein (or any Default or Event of Default or exercise of remedies by the Required Financial Covenant Lenders in respect or as a result thereof) without the written consent of the Required Financial Covenant Lenders;
(m)    prior to the occurrence of an Event of Default pursuant to Section 8.01(f), (i) subordinate in right of payment, or have the effect of subordinating in right of payment, the Obligations hereunder to any other Indebtedness or other obligation without the written consent of each Lender directly affected thereby or (ii) subordinate in priority, or have the effect of subordinating in right of priority, the Liens securing the Obligations to Liens securing any other

Indebtedness or other obligation without the written consent of each Lender directly affected thereby;
provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Company and the Administrative Agent to cure any ambiguity, omission, mistake, error, defect or inconsistency; provided that any such amendment shall only become effective if the Required Lenders have not objected to such amendment by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of such Defaulting Lender may not be increased or extended without the consent of such Lender, and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.
Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) from time to time with the consent of the Required Revolving Credit Lenders, the Administrative Agent and the Company to (i) add one or more foreign currency subfacilities within the Revolving Credit Facility to permit the making of Revolving Credit Loans and the issuance of Letters of Credit in a currency, other than Dollars or an Alternative Currency, that has not been approved by all Revolving Credit Lenders under Section 1.06 after a request for such approval by the Company and (ii) amend, waive, supplement or modify Section 4.02 to the extent such amendment, waiver, supplement or modification relates to the borrowing of Revolving Loans, Swingline Loans or Letters of Credit. All Credit Extensions under any such subfacility shall reduce the amount available to be borrowed under the Revolving Credit Facility and shall be made pro rata among the Revolving Credit Lenders participating in each applicable subfacility. The principal, interest and other amounts in respect of any such subfacility shall be payable pro rata to the Revolving Credit Lenders participating in each applicable subfacility, but the existence of any such subfacility shall not affect the fees otherwise payable to the Revolving Credit Lenders under the Revolving Credit Facility. No Lender shall have any obligation to participate in any subfacility of the kind described in this paragraph.
In addition, notwithstanding anything to the contrary in this Section 10.01, any Additional Credit Extension Amendment shall be effective in accordance with the terms specifically provided in Sections 2.17, 2.18 and 2.19.
For the purposes of any amendment under this Section 10.01, and any other consent, approval or determination under this Agreement, any consent, approval or determination of a Lender shall constitute the consent, approval and determination by each related Designated Lender.

Notwithstanding anything to the contrary herein, in connection with any determination as to whether the requisite Lenders have (A) consented (or not consented) to any amendment, modification or waiver of any provision of this Agreement or any other Loan Document or any departure by the Company or any Subsidiary therefrom, (B) otherwise acted on any matter related to this Agreement or any Loan Document or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to, or under, this Agreement or any Loan Document, any Lender (other than any Lender that is a (x) Regulated Bank Lender, (y) Revolving Credit Lender or (z) any Affiliate of the foregoing) that, as a result of its interest in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position with respect to any of the Loans or Commitments or with respect to any other tranche, class or series of Indebtedness for borrowed money incurred or issued by the Company or any of its Subsidiaries at such time of determination (including commitments with respect to any revolving credit facility) (each such item of Indebtedness, including the Loan and Commitments, “Specified Indebtedness”) (each such Lender, a “Net Short Lender”) shall have no right to vote with respect to any amendment, modification or waiver of this Agreement or any other Loan Documents and shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short Lender (including in any plan of reorganization).  For purposes of determining whether a Lender (alone or together with its Affiliates) has a “net short position” on any date of determination: (i) derivative contracts with respect to any Specified Indebtedness and such contracts that are the functional equivalent thereof shall be counted at the notional amount of such contract in Dollars, (ii) notional amounts in other currencies shall be converted to the Dollar equivalent thereof by such Lender in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate (determined on a mid-market basis) on the date of determination, (iii) derivative contracts in respect of an index that includes the Company or any other Subsidiary or any instrument issued or guaranteed by the Company or any other Subsidiary shall not be deemed to create a short position with respect to such Specified Indebtedness, so long as (x) such index is not created, designed, administered or requested by such Lender and (y) the Company and the other Subsidiaries and any instrument issued or guaranteed by the Company or the other Subsidiaries, collectively, shall represent less than 5% of the components of such index, (iv) derivative transactions that are documented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivatives Definitions (collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to the relevant Specified Indebtedness if such Lender is a protection buyer or the equivalent thereof for such derivative transaction and (x) the relevant Specified Indebtedness is a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by Markit, if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner), (y) the relevant Specified Indebtedness would be a “Deliverable Obligation” under the terms of such derivative transaction or (z) the Company or any other Subsidiary is designated as a “Reference Entity” under the terms of such derivative transaction and (v) credit derivative transactions or other derivatives transactions not documented using the ISDA CDS Definitions shall be deemed to create a short position with respect to any Specified Indebtedness if such transactions offer the Lender protection against a decline in the value of such Specified Indebtedness, or in the credit quality of the Company or any other Subsidiary, in each case, other than as part of an index so long as (x) such index is not created, designed, administered or requested by such Lender and (y) the Company and the other Subsidiaries, and any instrument issued or guaranteed by the Company or the other Subsidiaries, collectively, shall represent less than 5% of the components of such index.  In connection with any amendment, modification or waiver of this Agreement or the other Loan Documents, each Lender (other than any Lender that is a (x) Regulated Bank Lender,

(y) Revolving Credit Lender or (z) any Affiliate of the foregoing) will be deemed to have represented to the Company and the Administrative Agent that it does not constitute a Net Short Lender, in each case, unless such Lender shall have notified the Company and the Administrative Agent prior to the requested response date with respect to such amendment, modification or waiver that it constitutes a Net Short Lender (it being understood and agreed that the Company and the Administrative Agent shall be entitled to rely on each such representation and deemed representation). The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Net Short Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Net Short Lender or (y) have any liability with respect to or arising out of the voting in any amendment or waiver to any Loan Document by any Net Short Lender.
10.02    Notices; Effectiveness; Electronic Communication.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to a Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(ii)    if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Company).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)    Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, the L/C Issuer or the Company may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)    Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Company or its securities for purposes of United States Federal or state securities laws.
(e)    Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
10.03    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
10.04    Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.04, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)    Indemnification by the Company. The Company shall indemnify the Administrative Agent (and any sub-agent thereof), the Joint Lead Arrangers, each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower, any other Loan Party or the Specified Designated Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company, any other Loan Party or the Specified Designated Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Company, any other Loan Party or the Specified Designated Borrower against an Indemnitee such Indemnitee’s material breach of its obligation to fund any Revolving Credit Loan in accordance with the terms hereof, or any for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Company, such other Loan Party or the Specified Designated Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. The Company shall only be required to reimburse the Indemnitees for a single counsel for the Administrative Agent and a single counsel for all other Indemnitees for related claims in each applicable jurisdiction; provided that an Indemnitee shall have the right to employ separate counsel, and the Company shall bear the reasonable fees, costs and expenses of such separate counsel, if (1) the use of counsel chosen by the other Indemnitees to represent the Indemnitees would present such counsel with a conflict of interest; (2) such Indemnitee shall have reasonably concluded, in good faith, that there may be legal claims or defenses available to it that are different from or additional to those available to the other Indemnitees; (3) such Indemnitee shall have reasonably concluded, in good faith, that it otherwise has divergent interests from the other Indemnitees or (4) the Company shall authorize in writing such Indemnitee to employ separate counsel at the Company’s expense. Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, or liabilities arising from any non-Tax claim.
(c)    Reimbursement by Lenders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section 10.04 to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Borrower shall assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)    Payments. All amounts due under this Section 10.04 shall be payable not later than ten Business Days after demand therefor.
(f)    Survival. The agreements in this Section 10.04 and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Revolving Credit Facility and the repayment, satisfaction or discharge of all the other Obligations.
10.05    Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative

Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of permitted by applicable Law, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
10.06    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder or under the other Loan Documents without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section 10.06, (ii) to a Purchasing Borrower Party in accordance with the provisions of subsection (i) of this Section 10.06, (iii) by way of participation in accordance with the provisions of subsection (d) of this Section 10.06, or (iv) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section 10.06 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 10.06 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in subsection (b)(i)(A) of this Section 10.06, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of a Term Facility unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section 10.06 and, in addition:
(A)    the consent of the Company (such consent not to be unreasonably withheld or delayed; provided that it shall not be unreasonable for the Company to refuse consent to any Person that is not engaged in the making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business) shall be required unless (1) an Event of Default pursuant to Section 8.01(a), 8.01(f) or 8.01(g) has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent, in the case of the Term B-1 Loans, within five (5) Business Days after having received notice thereof, and in the case of the Term A-1 Loans or Revolving Credit Commitments, within eight (8) Business Days after having received notice thereof;
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Revolving Credit Commitment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;
(C)    the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D)    the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment. No such assignment shall be made (i) to the Company or any of the Company’s Affiliates or Subsidiaries, except in accordance with Section 10.06(i), (ii) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii), or (iii) to a natural person or a holding company, trust or other vehicle established for the primary benefit of a natural person.
(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender that is a Revolving Credit Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by such Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(vii)    No Assignment Resulting in Additional Indemnified Taxes or Other Taxes. No such assignment shall be made to any Person that would result in the imposition of Indemnified Taxes or Other Taxes in excess of the Indemnified Taxes or Other Taxes that would be imposed in the absence of such assignment, except, so long as no Event of Default pursuant to Section 8.01(a), 8.01(f) or 8.01(g) has occurred and is continuing, to the extent that the Borrower consents to such assignment or the proposed assignee agrees in favor of the Company to treat such excess Indemnified Taxes and Other Taxes as Excluded Taxes.
(viii)    Alternative Currencies. Unless at the time of any assignment a Default or Event of Default shall be continuing, any assignee hereunder shall certify upon acceptance of the assignment that it will make available to the Borrowers all Alternative Currencies specified in this Agreement on the terms and conditions set forth herein.
(ix)    Should any assignment by a Lender qualify as a novation under French law, the parties hereto agree, for the purposes of article 1278 of the French Code civil, that upon any transfer in accordance with this Section 10.06, the Collateral Documents executed with respect to any Loan Party organized under the laws of France and the security created thereby shall be preserved for the benefit of the new Lender.
(x)    Should any assignment by a Lender qualify as a novation under Belgian law, the parties hereto agree, for the purposes of article 1278 of the Old Belgian Code civil, that upon any transfer in accordance with this Section 10.06, the Collateral Documents executed with respect to any Loan Party organized under the laws of Belgium and the security created thereby shall be preserved for the benefit of the new Lender.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section 10.06, from and after the effective date specified in each Assignment and Assumption, if any, or the effective date of an assignment pursuant to Section 10.13(d), the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section 10.06.
(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrowers and any Lender (with respect to such Lender’s interest only), at any reasonable time and from time to time upon reasonable prior notice.

(d)    Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that is required to be approved by all Lenders or each affected Lender. Subject to subsection (e) of this Section 10.06, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section 10.06 (it being understood that the documentation required under Section 3.01(e) shall be delivered solely to the Lender who sells the participation); provided that such Participant (A) shall be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under subsection (b) of this Section 10.06 and (B) shall not be entitled to receive any greater payment under Section 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant shall be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)    Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 3.01(e) as though it were a Lender.
(f)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)    Resignation as L/C Issuer or Swing Line Lender After Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ notice to the Company and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Company, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Revolving Credit Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Revolving Credit Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
(h)    Assignments to Purchasing Borrower Party. Notwithstanding anything to the contrary contained in this Agreement, any Lender may assign all or a portion of its Term Loans to any Purchasing Borrower Party; provided that:
(i)    such assignment shall be made pursuant to (x) an open market purchase on a non-pro rata basis or (y) a Dutch Auction open to all applicable Lenders on a pro rata basis;
(ii)    any Term Loans assigned to any Purchasing Borrower Party shall be automatically and permanently cancelled upon the effectiveness of such assignment and will thereafter no longer be outstanding for any purpose hereunder;

(iii)    at the time of and immediately after giving effect to any such purchase, no Default or Event of Default shall exist;
(iv)    no purchase of any Term Loans shall be made from the proceeds of any Revolving Credit Loan or Swing Line Loan; and
(v)    the assignor will deliver to the Purchasing Borrower Party customary written assurance that it is a sophisticated investor and is willing to proceed with the assignment.
10.07    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; provided that the Administrative Agent, such Lender or the L/C Issuer, as the case may be, shall, at the sole cost and expense of the Company, request confidential treatment of such confidential information to the extent practicable and permitted by applicable law and the Administrative Agent, such Lender or the L/C Issuer, as the case may be, shall, to the extent permitted by applicable law, promptly inform the Company with respect thereto so that the Company may seek appropriate protective relief to the extent permitted by applicable law; provided, further, that in the event such protective remedy or other remedy is not obtained, the Administrative Agent, such Lender or the L/C Issuer, as the case may be, shall furnish only that portion of the confidential information that is legally required and shall disclose the confidential information in a manner reasonably designed to preserve its confidential nature and shall, at the sole cost and expense of the Company, cooperate with the Company’s counsel to enable the Company to attempt to obtain a protective order or other reliable assurance that confidential treatment will be accorded to the Information, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.07, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.17 or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Borrower and its obligations, (g) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers of other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Company or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.07 or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Company, which source, to the actual knowledge of the Administrative Agent, such Lender or the L/C Issuer, as the case may be, is not prohibited from disclosing such Information to such Person by a contractual, legal or fiduciary obligation to the Company, the Administrative Agent, any Lender or the L/C Issuer.
For purposes of this Section 10.07, “Information” means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Company or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section 10.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
10.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower (excluding for the avoidance of doubt any Designated Regulatory Cash) against any and all of the obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided that (i)(a) the obligations of Foreign Subsidiaries that become Designated Borrowers and of the Specified Designated Borrower are several and not joint, and (b) no Lender shall exercise any rights under this Section 10.08 with respect to any assets of any Foreign Subsidiary other than with respect to the direct obligations of such Foreign Subsidiary to the Lenders, and (ii) in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section 10.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
10.10    Counterparts; Integration. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.
10.11    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
10.12    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
10.13    Replacement of Lenders. If (a) any Lender requests compensation under Section 3.04, (b) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (c) any Lender is a Defaulting Lender, (d) any Lender (a “Non-Consenting Lender”) refuses to consent to an amendment, modification or waiver of this Agreement that, pursuant to Section 10.01 requires consent of all

Lenders or all affected Lenders and that has been approved by the Required Lenders or (e) because a Lender is not legally permitted to lend in the relevant jurisdiction, the Company is not permitted, under Section 2.14(f), to designate a Designated Borrower approved by the Required Revolving Credit Lenders and the Administrative Agent, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06 but subject to clause (d) below), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(a)    the Company shall have paid (or caused a Designated Borrower to pay) to the Administrative Agent the assignment fee specified in Section 10.06(b);
(b)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.05(c) and Section 3.05) from the assignee, or as set forth in clause (d) below, the Administrative Agent (to the extent of such outstanding principal and accrued interest and fees) or the Company or applicable Designated Borrower (in the case of all other amounts);
(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)    in the event such Lender is a Non-Consenting Lender, each assignee shall consent, at the time of such assignment, to each matter in respect of which such Lender was a Non-Consenting Lender and the Company also requires each other Lender that is a Non-Consenting Lender to assign its Loans and Commitments; provided that notwithstanding the provisions of Section 10.06, such Non-Consenting Lender shall not be required to comply with Section 10.06(b)(iv) and no Assignment and Assumption shall be required to effect such assignment and such assignment shall become effective as to any Non-Consenting Lender upon receipt by it (or the Administrative Agent who shall promptly distribute such amounts to the applicable Non-Consenting Lender) of the amounts set forth in clause (b) above for the account of such Non-Consenting Lender; and
(e)    such assignment does not conflict with applicable Laws.
A Lender shall not be required to make any such assignment or delegation if, reasonably promptly after its receipt or notice from the Company pursuant to this Section 10.13, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply, or, in the case of clause (a) or (b) above, such Lender notifies the Company that the circumstances giving rise to such Lender’s request for compensation or additional amounts shall not be used by such Lender as a basis for future requests under Section 3.01 or 3.04.
10.14    Governing Law; Jurisdiction; Etc.
(a)    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN

CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    SUBMISSION TO JURISDICTION. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK SITTING IN NEW YORK COUNTY AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE COMPANY OR ANY OTHER BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    WAIVER OF VENUE. THE COMPANY AND EACH OTHER BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION 10.14. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.15.
10.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Joint Lead Arrangers and the Lenders, are arm’s-length commercial transactions between such Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Joint Lead Arrangers and the Lenders, on the other hand, (B) such Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Joint Lead Arrangers and the Lenders, are and have been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, the Joint Lead Arrangers nor any Lender has any obligation to such Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Joint Lead Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Borrower and its Affiliates, and neither the Administrative Agent, the Joint Lead Arrangers nor any Lender has any obligation to disclose any of such interests to such Borrower or its Affiliates. To the fullest extent permitted by law, each of the Borrowers hereby waives and releases any claims that it may have against the Administrative Agent, the Joint Lead Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
10.17    Electronic Execution . This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on each of the Loan Parties to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of each of the Loan Parties enforceable against such in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent and each of the Secured Parties of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Secured Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Secured Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
10.18    USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation. Each Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation.
10.19    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).
10.20    CAM Agreement. Concurrently with any Lender becoming a party hereto, such Lender shall execute documentation reasonably satisfactory to the Administrative Agent to become party to the CAM Agreement.
10.21    Certain Representations and Confirmations.
(a)    Representation by Lenders. Each Lender party to this Agreement on the Closing Date represents and warrants that on the date hereof it is carrying on the business of providing finance, or investing or dealing in securities, in the course of operating in financial markets.
(b)    Borrower Confirmation. The Company and the Specified Designated Borrower (being at all relevant times members of the same wholly owned group) confirm that:
(i)    before this Agreement (described as being a “Syndicated Loan Facility”) was entered into, invitations for participation in the syndicated loan facility were made to at least 10 offerees (the “offerees”), each of whom, as at the date the relevant invitation was made, the Company’s relevant officers involved in the transaction on a day to day basis believed carried on the business of providing finance or investing or dealing in securities in the course of operating in financial markets, for the purposes of s128F(3A)(a)(i) of the Income Tax Assessment Act of 1936 (Commonwealth of Australia); and
(ii)    none of the offerees whose names were disclosed to the Company or the Specified Designated Borrower by BofA Securities, Inc. before the date of this Agreement were known or suspected by the Company or the Specified Designated Borrower to be an Offshore Associate of either of them or an “Associate” (within the meaning of the Income Tax Assessment Act of 1936 (Commonwealth of Australia)) of any other such offeree.
10.22    [Reserved].~~.~~
10.23    Parallel Debt.
(a)    Each Foreign Loan Party organized under the Laws of Belgium, Germany or the Netherlands, or any other applicable jurisdiction (each, a “Specified Foreign Loan Party”) hereby irrevocably and unconditionally undertakes to pay to the Administrative Agent as creditor in its own right and not as a representative of the Secured Parties (by way of an abstract acknowledgment of debt (abstraktes Schuldanerkenntnis, where applicable)) amounts equal to any amounts owing from time to time by that Specified Foreign Loan Party to each of the Secured Parties under each of the Loan Documents as and when those amounts are due for payment under the relevant Loan Document.
(b)    Each Specified Foreign Loan Party and the Administrative Agent acknowledges that the obligations of each Specified Foreign Loan Party under paragraph (a) above are several and are separate and independent from, and shall not in any way limit or affect, the corresponding obligations of that Specified Foreign Loan Party to any Secured Party under any Loan Document (its “Corresponding Debt”) nor shall the amounts for which each Specified Foreign Loan Party is liable under paragraph (a) above (its “Parallel Debt”) be limited or affected in any way by its Corresponding Debt; provided that:
(i)    the Parallel Debt of each of the Specified Foreign Loan Parties will be payable in the currency or currencies of its Corresponding Debt and will become due and payable as and when and to the extent one or more of its Corresponding Debt become due and payable;
(ii)    each Parallel Debt constitutes an undertaking, obligation and liability to the Administrative Agent which is separate and independent from, and without prejudice to, the Corresponding Debt of the relevant Specified Foreign Loan Party;
(iii)    each Parallel Debt represents the Administrative Agent’s own separate and independent claim to receive payment of the Parallel Debt from the relevant Specified Foreign Loan Party;
(iv)    the Administrative Agent shall not demand payment with regard to the Parallel Debt of each Specified Foreign Loan Party to the extent that such Loan Party’s Corresponding Debt has been irrevocably paid or (in the case of guarantee obligations) discharged;
(v)    a Secured Party shall not demand payment with regard to the Corresponding Debt of each Specified Foreign Loan Party to the extent that such Specified Foreign Loan Party’s Parallel Debt has been irrevocably paid or (in the case of guarantee obligations) discharged; and
(vi)    with respect to any Specified Foreign Loan Party organized under the Laws of Netherlands, an Event of Default in respect of the Corresponding Debt shall constitute a default (verzuim) within the meaning of section 3:248 of the Dutch Civil Code with respect to the Parallel Debt without any notice being required.
(c)    The Administrative Agent acts in its own name and not as a trustee, and its claims in respect of the Parallel Debt shall not be held on trust. The security granted under the Collateral Documents to the Administrative Agent to secure the Parallel Debt is granted to the Administrative Agent in its capacity as creditor of the Parallel Debt.
(d)    All monies received or recovered by the Administrative Agent pursuant to this Section 10.23, and all amounts received or recovered by the Administrative Agent from or by the enforcement of any security granted to secure the Parallel Debt, shall be applied in accordance with this Agreement; provided that upon irrevocable receipt by the Administrative Agent of any amount in payment of a Parallel Debt (a “Received Amount”), the Corresponding Debt of the relevant Specified Foreign Loan Party towards the Administrative Agent and the Lenders shall be reduced, if necessary pro rata in respect of the Administrative Agent and each Lender individually, by amounts totaling an amount (a “Deductible Amount”) equal to the Received Amount in the manner as if the Deductible Amount were received by the

Administrative Agent and the Lenders as a payment of the Corresponding Debt owed by the relevant Specified Foreign Loan Party on the date of receipt by the Administrative Agent of the Received Amount.
(e)    Without limiting or affecting the Administrative Agent’s rights against the Specified Foreign Loan Parties (whether under this Section 10.23 or under any other provision of the Loan Documents), each Foreign Loan Party acknowledges that:
(i)    nothing in this Section 10.23 shall impose any obligation on the Administrative Agent to advance any sum to any Loan Party or otherwise under any Loan Document, except in its capacity as a Lender; and
(ii)    for the purpose of any vote taken under any Loan Document, the Administrative Agent shall not be regarded as having any participation or commitment other than those which it has in its capacity as a Lender.
10.24    Additional Appointment. For the purposes of any Foreign Subsidiary Pledge Documents governed by Italian law, each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act, on its name and its behalf, as procuratore con rappresentanza pursuant to Article 1387 and following of the Italian civil code and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent, in acting as such, will be entitled to the benefits of Article IX hereto in all respects.
10.25    Appointment of Company. Each of the Loan Parties that is a party hereto hereby appoints the Company to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) the Company may execute such documents and provide such authorizations on behalf of such Loan Parties as the Company deems appropriate in its sole discretion and each Loan Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by the Administrative Agent, L/C Issuer or a Lender to the Company shall be deemed delivered to each Loan Party and (c) the Administrative Agent, L/C Issuer or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Company on behalf of each of the Loan Parties.
10.26    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and:

(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
10.27    ERISA.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84¬14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
10.28    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
10.29    Effectiveness of Amendment and Restatement. On and after the Closing Date, all obligations of the Loan Parties under the Existing Credit Agreement shall continue in full force and effect as obligations of the Loan Parties hereunder and the provisions of the Existing Credit Agreement shall be superseded by the provisions hereof except for provisions under the Existing

Credit Agreement that expressly survive the termination thereof. The parties hereto acknowledge and agree that (a) the amendment and restatement of the Existing Credit Agreement pursuant to this Agreement and all other Loan Documents executed and delivered in connection herewith shall not constitute a novation of the Existing Credit Agreement and the other Loan Documents as in effect prior to the Closing Date and (b) all references in the other Loan Documents to the Existing Credit Agreement shall be deemed to refer without further amendment to this Agreement.
[Signature Pages Intentionally Omitted]

Exhibit B
Amended Security Agreement
(Not included pursuant to Regulation S-K Item 601(a)(5))